FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-201743-02

Morgan Stanley Bank of America Merrill Lynch Trust 2015-C25
Free Writing Prospectus
Structural and Collateral Term Sheet

$1,179,418,010
(Approximate Total Mortgage Pool Balance)
$1,080,642,000
(Approximate Offered Certificates)
Banc of America Merrill Lynch Commercial Mortgage Inc.
as Depositor
Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC
CIBC Inc.
Starwood Mortgage Funding III LLC
as Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates
Series 2015-C25
September 28, 2015

BofA MERRILL LYNCH	MORGAN STANLEY

Co-Lead Bookrunning Manager CIBC World Markets	Co-Lead Bookrunning Manager Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS
The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-201743) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-800-294-1322 or by email to dg.Prospectus_Requests@baml.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Free Writing Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Free Writing Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Free Writing Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Free Writing Prospectus and the Prospectus attached thereto as Exhibit A. The information contained herein will be more fully described in the Free Writing Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Free Writing Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS
Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES
THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$34,000,000	30.000%	(4)	2.88	1-57	13.5%	46.3%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	$28,700,000	30.000%	(4)	4.85	57-59	13.5%	46.3%
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$93,700,000	30.000%	(4)	7.31	59-116	13.5%	46.3%
Class A-3	AAAsf/AAA(sf)/Aaa(sf)	$115,000,000	30.000%	(4)	8.25	99-99	13.5%	46.3%
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	$230,000,000	30.000%	(4)	9.77	116-118	13.5%	46.3%
Class A-5	AAAsf/AAA(sf)/Aaa(sf)	$324,193,000	30.000%	(4)	9.83	118-118	13.5%	46.3%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$825,593,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/AAA(sf)/NR	$135,633,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class X-D	BBB-sf/BBB-(sf)/NR	$63,394,000(8)	N/A	Variable IO(9)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$45,702,000	26.125%	(4)	9.84	118-119	12.8%	48.9%
Class B	AA-sf/AA-(sf)/NR	$89,931,000	18.500%	(4)	9.92	119-119	11.6%	54.0%
Class C	A-sf/A-(sf)/NR	$56,022,000	13.750%	(4)	9.92	119-119	11.0%	57.1%
Class D	BBB-sf/BBB-(sf)/NR	$63,394,000	8.375%	(4)	9.92	119-119	10.3%	60.7%

Privately Offered Certificates(10)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Principal Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(5)	Principal Window (Months)(5)	Certificate Principal UW NOI Debt Yield(6)	Certificate Principal to Value Ratio(7)
Class E	BB-sf/BB-(sf)/NR	$29,485,000	5.875%	(4)	9.92	119-119	10.1%	62.3%
Class F	B-sf/B-(sf)/NR	$13,269,000	4.750%	(4)	9.92	119-119	9.9%	63.1%
Class G	NR/NR/NR	$56,022,010	0.000%	(4)	10.43	119-179	9.5%	66.2%
_______________________
(1)	Ratings shown are those of Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc. Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates Do Not Represent Any Assessment of the Yield to Maturity That a Certificateholder May Experience and Such Ratings May Be Reviewed, Revised, Suspended, Downgraded, Qualified or Withdrawn By the Applicable Rating Agency” and “Ratings” in the other free writing prospectus, which is expected to be dated the date hereof (the “Free Writing Prospectus”), to which the prospectus dated September 14, 2015 (the “Prospectus”) is attached as Exhibit A. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Free Writing Prospectus.
(2)	The certificate principal balances and notional amounts are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within the same maximum permitted variance. Any reduction or increase in the aggregate principal balance of mortgage loans within these parameters will result in changes to the initial certificate principal balance or notional amount of each class of certificates shown in the table above and to the other statistical data contained herein and in the Free Writing Prospectus. In addition, the notional amounts of the Class X-A, Class X-B and Class X-D Certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B or Class X-D Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.
(3)	The percentages indicated under the column “Approximate Initial Credit Support” with respect to the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates represent the approximate credit support for the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates in the aggregate.
(4)	The Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4, Class A-5, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) or (iii) a rate equal to the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, which percentage may be zero.
(5)	The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The expected weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no defaults or subsequent losses on the mortgage loans; (ii) no extensions of maturity dates of the mortgage loans; (iii) payment in full on the stated maturity date or, in the case of any mortgage loan having an anticipated repayment date, on the anticipated repayment date; and (iv) no prepayments of the mortgage loans prior to maturity or, in the case of a mortgage loan having an anticipated repayment date, prior to such anticipated repayment date. See the structuring assumptions set forth under “Yield, Prepayment and Maturity Considerations—Weighted Average Life” in the Free Writing Prospectus.
(6)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of all the principal balance certificates, and the denominator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(7)	Certificate Principal to Value Ratio for any class of principal balance certificates is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial principal balance of the subject class of principal balance certificates and all other classes of principal balance certificates that are senior to such class, and the denominator of which is the total initial principal balance of all the principal balance certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class.
(8)	The Class X-A, Class X-B and Class X-D Certificates (collectively, the “Class X Certificates”) will not have certificate principal balances and will not be entitled to receive distributions of principal. Interest will accrue on the Class X-A, Class X-B and Class X-D Certificates at their respective pass-through rates based upon their respective notional amounts. The notional amount of the Class X-A Certificates will equal the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates outstanding from time to time. The notional amount of the Class X-B Certificates will equal the aggregate certificate
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

principal balance of the Class A-S and Class B Certificates outstanding from time to time. The notional amount of the Class X-D Certificates will equal the certificate principal balance of the Class D Certificates outstanding from time to time.
(9)	The pass-through rate on the Class X-A Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-SB, Class A-3, Class A-4 and Class A-5 Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-B Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-S and Class B Certificates as described in the Free Writing Prospectus. The pass-through rate on the Class X-D Certificates will generally be equal to the excess, if any, of (a) the weighted average of the net interest rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates as described in the Free Writing Prospectus.
(10)	Not offered pursuant to the Prospectus, the Free Writing Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R Certificates, which do not have a certificate principal balance, notional amount, pass-through rate, rating or rated final distribution date, and which are not shown in the chart. The Class V Certificates represent a beneficial ownership interest held through the grantor trust in certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R Certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, including the separate real estate mortgage investment conduits related to the Herald Center mortgage loan, as further described in the Free Writing Prospectus.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

Issue Characteristics
Offered Certificates:
$1,080,642,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of ten principal balance classes (Class A‑1, Class A‑2, Class A‑SB, Class A‑3, Class A‑4, Class A‑5, Class A-S, Class B, Class C and Class D) and three interest-only classes (Class X-A, Class X-B and Class X-D)

Co-Lead Bookrunning Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC
Co-Managers:	CIBC World Markets Corp. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, CIBC Inc. and Starwood Mortgage Funding III LLC
Rating Agencies:	Fitch Ratings Inc., Kroll Bond Rating Agency, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator/ Certificate Registrar/Custodian:	U.S. Bank National Association
Trustee:	U.S. Bank National Association
Trust Advisor:	Pentalpha Surveillance LLC
Initial Controlling Class Representative:	Eightfold Real Estate Capital Fund IV, L.P. or an affiliate thereof
Cut-off Date:
October 1, 2015. For purposes of the information contained in this term sheet (this “Term Sheet”), scheduled payments due in October 2015 with respect to mortgage loans not having payment dates on the first day of each month have been deemed received on October 1, 2015, not the actual day on which such scheduled payments were due.

Expected Pricing Date:	Week of October 4, 2015
Expected Closing Date:	Week of October 11, 2015
Determination Dates:	The 11th calendar day of each month (if the 11th calendar day is not a business day, the next succeeding business day), commencing in November 2015.
Distribution Dates:	The 4th business day following the Determination Date in each month, commencing in November 2015
Rated Final Distribution Date:	The Distribution Date in October 2048.
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A, Class X-B and Class X-D Certificates); $100,000 for the Class X-A, Class X-B and Class X-D Certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:
The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Free Writing Prospectus.

Bloomberg Ticker:	MSBAM 2015-C25 <MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS AND THE “RISK FACTORS” SECTION OF THE PROSPECTUS.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

Structural Overview
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:
On each distribution date, certificateholders will be entitled to receive distributions of interest and principal from funds received with respect to the mortgage loans and available for distribution. Funds available for distribution on the certificates will be net of excess interest, excess liquidation proceeds and specified trust expenses, including, without limitation, all advance reimbursements (with interest) and all servicing fees and expenses, certificate administrator fees (including trustee fees and custodian fees) and expenses, special servicer compensation, trust advisor fees (together with certain trust advisor consulting fees), CREFC® license fees and expenses as set forth below. Distributions to certificateholders on each distribution date out of payments (or advances in lieu thereof) and other collections on the mortgage loans will be in an amount equal to each class’s interest and principal entitlement, subject to:
(i) payment of the respective interest entitlement for any other class of certificates bearing an earlier alphanumeric designation (except in respect of the distribution of interest among the Class A‑1, Class A‑2, Class A‑SB, Class A‑3, Class A‑4, Class A‑5, Class X-A, Class X-B and Class X-D Certificates, which will have the same senior priority and be distributed pro rata);
(ii) if applicable, payment of the respective principal entitlement for the distribution date to the outstanding classes of principal balance certificates, first, to the Class A‑SB Certificates, until the principal balance of such class has been reduced to the planned principal balance for the related distribution date set forth on APPENDIX VII to the Free Writing Prospectus, then, to the Class A‑1, Class A‑2, Class A‑3, Class A‑4, Class A‑5 and Class A‑SB Certificates, in that order (or pro rata among such classes if the principal balance of all other classes of certificates has been reduced to zero as a result of the allocation of mortgage loan losses or trust advisor expenses to such other classes, or if the aggregate appraisal reduction equals or exceeds the aggregate principal balance of the Class A‑S through Class G Certificates), until the principal balance of each such class has been reduced to zero, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class G Certificates, in that order, until the principal balance of each such class has been reduced to zero; and
(iii) the allocation of trust advisor expenses, (a) first, to reduce payments of interest on the Class D, Class C and Class B Certificates, in that order, (b) second, to reduce payments of principal on the Class D, Class C, Class B and Class A-S Certificates, in that order, and (c) third, to reduce payments of principal on the Class A‑1, Class A‑2, Class A‑SB, Class A‑3, Class A‑4 and Class A‑5 Certificates on a pro rata basis.
No trust advisor expenses (which do not include the trust advisor fee) will be allocated to or otherwise borne by the Control Eligible Certificates. As a result, none of the classes of such certificates will provide protection to the more senior classes of certificates for the purposes of allocating losses based on trust advisor expenses.

Interest and Principal Entitlements:
Interest distributable on any class of certificates (other than the Class V and Class R Certificates) on any distribution date, with various adjustments described under “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, represents all unpaid interest accrued with respect to that class of certificates through the end of the interest accrual period that corresponds to that distribution date. Interest accrues with respect to each such interest-bearing certificate during each interest accrual period at the applicable pass-through rate for, and on the principal balance or notional amount, as applicable, of that certificate outstanding immediately prior to, the distribution date that corresponds to that interest accrual period. However, as described in “Description of the Offered Certificates—Distributions” in the Free Writing Prospectus, there are circumstances relating to the timing of prepayments in which the interest entitlement with respect to any certificate for a distribution date could be less than one full month’s interest at the pass-through rate on the certificate’s principal balance or notional amount. In addition, certain specified trust fund expenses, the right of the master servicer, the special servicer and the trustee to reimbursement for payment of advances (with interest thereon), and the rights of such parties and of the certificate administrator, the custodian and, subject to certain limitations, the trust advisor to the payments of compensation and reimbursement of certain costs and expenses will be prior to a certificateholder’s right to receive distributions of principal or interest. In addition, the right of the trust advisor to receive reimbursement of trust advisor expenses will be prior to the right of the holders of the Class B, Class C and Class D to receive payments of interest, and to the right of the holders of the Class A‑1, Class A‑2, Class A-SB, Class A‑3, Class A‑4, Class A‑5, Class A‑S, Class B, Class C and Class D Certificates to receive payments of principal.
The amount of principal available to be distributed on the classes entitled to principal on a particular distribution date will, in general, be equal to the sum of: (i) the principal portion of all scheduled payments, other than balloon payments, to the extent received during the related collection period or advanced by the master servicer or other party (in accordance with the pooling and servicing agreement) in respect of such distribution date; (ii) all principal prepayments and the principal portion of balloon payments received during the related collection period; (iii) the principal portion of other collections on the mortgage loans received during the related collection period, for example liquidation proceeds, condemnation proceeds, insurance proceeds and income on other “real estate owned” (“REO”); and (iv) the principal portion of proceeds of mortgage loan repurchases received during the related collection period; subject to certain adjustments described in the Free Writing Prospectus relating to the payment or reimbursement of nonrecoverable advances, workout-delayed reimbursement amounts and trust advisor expenses, and exclusive of any late collections of principal received during the related collection period for which there is an outstanding advance. The Class V, Class R, Class X-A, Class X-B and Class X-D Certificates will not be entitled to principal distributions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

Special Servicer Compensation:
The special servicer is entitled to a special servicing fee payable from general collections on the mortgage loans (other than any non-serviced mortgage loan) and any related serviced B note or serviced companion loan. The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each mortgage loan (other than any non-serviced mortgage loan) that is a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be 0.25% per annum. Any primary servicing fee or sub-servicing fee will be paid by the special servicer out of the fees described above. The special servicer is also entitled to additional fees and amounts, including, without limitation, income on the amounts held in certain permitted investments. The special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% of liquidation proceeds in respect of a specially serviced mortgage loan (and any related serviced B note or serviced companion loan) or related REO property and (ii) workout fees generally equal to 1.0% of interest and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced B note or serviced companion loan), subject to a cap with respect to each such fee of $1,000,000 with respect to any mortgage loan, loan pair, A/B whole loan or related REO property and subject to certain adjustments and exceptions as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Special Servicer—Special Servicer Compensation.”
With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Free Writing Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:
On any distribution date, prepayment premiums or yield maintenance charges collected in respect of each mortgage loan during the related collection period will be distributed by the certificate administrator on the classes of certificates as follows: to each class of principal balance certificates (other than the Class E, Class F and Class G Certificates) then entitled to distributions of principal on such distribution date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to that class on that distribution date, and the denominator of which is the total amount distributed as principal to all classes of principal balance certificates on that distribution date, (b) the Base Interest Fraction for the related principal prepayment and that class and (c) the amount of the prepayment premium or yield maintenance charge collected in respect of such principal prepayment during the one month period ending on the related determination date. Any prepayment premiums or yield maintenance charges relating to the mortgage loans collected during the related collection period and remaining after those distributions described above (as to the applicable distribution date, the “Class X YM Distribution Amount”) will be distributed to the holders of the Class X Certificates, as follows: first, to the holders of the Class X-A Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to all classes of principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; second, to the holders of the Class X-B Certificates in an amount equal to the product of (a) a fraction, the numerator of which is the total amount of principal distributed on the applicable distribution date with respect to the class(es) of certificates whose certificate principal balances comprise the notional amount of such class of Class X Certificates, and the denominator of which is the total amount of principal distributed on the applicable distribution date with respect to the principal balance certificates, multiplied by (b) the Class X YM Distribution Amount for the applicable distribution date; and third, to the holders of the Class X-D Certificates in an amount equal to the portion of the Class X YM Distribution Amount remaining after the distributions to the holders of the Class X-A and Class X-B Certificates. No prepayment premiums or yield maintenance charges will be distributed to holders of the Class E, Class F, Class G, Class V or Class R Certificates.
The “Base Interest Fraction,” with respect to any principal prepayment of any mortgage loan that provides for payment of a prepayment premium or yield maintenance charge, and with respect to any class of principal balance certificates (other than the Class E, Class F and Class G Certificates), is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class of certificates and (ii) the applicable discount rate and (B) whose denominator is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided that under no circumstances will the Base Interest Fraction be greater than one. If the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, then the Base Interest Fraction will equal zero; provided that if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan, but is less than the pass-through rate on the subject class of certificates, then the Base Interest Fraction shall be equal to 1.0.
Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

Collateral Support Deficits:
On each distribution date, immediately following the distributions made to the certificateholders on that date, the certificate administrator will be required to calculate the amount, if any, by which (1) the aggregate stated principal balance of pool of the mortgage loans, including any mortgage loans as to which the related mortgaged properties have become REO properties, expected to be outstanding immediately following that distribution date, is less than (2) the aggregate principal balance of the principal balance certificates after giving effect to distributions of principal on that distribution date and the allocation of any excess trust advisor expenses to reduce the principal balances of the principal balance certificates that are not Control Eligible Certificates on that distribution date (any such deficit, a “Collateral Support Deficit”).
On each distribution date, the certificate administrator will be required to allocate any Collateral Support Deficit to the respective classes of principal balance certificates in the following order: to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case in reduction of and until the remaining principal balance of that class of certificates has been reduced to zero. Following the reduction of the principal balances of all such classes of certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit to the Class A‑1, Class A‑2, Class A‑SB, Class A‑3, Class A‑4 and Class A‑5 Certificates, pro rata (based upon their respective principal balances), until the remaining principal balances of those classes of certificates have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated to the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

A/B Whole Loans and Loan Pairs:
The mortgaged property identified on APPENDIX I to the Free Writing Prospectus as Herald Center secures (i) a mortgage loan (the “Herald Center mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $115,000,000, representing approximately 9.8% of the initial pool balance, and (ii) two pari passu promissory notes that are not part of the mortgage pool (collectively referred to as the “Herald Center serviced companion loan” and a “serviced companion loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000. The Herald Center serviced companion loan is expected to be held by Morgan Stanley Mortgage Capital Holdings LLC or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Herald Center mortgage loan and the Herald Center serviced companion loan are collectively referred to as the “Herald Center loan pair” and a “loan pair” and are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the Herald Center mortgage loan, any holder of the Herald Center serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the Herald Center loan pair.
The mortgaged property identified on APPENDIX I to the Free Writing Prospectus as 261 Fifth Avenue secures (i) a mortgage loan (the “261 Fifth Avenue mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $110,000,000, representing approximately 9.3% of the initial pool balance, and (ii) one pari passu promissory note that is not part of the mortgage pool (referred to as the “261 Fifth Avenue serviced companion loan” and a “serviced companion loan”), with an outstanding principal balance as of the Cut-off Date of $70,000,000. The 261 Fifth Avenue serviced companion loan is currently held by the BACM 2015-UBS7 securitization trust. The 261 Fifth Avenue mortgage loan and the 261 Fifth Avenue serviced companion loan are collectively referred to as the “261 Fifth Avenue loan pair” and a “loan pair” and are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction. With respect to the 261 Fifth Avenue mortgage loan, any holder of the 261 Fifth Avenue serviced companion loan will have certain consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters related to the 261 Fifth Avenue loan pair.
There are no other “loan pairs,” and there are no “A/B whole loans,” related to the issuing entity. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” in the Free Writing Prospectus.
With respect to any mortgage loan that is part of a loan pair, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu serviced companion loan.

Non-Serviced Loan Combinations:
The mortgaged property identified on APPENDIX I to the Free Writing Prospectus as Roosevelt New Orleans Waldorf Astoria secures on a pari passu basis (i) a mortgage loan (the “Roosevelt New Orleans Waldorf Astoria mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $82,301,306, representing approximately 7.0% of the initial pool balance, and (ii) a pari passu promissory note that had an outstanding principal balance as of the Cut-off Date of $82,301,306 ( the “Roosevelt New Orleans Waldorf Astoria non-serviced companion loan” and a “non-serviced companion loan”) that is not part of the mortgage pool. The pari passu promissory note evidencing the Roosevelt New Orleans Waldorf Astoria non-serviced companion loan is currently held by the JPMBB 2015-C31 securitization trust. The Roosevelt New Orleans Waldorf Astoria mortgage loan and the Roosevelt New Orleans Waldorf Astoria non-serviced companion loan together constitute the “Roosevelt New Orleans Waldorf Astoria non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for the JPMBB 2015‑C31 securitization. The holder of the Roosevelt New Orleans Waldorf Astoria non-serviced companion loan (or its representative) will be entitled to direct the servicing of the Roosevelt New Orleans Waldorf Astoria non-serviced loan combination and will have the right to replace the special servicer with respect to the Roosevelt New Orleans Waldorf Astoria non-serviced loan combination with or without cause at any time.
The portfolio of mortgaged properties identified on APPENDIX I to the Free Writing Prospectus as Coastal Equities Retail Portfolio secures on a pari passu basis (i) a mortgage loan (the “Coastal Equities Retail Portfolio mortgage loan”) with an outstanding principal balance as of the Cut-off Date of $60,000,000, representing approximately 5.3% of the initial pool balance, and (ii) six pari passu promissory notes that had an aggregate outstanding principal balance as of the Cut-off Date of $109,000,000 (collectively, the “Coastal Equities Retail Portfolio non-serviced companion loan” and a “non-serviced companion loan”) that are not part of the mortgage pool. Four of the pari passu promissory notes comprising such non-serviced companion loan

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

are expected to be held by the MSBAM 2015-C24 securitization trust, and the two other such pari passu promissory note are currently held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date and may be contributed to one or more future securitization transactions or may be otherwise transferred at any time. The Coastal Equities Retail Portfolio mortgage loan and the Coastal Equities Retail Portfolio non-serviced companion loan together constitute the “Coastal Equities Retail Portfolio non-serviced loan combination” and a “non-serviced loan combination,” are pari passu in right of payment and will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for the MSBAM 2015-C24 securitization. The holder of the portion of the Coastal Equities Retail Portfolio non-serviced companion loan contributed to the MSBAM 2015-C24 securitization trust (or its representative) will be entitled to direct the servicing of the Coastal Equities Retail Portfolio non-serviced loan combination and will have the right to replace the special servicer with respect to the Coastal Equities Retail Portfolio non-serviced loan combination with or without cause at any time.
No mortgage loans, other than the Roosevelt New Orleans Waldorf Astoria mortgage loan and the Coastal Equities Retail Portfolio mortgage loan, will have a non-serviced companion loan associated with them, and all of the mortgage loans, other than the Roosevelt New Orleans Waldorf Astoria mortgage loan and the Coastal Equities Retail Portfolio mortgage loan, are being serviced under the pooling and servicing agreement for this transaction. Accordingly, other than the Roosevelt New Orleans Waldorf Astoria non-serviced loan combination and the Coastal Equities Retail Portfolio non-serviced loan combination, there are no other “non-serviced loan combinations” with respect to the issuing entity. See “Description of the Mortgage Pool——The Non-Serviced Loan Combinations” in the Free Writing Prospectus.
With respect to any mortgage loan that is part of a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations herein include the related pari passu non-serviced companion loan.

Appraisal Reductions:
The occurrence of certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) (“Appraisal Events”) will require the special servicer to obtain a new appraisal or other valuation of the related mortgaged property. In general, if the principal amount of a mortgage loan plus all other amounts due under the mortgage loan and interest on advances made with respect to the mortgage loan exceeds 90% of the value of the mortgaged property determined by an appraisal or other valuation, an appraisal reduction may be created in the amount of the excess as described in the Free Writing Prospectus.
Any appraisal reduction in respect of any non-serviced mortgage loan generally will be calculated in accordance with the related non-serviced mortgage loan pooling and servicing agreement, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.
Notwithstanding the foregoing, if an appraisal is required to be obtained in accordance with the applicable pooling and servicing agreement (including with respect to any non-serviced mortgage loan) but is not obtained within 120 days following the applicable Appraisal Event (or, with respect to a non-serviced mortgage loan, 120 days following notice of the applicable appraisal event under the related pooling and servicing agreement), then, until such appraisal is obtained and solely for purposes of determining the amounts of P&I advances, the appraisal reduction will equal 25% of the stated principal balance of the related mortgage loan; provided that, upon receipt of an appraisal, the appraisal reduction for such mortgage loan will be recalculated generally in accordance with the preceding paragraphs.
If any mortgage loan is part of an A/B whole loan, a loan pair or a non-serviced loan combination, any appraisal reduction will be calculated in respect of such A/B whole loan, loan pair or non-serviced loan combination taken as a whole. With respect to an A/B whole loan, any such appraisal reduction will be allocated first to the related serviced B note and then to the related A note. With respect to a loan pair or non-serviced loan combination, any such appraisal reduction will be allocated between the mortgage loan and the related serviced companion loan or non-serviced companion loan, respectively, on a pro rata basis by unpaid principal balance.
If an appraisal reduction exists for, or is allocable to, any mortgage loan, the interest portion of the amount required to be advanced on that mortgage loan will be reduced in the same proportion that the appraisal reduction bears to the stated principal balance of that mortgage loan. This will reduce the funds available to pay interest on the certificates then outstanding.
For a discussion of how appraisal reductions are calculated and allocated, see “Description of the Offered Certificates—Appraisal Reductions” in the Free Writing Prospectus.

Control Rights:
During any Subordinate Control Period, the controlling class representative will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Subordinate Control Period” means any period when the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) is at least 25% of the initial aggregate principal balance of that class.
During any Collective Consultation Period, the controlling class representative will not have any consent rights, but the controlling class representative and the trust advisor will each have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E Certificates (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class), is less than 25% of the initial aggregate principal balance of the Class E Certificates and (ii) the aggregate principal balance of that class (without regard to any appraisal reductions allocable to such class), is at least 25% of the initial aggregate principal balance of that class.
During any Senior Consultation Period, the controlling class representative will not have any consent or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the trust advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Senior Consultation Period” means a period when the aggregate principal balance of the Class E Certificates (without regard to any appraisal reductions allocable to such class) is less than 25% of the initial aggregate principal balance of that class. With respect to any excluded mortgage loan, a Senior Consultation Period will be deemed to exist.
Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan, loan pair or non-serviced loan combination, the controlling class representative’s consent and/or consultation rights with respect thereto may be limited as described in the Free Writing Prospectus.
In particular, with respect to each non-serviced loan combination, the controlling class representative will only have certain consultation rights with respect to certain major decisions and other matters related to such non-serviced loan combination and only during a Subordinate Control Period and a Collective Consultation Period. See “Servicing of the Mortgage Loans—The Controlling Class Representative” in the Free Writing Prospectus.

A/B Whole Loan, Loan Pair and Non-Serviced Loan Combination Control and Consultation Rights:
The existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period will not limit any control and/or consultation rights of the holder of any related B note or companion loan. In particular, with respect to each of the Herald Center loan pair and the 261 Fifth Avenue loan pair, the holder of the related serviced companion loan will have non-binding consultation rights with respect to major decisions and other matters related to such loan pair.
In addition, with respect to each non-serviced loan combination, the related controlling holder will have certain consent and consultation rights with respect to such non-serviced loan combination under the related other servicing agreement and will have the right to replace the special servicer under such other servicing agreement with respect to such non-serviced loan combination.
See “Risk Factors—Risks Related to the Offered Certificates—Realization on a Mortgage Loan That Is Part of an A/B Whole Loan or Loan Pair May Be Adversely Affected by the Rights of the Related Directing Holder” and “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Control Eligible Certificates:	The “Control Eligible Certificates” will be the Class E, Class F and Class G Certificates.
Controlling Class Representative/ Controlling Class:
The controlling class representative will be the representative appointed by more than 50% of the Controlling Class (by principal balance); provided that there will be deemed to be no controlling class representative with respect to any excluded mortgage loan, as described below. The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class; provided that if no class of Control Eligible Certificates has an aggregate principal balance (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) at least equal to 25% of the initial aggregate principal balance of such class, then the Controlling Class will be the most senior class of Control Eligible Certificates. A summary of the consent and consultation rights of the controlling class representative, and the limitations thereon, is set forth above under “Control Rights.” The Controlling Class on the closing date will be the Class G Certificates.
The initial controlling class representative is expected to be Eightfold Real Estate Capital Fund IV, L.P. or an affiliate thereof.
There will be no controlling class representative for any mortgage loan, A/B whole loan or loan pair with respect to which the controlling class representative, or any holder of more than 50% of the controlling class, is a borrower party (any such mortgage loan, an “excluded mortgage loan”).
In addition, if any mortgage loan becomes an “excluded controlling class mortgage loan” (i.e., a mortgage loan, A/B whole loan or loan pair with respect to which the controlling class representative or any controlling class certificateholder, as applicable, is a borrower party), the controlling class representative or any controlling class certificateholder that is a borrower party (each such party, an “excluded controlling class holder”) will not be entitled to have access to any related “excluded information”, including any asset status reports, final asset status reports or any summaries related thereto (and any other information identified in the pooling and servicing agreement), related to such excluded controlling class mortgage loan (other than such information related to such excluded controlling class mortgage loan(s) that is aggregated with information of other mortgage loans at a pool level).  Although the pooling and servicing agreement will require (i) each excluded controlling class holder to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and that it agrees not to access and review) any related excluded information and (ii) the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder to certify and agree that they will not share any such excluded information with any excluded controlling class holder, (a) we cannot assure you that such excluded controlling class holders will not access, obtain, review and/or use, or the controlling class representative or any controlling class certificateholder that is not an excluded controlling class holder will not share with such excluded controlling class holder, such related excluded information in a manner that adversely impacts your certificates and (b) none of the master servicer, special servicer, trustee, the certificate administrator, the certificate registrar or any other agent will have any responsibility or liability as a result of such excluded controlling class holder obtaining access or otherwise reviewing such excluded information.
As used herein, “borrower party” means (a) a borrower, a mortgagor, a property manager or a foreclosing mezzanine lender, (b) any other person controlling or controlled by or under common control with such borrower, mortgagor, property manager or foreclosing mezzanine lender, as applicable, and (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, property manager or foreclosing mezzanine lender, as applicable.  For purposes of this definition, “foreclosing

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

mezzanine lender” means a mezzanine lender that has accelerated the related mezzanine loan (unless (a) acceleration was automatic under such mezzanine loan, (b) the event directly giving rise to the automatic acceleration under such mezzanine loan was not initiated by such owner or an affiliate of such owner and (c) such owner is stayed from exercising and has not commenced the exercise of remedites associated with foreclosure of the equity collateral under such mezzanine loan) or commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.  For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Appraised-Out Class:
Any class of Control Eligible Certificates, the aggregate principal balance of which (taking into account the application of any appraisal reductions to notionally reduce the aggregate principal balance of such class) has been reduced to less than 25% of its initial aggregate principal balance, is referred to as an “Appraised-Out Class.”

Appraisal Remedy:
The holders of the majority (by principal balance) of an Appraised-Out Class will have the right, at their sole expense, to present to the special servicer a second appraisal for any mortgage loan (other than with respect to any non-serviced mortgage loan) for which an Appraisal Event has occurred prepared by an MAI appraiser on an “as-is” basis acceptable to the special servicer in accordance with the Servicing Standard. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable appraisal reduction is warranted and, if so warranted, will be required to recalculate such appraisal reduction based upon such second appraisal. If required by any such recalculation, any applicable Appraised-Out Class will have its related principal balance notionally restored to the extent required by such recalculation of the appraisal reduction, and there will be a redetermination of whether a Subordinate Control Period, a Collective Consultation Period or a Senior Consultation Period is then in effect. However, until an Appraised-Out Class is restored as the Controlling Class, the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class (or, if all classes of Control Eligible Certificates are Appraised-Out Classes, the most senior class of Control Eligible Certificates), if any, will be the Controlling Class. The right of any Appraised-Out Class to present a second appraisal of any mortgage loan for which an Appraisal Event has occurred is limited to one appraisal with respect to each mortgaged property relating to the affected mortgage loan, subject to certain exceptions regarding a material change in circumstance. No certificateholders of an Appraised-Out Class will have appraisal remedies in respect of a non-serviced mortgage loan under the pooling and servicing agreement for this transaction.
Each of the JPMBB 2015-C31 and MSBAM 2015-C25 pooling and servicing agreements has provisions similar to those in the prior paragraph as they relate to the applicable controlling class of certificates under the related securitization and appraisal remedies.

Sale of Defaulted Loans:
Defaulted serviced mortgage loans will be sold in a process similar to the sale process for REO property, as described under “Servicing of the Mortgage Loans—Sale of Defaulted Mortgage Loans and REO Properties” in the Free Writing Prospectus. There will be no “fair market value purchase option,” and the controlling class representative will have no right of first refusal with respect to the sale of defaulted loans. Non-serviced mortgage loans that become defaulted loans may be sold pursuant to a similar process under the related pooling and servicing agreement governing the servicing thereof.
In addition, with respect to each of the Herald Center mortgage loan, the 261 Fifth Avenue mortgage loan, the Roosevelt New Orleans Waldorf Astoria mortgage loan and the Coastal Equities Retail Portfolio mortgage loan, if any such mortgage loan becomes a defaulted mortgage loan and the applicable special servicer determines to sell such mortgage loan or some or all of the related pari passu companion loan, such special servicer will be required to sell such mortgage loan together with the related pari passu companion loan as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the applicable pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Appointment and Termination of Special Servicer:
The controlling class representative will appoint the initial special servicer (but not with respect to any non-serviced mortgage loan). At any time during the Subordinate Control Period, the special servicer (other than with respect to any non-serviced mortgage loan) may be replaced by the controlling class representative. During any Collective Consultation Period and any Senior Consultation Period, the special servicer (other than with respect to any non-serviced mortgage loan) will be subject to termination without cause if certificateholders evidencing not less than 25% of voting rights of the certificates request a vote of certificateholders to replace the special servicer. The certificate administrator would present the proposal to all certificateholders, and replacement would be conditioned on receipt, within 180 days thereafter, of approval of the termination from holders of 75% of the voting rights of the certificates. The holders initiating such vote will be responsible for the fees and expenses of the issuing entity in connection with the replacement.
During any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer with respect to the applicable mortgage loan or mortgage loans. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of a majority of the voting rights of the principal balance certificates.
Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of an A/B whole loan or a loan pair, the special servicer will not be subject to termination as described in the preceding paragraphs with respect to such A/B whole loan or loan pair so long as any related B note or companion loan holder has the right to replace the special servicer under the related intercreditor agreement. In addition, subject to the terms of any related intercreditor agreement (including the rights of an related directing holder thereunder), with respect to any non-serviced loan combination, the related special servicer under the related other pooling and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

servicing agreement pursuant to which such non-serviced loan combination is being serviced may be replaced on terms set forth in such other pooling and servicing agreement that are substantially similar to those described in the preceding paragraphs above for the special servicer under the pooling and servicing agreement for this transaction (unless the holder of a related B note or companion loan has the right to replace such special servicer pursuant to the related intercreditor agreement).
See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs” and “—The Non-Serviced Loan Combinations” in the Free Writing Prospectus.

Servicing Standard:
Each of the master servicer and the special servicer is obligated to service and administer the mortgage loans (and, if applicable, the related serviced B notes and serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Free Writing Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of the related companion loan or applicable portion thereof.

Excluded Special Servicer:
If the special servicer obtains knowledge that it has become a borrower party with respect to any mortgage loan (referred to herein as an “excluded special servicer mortgage loan”), then the special servicer will be required to resign at its own cost with respect to such mortgage loan. The controlling class representative (during any Subordinate Control Period) will be entitled to appoint a separate special servicer that is not a borrower party (referred to herein as an “excluded special servicer”) with respect to such excluded special servicer mortgage loan unless such excluded special servicer mortgage loan is also an excluded mortgage loan, in which case the largest controlling class certificateholder (by certificate principal balance) that is not an excluded controlling class holder will be entitled to appoint the excluded special servicer. During any Collective Consultation Period the largest controlling class certificateholder (by certificate principal balance) that is not an excluded controlling class holder will be entitled to appoint the excluded special servicer. During any Senior Consultation Period, or if each controlling class certificateholder is an excluded controlling class holder, certificateholders holding more than 50% of the voting rights (provided 20% or more exercise their right to vote) will be entitled to appoint the excluded special servicer; provided, that if such certificateholders do not appoint the excluded special servicer within thirty (30) days of the special servicer’s notice of resignation, such resigning special servicer will, at the expense of the issuing entity, use reasonable efforts to appoint the excluded special servicer and if a successor excluded special servicer is not appointed within sixty (60) days of the special servicer’s notice of resignation then a petition will be made to any court of competent jurisdiction for the appointment of a successor excluded special servicer. Any excluded special servicer will be required to perform all of the obligations of the special servicer and will be entitled to all special servicing compensation with respect to such excluded special servicer mortgage loan earned during such time as the related mortgage loan is an excluded special servicer mortgage loan (provided that that special servicer will remain entitled to all other special servicing compensation with respect all loans which are not excluded special servicer mortgage loans).
With respect to any excluded special servicer mortgage loan (that is also not an excluded mortgage loan) the controlling class representative (during any Subordinate Control Period) will be entitled to appoint and replace the excluded special servicer with respect thereto.  During a Collective Consultation Period or Senior Consultation Period (including a deemed Senior Consultation Period with respect to any excluded mortgage loan), the excluded special servicer may be replaced in the manner described above under “—Appointment and Termination of Special Servicer” with respect to the special servicer.
References herein to the “special servicer” mean individually or collectively, as the context may require, Midland Loan Services, a Division of PNC Bank, National Association as special servicer with respect to all mortgage loans other than any excluded special servicer mortgage loans and any non-serviced mortgage loans, and any excluded special servicer, as special servicer with respect to any related excluded special servicer mortgage loans.  Unless specifically stated otherwise, any rights, conditions or obligations of or applicable to the “special servicer” described herein (including with respect to qualification under the pooling and servicing agreement, compensation and resignation) apply to both Midland Loan Services, a Division of PNC Bank, National Association and to any excluded special servicer, as applicable.

Defaulted Mortgage Loan Waterfall:
Amounts received by the issuing entity in respect of defaulted mortgage loans in connection with liquidation of any mortgage loan, net of unreimbursed advances and interest thereon, servicing compensation and other amounts payable or reimbursable therefrom, will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions. After the adjusted interest amount is so allocated, any remaining net proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I advances previously made was reduced as a result of appraisal reductions.

Trust Advisor:
The trust advisor will be required to promptly review all information available to certain privileged persons on the certificate administrator’s website related to any specially serviced mortgage loan or REO property and each asset status report with respect to specially serviced mortgage loans (provided that during any Subordinate Control Period, the trust advisor may only review final asset status reports).
During any Collective Consultation Period and any Senior Consultation Period, within 60 days after the end of each calendar year during which any mortgage loan was a specially serviced mortgage loan or any mortgaged property was an REO property, the trust advisor will be required to meet with representatives of the special servicer that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such meeting to review certain operational practices of the special servicer related to specially serviced mortgage loans and REO properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015‑C25	Structural Overview

In addition, during any Collective Consultation Period and any Senior Consultation Period, based on (i) the trust advisor’s annual meeting with the special servicer and (ii) the trust advisor’s review of any asset status reports and other information delivered to the trust advisor by the special servicer and any other information available to certain privileged persons on the certificate administrator’s website, the trust advisor will be required to prepare an annual report to be provided to the certificate administrator (and to be made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement during the prior calendar year on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans and REO properties. If the special servicer is replaced, the trust advisor’s annual report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report. No such annual report will be required to be prepared or delivered with respect to any calendar year as to which no annual meeting is required to be held or with respect to any calendar year during which no asset status reports have been prepared in connection with a specially serviced mortgage loan or REO property.
However, the trust advisor’s obligations described in the preceding three paragraphs will not apply to non-serviced mortgage loans.
Furthermore, during any Collective Consultation Period and any Senior Consultation Period, the special servicer will be required to consult (on a non-binding basis) the trust advisor in connection with certain major decisions involving any serviced mortgage loan, A/B whole loan, loan pair or any related REO property to the extent described in this Term Sheet and the Free Writing Prospectus and as set forth in the pooling and servicing agreement; provided that, with respect to matters relating to any A/B whole loan or loan pair, the special servicer will only be required to consult the trust advisor with regard to such matters if the holder of the controlling portion of the related serviced B note or serviced companion loan, as applicable, is not (or is no longer) the directing holder with respect to such A/B whole loan or loan pair pursuant to the terms of the applicable intercreditor agreement, and prior to such time, the trust advisor will have no obligations under the pooling and servicing agreement with respect to such A/B whole loan or loan pair. The trust advisor will have no consultation rights with respect to any non-serviced mortgage loan or any related non-serviced companion loan.
During any Subordinate Control Period, (A) there will be no annual meeting between the trust advisor and the special servicer or any annual report prepared by the trust advisor, and (B) the trust advisor will not distribute any report based on any review of the special servicer’s actions. In addition, the trust advisor will not have the right or obligation during any Subordinate Control Period to consult or consent with regard to any particular servicing actions or otherwise opine on the actions of the special servicer with respect to any mortgage loan during any Subordinate Control Period.

Trust Advisor Expenses:
The trust advisor will be entitled, on each distribution date, to reimbursement for any trust advisor expenses, including unreimbursed indemnification amounts and other expenses (which do not include trust advisor fees) payable to the trust advisor pursuant to the terms of the pooling and servicing agreement. No trust advisor expenses (which do not include trust advisor fees) will be allocated to or otherwise borne by the Control Eligible Certificates, and all trust advisor expenses will be allocated to reduce amounts due and owing to certain classes of the non-Control Eligible Certificates as described in the Free Writing Prospectus and above in this Term Sheet.

Termination and Replacement of Trust Advisor:
The trust advisor may be terminated or replaced without cause as described in the Free Writing Prospectus under “Servicing of the Mortgage Loans—The Trust Advisor—Termination of the Trust Advisor Without Cause.”

Deal Website:
The certificate administrator will be required to maintain a deal website which will include, among other items, (i) distribution date statements, (ii) CREFC® reports, (iii) summaries of final asset status reports, (iv) inspection reports, (v) appraisals, (vi) various special notices described in the Free Writing Prospectus, (vii) the “Investor Q&A Forum” and (viii) a voluntary “Investor Registry.” Investors may access the deal website following execution of an investor certification as described in the Free Writing Prospectus.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Collateral Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Morgan Stanley Mortgage Capital Holdings LLC	14	44	$481,537,238	40.8%
Bank of America, National Association	22	36	$460,471,899	39.0%
CIBC Inc.	9	9	$127,272,224	10.8%
Starwood Mortgage Funding III LLC	11	13	$110,136,650	9.3%
Total:	56	102	$1,179,418,010	100.0%
Pool Statistics
Aggregate Cut-off Date Balance:	$1,179,418,010
Number of Mortgage Loans:	56
Average Cut-off Date Balance per Mortgage Loan:	$21,061,036
Number of Mortgaged Properties:	102
Average Cut-off Date Balance per Mortgaged Property:	$11,562,922
Weighted Average Mortgage Rate:	4.549%
% of Pool Secured by 5 Largest Mortgage Loans:	36.1%
% of Pool Secured by 10 Largest Mortgage Loans:	53.5%
% of Pool Secured by ARD Loans(2):	0.0%
Weighted Average Original Term to Maturity (months)(2):	118
Weighted Average Remaining Term to Maturity (months)(2):	115
Weighted Average Seasoning (months):	4
% of Pool Secured by Single Tenant Mortgaged Properties:	5.2%
% of Pool Secured by Refinance Loans:	89.3%
% of Pool Secured by Acquisition Loans:	10.7%
Additional Debt
% of Pool with Pari Passu Mortgage Debt:	31.1%
% of Pool with Mezzanine Debt:	9.8%
% of Pool with Subordinate Mortgage Debt:	0.0%
Credit Statistics(3)
Weighted Average UW NOI DSCR:	1.64x
Weighted Average UW NOI Debt Yield:	9.5%
Weighted Average UW NCF DSCR:	1.52x
Weighted Average UW NCF Debt Yield:	8.8%
Weighted Average Cut-off Date LTV Ratio(4):	66.2%
Weighted Average Maturity Date LTV Ratio(2)(4):	59.3%

_________________________
Footnotes are set forth on the following page.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Collateral Overview

Amortization
Weighted Average Original Amortization Term (months):	359
Weighted Average Remaining Amortization Term (months):	358
% of Pool Amortizing Balloon:	23.0%
% of Pool Interest Only followed by Amortizing Balloon:	54.9%
% of Pool Interest Only through Maturity(2):	22.1%
% of Pool Fully Amortizing:	0.0%
Lockboxes
% of Pool with Hard Lockboxes:	38.6%
% of Pool with Soft Lockboxes:	9.6%
% of Pool with Springing Lockboxes:	48.3%
% of Pool with No Lockboxes:	3.5%
Reserves
% of Pool Requiring Tax Reserves:	79.8%
% of Pool Requiring Insurance Reserves:	26.3%
% of Pool Requiring Replacement Reserves:	71.3%
% of Pool Requiring TI/LC Reserves(5):	65.5%
Call Protection
% of Pool with lockout period, followed by defeasance until open period:	90.9%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	4.7%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.4%
_____________________________
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to October 2015.
(2)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.
(3)	With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit calculations in this term sheet include the related pari passu companion loan and exclude any subordinate notes, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Unit and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.
(4)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided, that such LTV ratios may be based on “as-stabilized” values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.
(5)	Excludes hospitality, multifamily, manufactured housing, self-storage and leased fee properties.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH	Herald Center(1)	New York	NY	Mixed Use	$115,000,000	9.8%	249,063	$1,023.84	1.94x	9.1%	44.6%	44.6%
2	BANA	261 Fifth Avenue(2)	New York	NY	Office	$110,000,000	9.3%	441,922	$407.31	1.52x	7.4%	60.0%	60.0%
3	MSMCH	Roosevelt New Orleans Waldorf Astoria(3)	New Orleans	LA	Hospitality	$82,301,306	7.0%	504	$326,592.49	1.70x	12.4%	64.4%	52.7%
4	MSMCH	Coastal Equities Retail Portfolio(4)	Various	Various	Retail	$60,000,000	5.1%	3,458,225	$48.87	1.48x	10.1%	72.5%	65.2%
5	MSMCH	Colorado Technology Center Portfolio	Louisville	CO	Industrial	$59,050,000	5.0%	630,880	$93.60	1.25x	8.1%	69.9%	61.5%
6	MSMCH	Villas at Dorsey Ridge	Hanover	MD	Multifamily	$54,440,000	4.6%	238	$228,739.50	1.20x	7.3%	70.9%	64.8%
7	BANA	Commerce Office Park	Commerce	CA	Office	$50,000,000	4.2%	281,142	$177.85	1.36x	9.0%	74.4%	68.1%
8	BANA	Asian Garden Mall	Westminster	CA	Retail	$41,896,211	3.6%	99,140	$422.60	1.62x	10.7%	58.6%	47.7%
9	CIBC	Bucks County Technology Park	Trevose	PA	Office	$30,250,000	2.6%	364,000	$83.10	1.47x	10.2%	74.0%	62.5%
10	BANA	Citrus & City Place Apartments	Las Vegas	NV	Multifamily	$27,875,000	2.4%	568	$49,075.70	1.40x	9.0%	72.5%	66.2%
		Total/Wtd. Avg.				$630,812,518	53.5%			1.55x	9.2%	63.1%	57.5%
___________________________________
(1)	The Herald Center mortgage loan is part of a $255,000,000 loan pair that is evidenced by four pari passu promissory notes. The Herald Center mortgage loan is evidenced by two of such pari passu promissory notes (Note A-2 and Note A-4) with an aggregate outstanding principal balance as of the Cut-off Date of $115,000,000. The pari passu promissory notes not included in the Issuing Entity (Note A-1 and Note A-3) evidence the related serviced companion loan, which had an aggregate outstanding balance as of the Cut-off Date of $140,000,000 and is expected to be held by Morgan Stanley Bank, N.A., or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Herald Center Loan Pair” in the Free Writing Prospectus.
(2)	The 261 Fifth Avenue mortgage loan is part of a $180,000,000 loan pair that is evidenced by two pari passu promissory notes. The 261 Fifth Avenue mortgage loan is evidenced by one of such pari passu promissory notes (Note A-1) with an outstanding principal balance as of the Cut-off Date of $110,000,000. The pari passu promissory note not included in the Issuing Entity (Note A-2) evidences the related serviced companion loan, which had an outstanding balance as of the Cut-off Date of $70,000,000 and is currently held by the BACM 2015-UBS7 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include the related pari passu serviced companion loan. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” in the Free Writing Prospectus.
(3)	The Roosevelt New Orleans Waldorf Astoria mortgage loan is part of a $164,602,613 non-serviced loan combination that is evidenced by three pari passu promissory notes. The Roosevelt New Orleans Waldorf Astoria mortgage loan is evidenced by two of such pari passu notes (Note A-2 and Note A-3) with an outstanding principal balance as of the Cut-off Date of $82,301,306. The pari passu note not included in the Issuing Entity (Notes A-1) evidences the related non-serviced companion loan, which had an outstanding balance as of the Cut-off Date of $82,301,306. The Roosevelt New Orleans Waldorf Astoria non-serviced companion loan was contributed to the JPMBB 2015-C31 securitization trust. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination” in the Free Writing Prospectus.
(4)	The Coastal Equities Retail Portfolio mortgage loan is part of a $169,000,000 non-serviced loan combination that is evidenced by ten pari passu promissory notes. The Coastal Equities Retail Portfolio mortgage loan is evidenced by four of such pari passu notes (Notes A-4, A-5, A-8 and A-9) with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The pari passu promissory notes not included in the Issuing Entity (Notes A-1, A-2, A-3, A-6, A-7 and A-10) evidence the related non-serviced companion loan, which had an outstanding principal balance as of the Cut-off Date of $109,000,000. A portion of the Coastal Equities Retail Portfolio non-serviced companion loan (represented by Notes A-1, A-2, A-3 and A-7 with an outstanding balance as of the Cut-off Date of $85,000,000) was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of such non-serviced companion loan (represented by Notes A-6 and A-10 with an outstanding balance as of the Cut-off Date of $24,000,000) is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. Unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu non-serviced companion loan. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Coastal Equities Retail Portfolio Non-Serviced Loan Combination” in the Free Writing Prospectus.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR	Combined UW NOI Debt Yield	Combined Cut-off Date LTV
1	MSMCH	Herald Center(1)	$115,000,000	$140,000,000	$255,000,000	MSBAM 2015-C25	Wells Fargo	Midland	MSBAM 2015-C25	1.94x	9.1%	44.6%
2	BANA	261 Fifth Avenue(2)	$110,000,000	$70,000,000	$180,000,000	MSBAM 2015-C25	Wells Fargo	Midland	MSBAM 2015-C25	1.52x	7.4%	60.0%
3	MSMCH	Roosevelt New Orleans Waldorf Astoria(3)	$82,301,306	$82,301,306	$164,602,613	JPMBB 2015-C31	Midland	Midland	JPMBB 2015-C31	1.70x	12.4%	64.4%
4	MSMCH	Coastal Equities Retail Portfolio(4)	$60,000,000	$109,000,000	$169,000,000	MSBAM 2015-C24	Wells Fargo	Midland	MSBAM 2015-C24	1.48x	10.1%	72.5%
______________________________
*	“Midland” means Midland Loan Services, a Division of PNC Bank, National Association. “Wells Fargo” means Wells Fargo Bank, National Association.
(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the Herald Center loan pair.
(2)	See Footnote (2) to the table entitled “Top 10 Mortgage Loans” above for a description of the 261 Fifth Avenue loan pair.
(3)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the Roosevelt New Orleans Waldorf Astoria non-serviced loan combination.
(4)	See Footnote (3) to the table entitled “Top 10 Mortgage Loans” above for a description of the Coastal Equities Retail Portfolio non-serviced loan combination.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Loan per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Mortgage Debt UW NCF DSCR	Total Mortgage Debt UW NOI Debt Yield	Total Mortgage Debt Cut-off Date LTV
1	MSMCH	Herald Center(1)	$115,000,000	$1,024	$40,000,000(2)	1.94x	9.1%	44.6%	1.66x	7.9%	51.6%
______________________________
(1)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the Herald Center loan pair.
(2)	The Herald Center Borrower may permit its equity owners to pledge up to a 49% indirect interest in the Herald Center Borrower subject to various conditions, including, among other conditions, (i) no event of default under the Herald Center Mortgage Loan documents and (ii) the principal amount of the mezzanine debt will not result in an aggregate LTV of greater than 75% or an aggregate debt yield of less than 8.5%. On August 24, 2015, the Herald Center Borrower notified the lender of its intent to permit the pledge of an indirect 49% interest in the Herald Center Borrower and 100% of its cash distributions to M&T Bank in return for a $40,000,000, two year term credit facility to certain equity owners of the Herald Center Borrower (which may be used for any purpose determined by such equity owners). On September 15, 2015, the Herald Center Borrower notified the lender that the then outstanding balance of the credit facility was approximately $8.4 million. The outstanding balance may change at any time without notice within the parameters of the credit facility terms and the Herald Center Mortgage Loan document conditions.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH	Herald Center	New York	NY	Mixed Use	$115,000,000	9.8%	249,063	$1,023.84	1.94x	9.1%	44.6%	44.6%	BACM 2006-3
2	BANA	261 Fifth Avenue	New York	NY	Office	$110,000,000	9.3%	441,922	$407.31	1.52x	7.4%	60.0%	60.0%	MSC 2005-HQ7
5	MSMCH	Colorado Technology Center Portfolio(2)	Louisville	CO	Industrial	$59,050,000	5.0%	630,880	$93.60	1.25x	8.1%	69.9%	61.5%	WBCMT 2005-C20
7	BANA	Commerce Office Park	Commerce	CA	Office	$50,000,000	4.2%	281,142	$177.85	1.36x	9.0%	74.4%	68.1%	GSMS 2005-GG4
8	BANA	Asian Garden Mall	Westminster	CA	Retail	$41,896,211	3.6%	99,140	$422.60	1.62x	10.7%	58.6%	47.7%	BACM 2005-2
12	CIBC	1800 Route 34	Wall Township	NJ	Office	$23,700,000	2.0%	189,836	$124.84	1.46x	10.0%	66.8%	58.9%	JPMCC 2006-CB14; JPMCC 2006-LDP8; CD 2005-CD1; MEZZ 2006-C4
16	BANA	Boise Towne Plaza	Boise	ID	Retail	$19,945,939	1.7%	114,687	$173.92	1.48x	9.2%	66.7%	53.5%	MSC 2004-IQ7
20	BANA	Twin City Town Center	Chehalis	WA	Retail	$17,400,000	1.5%	138,466	$125.66	1.48x	9.6%	68.2%	59.5%	BACM 2006-2
23	SMF III	Pageantry West Office Park	Las Vegas	NV	Office	$16,400,000	1.4%	105,583	$155.33	1.37x	9.3%	74.9%	64.4%	MLMT 2005-CKI1
26	BANA	Embassy Plaza	North Hollywood	CA	Retail	$14,750,000	1.3%	70,165	$210.22	1.41x	9.0%	52.5%	45.9%	BSCMS 2006-PW13
27	SMF III	Twinsburg Town Center(3)	Twinsburg	OH	Retail	$14,650,000	1.2%	173,247	$84.56	1.37x	9.4%	73.6%	66.0%	GCCFC 2004-GG1
28	BANA	MWR Midwest Retail Portfolio	Various	Various	Retail	$14,500,000	1.2%	60,780	$238.57	1.42x	9.0%	68.2%	62.4%	MSC 2005-T17
40	SMF III	Sierra Town Center	Las Vegas	NV	Retail	$8,500,000	0.7%	43,542	$195.21	1.40x	9.3%	65.8%	58.0%	CSFB 2005-C5
41	MSMCH	Crescenta Valley Mini Storage	La Crescenta	CA	Self Storage	$7,100,000	0.6%	57,195	$124.14	2.33x	10.2%	53.8%	53.8%	BACM 2005-5
42	BANA	Holiday Inn Express & Suites - Dallas North Tollway, TX	Plano	TX	Hospitality	$6,976,537	0.6%	79	$88,310.59	1.54x	11.3%	72.7%	60.1%	CSFB 2005-C4
47	SMF III	Brookworth Plaza Outparcels(4)	West Chester	PA	Retail	$5,350,000	0.5%	19,625	$272.61	1.33x	8.5%	64.7%	55.7%	GSMS 2005-GG4
50	MSMCH	Trocam Plaza	Las Vegas	NV	Retail	$4,937,932	0.4%	23,649	$208.80	1.33x	8.9%	71.6%	58.4%	MSC 2005-HQ7
51	CIBC	New York Plaza	Arlington	TX	Retail	$4,700,000	0.4%	93,799	$50.11	1.40x	10.4%	67.1%	56.6%	LBUBS 2005-C5
54	SMF III	Blue Diamond Business Center	Las Vegas	NV	Industrial	$3,494,735	0.3%	68,750	$50.83	1.36x	10.1%	71.8%	56.0%	TIAAS 2007-C4
		Total				$423,351,353	35.9%
____________________________
(1)
Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance PSF/Unit calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

(2)	Three of the seven properties securing the Colorado Technology Center Portfolio mortgage loan secured a loan that was included in the WBCMT 2005-C20 transaction.
(3)
Separate parcels of the mortgaged property identified on Appendix I as “Twinsburg Town Center” previously secured loans that were securitized in three transactions—LBCMT 1999-C1, GMACC 2002-C3 and GCCFC 2004-GG1—and such parcels were referred to in such securitizations as “Twinsburg Town Center”, “Twinsburg Center II” and “Twinsburg Town Center III”, respectively.

(4)
A mortgage loan that was included in the GSMS 2005-GG4 securitization was secured in part by the Brookworth Plaza Outparcels mortgaged property and in part by additional collateral that does not secure the Brookworth Plaza Outparcels mortgage loan.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-2 ($28,700,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-2 Certificate Principal Balance	SF/ Units/ Rooms	Cut-off Date Balance per SF/Unit/ Room	UW NCF DSCR	UW NOI Debt Yield	Cut‑off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
32	MSMCH	Brandemere Apartments	NC	Multifamily	$12,150,000	1.0%	$12,150,000	42.3%	356	$34,129.21	1.70x	8.8%	75.0%	75.0%	59	59
36	CIBC	TownePlace Suites Frederick, MD	MD	Hospitality	$11,158,747	0.9%	$10,275,413	35.8%	120	$92,989.56	1.95x	13.3%	58.4%	53.8%	0	57
52	SMF III	Fargo Industrial	ND	Industrial	$4,500,000	0.4%	$4,164,028	14.5%	152,154	$29.58	1.79x	12.0%	54.3%	50.3%	2	59
		Total/Wtd. Avg.			$27,808,747	2.4%	$26,589,441	92.6%			1.81x	11.1%	65.0%	62.5%	26	58
___________________________________
(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-2 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

Mortgage Loans with Scheduled Balloon Payments and Related Classes(1)
Class A-3 ($115,000,000)
Loan No.	Mortgage Loan Seller	Property Name	State	Property Type	Cut-off Date Balance	% of Pool	Maturity Date Balance	% of Class A-3 Certificate Principal Balance	SF/ Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut‑off Date LTV	Maturity Date LTV	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
1	MSMCH	Herald Center(2)	NY	Mixed Use	$115,000,000	9.8%	$115,000,000	100.0%	249,063	$1,024	1.94x	9.1%	44.6%	44.6%	99	99
		Total/Wtd. Avg.			$115,000,000	9.8%	$115,000,000	100.0%			1.94x	9.1%	44.6%	44.6%	99	99
__________________________________
(1)	The table above reflects the mortgage loans whose balloon payments will be applied to pay down the Class A-3 Certificates, assuming (i) that none of the mortgage loans experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates; and (iii) each mortgage loan is paid in full on its stated maturity date or, in the case of any mortgage loan with an anticipated repayment date, on such anticipated repayment date. The table above is otherwise based on the Structuring Assumptions set forth under “Yield, Prepayment and Maturity Considerations” in the Free Writing Prospectus.
(2)	See Footnote (1) to the table entitled “Top 10 Mortgage Loans” above for a description of the Herald Center loan pair.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Office	14	$265,578,715	22.5%	4.568%	1.46x	8.8%	66.7%	61.6%
Suburban	5	$136,850,000	11.6%	4.680%	1.41x	9.7%	71.3%	63.3%
CBD	1	$110,000,000	9.3%	4.420%	1.52x	7.4%	60.0%	60.0%
Medical	8	$18,728,715	1.6%	4.611%	1.53x	10.7%	72.3%	59.0%
Retail	47	$257,240,914	21.8%	4.569%	1.46x	9.7%	67.8%	58.8%
Anchored	30	$180,671,440	15.3%	4.504%	1.49x	9.9%	66.5%	57.2%
Shadow Anchored	4	$43,450,500	3.7%	4.863%	1.34x	9.0%	73.3%	64.7%
Free Standing	10	$24,985,776	2.1%	4.501%	1.53x	9.9%	66.5%	59.5%
Unanchored	3	$8,133,198	0.7%	4.632%	1.39x	9.4%	72.0%	61.1%
Multifamily	14	$232,323,686	19.7%	4.411%	1.41x	8.8%	71.6%	65.0%
Garden	13	$230,418,686	19.5%	4.407%	1.41x	8.8%	71.6%	65.0%
Mid Rise	1	$1,905,000	0.2%	4.954%	1.56x	11.0%	75.0%	65.0%
Mixed Use	3	$162,625,000	13.8%	4.445%	1.76x	8.9%	53.5%	51.4%
Retail/Office	2	$141,625,000	12.0%	4.469%	1.82x	8.9%	50.3%	48.8%
Student/Retail/Office	1	$21,000,000	1.8%	4.286%	1.36x	8.6%	75.0%	68.5%
Hospitality	9	$160,860,047	13.6%	4.715%	1.70x	12.3%	66.3%	54.1%
Full Service	1	$82,301,306	7.0%	4.710%	1.70x	12.4%	64.4%	52.7%
Limited Service	6	$57,412,098	4.9%	4.713%	1.68x	12.2%	69.9%	55.7%
Extended Stay	2	$21,146,642	1.8%	4.738%	1.73x	12.0%	63.6%	55.4%
Industrial	12	$83,019,735	7.0%	4.678%	1.37x	8.5%	69.8%	62.9%
Light Warehouse	6	$50,455,000	4.3%	4.640%	1.25x	8.1%	69.9%	61.5%
Warehouse	1	$15,975,000	1.4%	4.755%	1.69x	8.4%	73.3%	73.3%
Flex	2	$12,089,735	1.0%	4.696%	1.28x	8.7%	70.4%	59.9%
Warehouse Distribution	3	$4,500,000	0.4%	4.786%	1.79x	12.0%	54.3%	50.3%
Self Storage	2	$12,163,001	1.0%	4.485%	1.99x	10.0%	60.1%	54.9%
Self Storage	2	$12,163,001	1.0%	4.485%	1.99x	10.0%	60.1%	54.9%
Manufactured Housing	1	$5,606,913	0.5%	4.874%	1.34x	8.7%	74.8%	61.5%
Manufactured Housing	1	$5,606,913	0.5%	4.874%	1.34x	8.7%	74.8%	61.5%
Total/Wtd. Avg.	102	$1,179,418,010	100.0%	4.549%	1.52x	9.5%	66.2%	59.3%
_________________________
(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Characteristics of the Mortgage Loans

WA
OR
MT
ND
MN
ID
NV
CA
UT
CO
AZ
NY
CT
MI
PA
NJ
OH
MD
DE
IL
IN
KY
VA
MO
NC
TN
OK
AR
SC
GA
AL
TX
LA
FL
% of Cut-Off Date Balance
< 1.0%
1.0% – 10.0%
> 10.0%

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	3	$229,508,876	19.5%	4.469%	1.73x	8.3%	52.5%	52.4%
California	7	$135,252,153	11.5%	4.483%	1.56x	10.0%	64.7%	56.5%
California – Southern(2)	5	$126,101,316	10.7%	4.474%	1.55x	9.9%	64.6%	56.6%
California – Northern(2)	2	$9,150,836	0.8%	4.604%	1.73x	11.3%	66.1%	56.2%
Pennsylvania	11	$95,852,908	8.1%	4.710%	1.37x	9.2%	74.1%	64.1%
Nevada	8	$91,357,667	7.7%	4.486%	1.46x	9.6%	70.7%	62.5%
Louisiana	2	$83,259,886	7.1%	4.709%	1.70x	12.4%	64.5%	52.8%
Maryland	3	$75,586,642	6.4%	4.473%	1.35x	8.6%	68.9%	62.2%
Colorado	7	$59,050,000	5.0%	4.640%	1.25x	8.1%	69.9%	61.5%
Texas	5	$43,076,465	3.7%	4.752%	1.54x	10.6%	72.4%	62.2%
Ohio	5	$37,590,503	3.2%	4.438%	1.51x	10.0%	71.6%	64.5%
Connecticut	2	$30,530,325	2.6%	4.332%	1.34x	8.3%	74.7%	66.8%
Illinois	3	$25,676,540	2.2%	4.305%	1.37x	8.7%	73.8%	67.4%
Florida	4	$24,915,663	2.1%	4.569%	1.37x	8.9%	73.5%	65.9%
North Carolina	6	$24,505,030	2.1%	4.625%	1.59x	9.5%	73.7%	70.1%
New Jersey	1	$23,700,000	2.0%	4.770%	1.46x	10.0%	66.8%	58.9%
Virginia	2	$21,830,178	1.9%	4.478%	1.34x	8.4%	72.2%	66.0%
Idaho	1	$19,945,939	1.7%	4.134%	1.48x	9.2%	66.7%	53.5%
Georgia	3	$19,016,822	1.6%	4.468%	1.60x	10.1%	68.6%	58.2%
Washington	1	$17,400,000	1.5%	4.284%	1.48x	9.6%	68.2%	59.5%
Oklahoma	1	$16,500,000	1.4%	4.891%	1.38x	10.9%	60.0%	55.3%
Kentucky	1	$15,975,000	1.4%	4.755%	1.69x	8.4%	73.3%	73.3%
Michigan	6	$15,148,904	1.3%	4.467%	1.44x	9.4%	69.7%	63.4%
Missouri	1	$11,978,586	1.0%	4.590%	1.57x	12.1%	72.6%	53.8%
Arizona	1	$10,500,000	0.9%	4.676%	1.39x	9.5%	75.0%	62.9%
Minnesota	1	$9,637,442	0.8%	4.565%	1.64x	11.5%	71.4%	58.1%
Arkansas	1	$6,863,000	0.6%	5.505%	1.36x	9.8%	75.4%	59.7%
Tennessee	4	$6,603,550	0.6%	4.605%	1.48x	10.1%	72.5%	65.2%
Alabama	3	$5,041,420	0.4%	4.605%	1.48x	10.1%	72.5%	65.2%
Montana	1	$4,991,414	0.4%	4.850%	2.02x	15.8%	62.4%	46.6%
North Dakota	3	$4,500,000	0.4%	4.786%	1.79x	12.0%	54.3%	50.3%
Delaware	1	$4,473,373	0.4%	4.605%	1.48x	10.1%	72.5%	65.2%
Indiana	1	$4,189,349	0.4%	4.605%	1.48x	10.1%	72.5%	65.2%
Utah	1	$2,496,996	0.2%	5.000%	1.33x	8.8%	67.7%	55.8%
Oregon	1	$1,575,807	0.1%	4.419%	2.40x	15.4%	44.4%	36.0%
South Carolina	1	$887,574	0.1%	4.605%	1.48x	10.1%	72.5%	65.2%
Total/Wtd. Avg.	102	$1,179,418,010	100.0%	4.549%	1.52x	9.5%	66.2%	59.3%
_______________________________
(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Collateral Statistics

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1 - 10,000,000	19	108,821,193	9.2
10,000,001 - 20,000,000	22	325,359,299	27.6
20,000,001 - 30,000,000	6	142,300,000	12.1
30,000,001 - 40,000,000	1	30,250,000	2.6
40,000,001 - 50,000,000	2	91,896,211	7.8
50,000,001 - 60,000,000	3	173,490,000	14.7
80,000,001 - 90,000,000	1	82,301,306	7.0
90,000,001 - 115,000,000	2	225,000,000	19.1
Total:	56	$1,179,418,010	100.0%
Min: $1,905,000 Max: $115,000,000 Avg: $21,061,036
State or Other Jurisdiction

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	3	229,508,876	19.5
California	7	135,252,153	11.5
California – Southern(2)	5	126,101,316	10.7
California – Northern(2)	2	9,150,836	0.8
Pennsylvania	11	95,852,908	8.1
Nevada	8	91,357,667	7.7
Louisiana	2	83,259,886	7.1
Maryland	3	75,586,642	6.4
Colorado	7	59,050,000	5.0
Texas	5	43,076,465	3.7
Ohio	5	37,590,503	3.2
Connecticut	2	30,530,325	2.6
Illinois	3	25,676,540	2.2
Florida	4	24,915,663	2.1
North Carolina	6	24,505,030	2.1
New Jersey	1	23,700,000	2.0
Virginia	2	21,830,178	1.9
Idaho	1	19,945,939	1.7
Georgia	3	19,016,822	1.6
Washington	1	17,400,000	1.5
Oklahoma	1	16,500,000	1.4
Kentucky	1	15,975,000	1.4
Michigan	6	15,148,904	1.3
Missouri	1	11,978,586	1.0
Arizona	1	10,500,000	0.9
Minnesota	1	9,637,442	0.8
Arkansas	1	6,863,000	0.6
Tennessee	4	6,603,550	0.6
Alabama	3	5,041,420	0.4
Montana	1	4,991,414	0.4
North Dakota	3	4,500,000	0.4
Delaware	1	4,473,373	0.4
Indiana	1	4,189,349	0.4
Utah	1	2,496,996	0.2
Oregon	1	1,575,807	0.1
South Carolina	1	887,574	0.1
Total:	102	$1,179,418,010	100.0%
Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Morgan Stanley Mortgage Capital Holdings LLC	14	481,537,238	40.8
Bank of America, National Association	22	460,471,899	39.0
CIBC Inc.	9	127,272,224	10.8
Starwood Mortgage Funding III LLC	11	110,136,650	9.3
Total:	56	$1,179,418,010	100.0%

Property Type

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Office	14	265,578,715	22.5
Suburban	5	136,850,000	11.6
CBD	1	110,000,000	9.3
Medical	8	18,728,715	1.6
Retail	47	257,240,914	21.8
Anchored	30	180,671,440	15.3
Shadow Anchored	4	43,450,500	3.7
Free Standing	10	24,985,776	2.1
Unanchored	3	8,133,198	0.7
Multifamily	14	232,323,686	19.7
Garden	13	230,418,686	19.5
Mid Rise	1	1,905,000	0.2
Mixed Use	3	162,625,000	13.8
Retail/Office	2	141,625,000	12.0
Student/Retail/Office	1	21,000,000	1.8
Hospitality	9	160,860,047	13.6
Full Service	1	82,301,306	7.0
Limited Service	6	57,412,098	4.9
Extended Stay	2	21,146,642	1.8
Industrial	12	83,019,735	7.0
Light Warehouse	6	50,455,000	4.3
Warehouse	1	15,975,000	1.4
Flex	2	12,089,735	1.0
Warehouse Distribution	3	4,500,000	0.4
Self Storage	2	12,163,001	1.0
Self Storage	2	12,163,001	1.0
Manufactured Housing	1	5,606,913	0.5
Manufactured Housing	1	5,606,913	0.5
Total/Wtd. Avg.	102	$1,179,418,010	100.0%
Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4.001 - 4.500	20	489,078,768	41.5
4.501 - 5.000	35	683,476,242	58.0
5.001 - 6.000	1	6,863,000	0.6
Total:	56	$1,179,418,010	100.0%
Min: 4.104% Max: 5.505% Wtd Avg: 4.549%
Original Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	3	27,808,747	2.4
84	1	14,320,000	1.2
120	51	1,130,426,263	95.8
180	1	6,863,000	0.6
Total:	56	$1,179,418,010	100.0%
Min: 60 mos. Max: 180 mos. Wtd Avg: 118 mos.
Remaining Term to Maturity (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
55 - 79	3	27,808,747	2.4
80 - 109	2	129,320,000	11.0
116 - 118	33	678,286,288	57.5
119 - 180	18	344,002,976	29.2
Total:	56	$1,179,418,010	100.0%
Min: 57 mos. Max: 179 mos. Wtd Avg: 115 mos.
Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	5	260,225,000	22.1
300	2	16,970,000	1.4
324	1	3,494,735	0.3
360	48	898,728,276	76.2
Total:	56	$1,179,418,010	100.0%
Min: 300 mos. Max: 360 mos. Wtd Avg: 359 mos.
Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	5	260,225,000	22.1
251 - 300	2	16,970,000	1.4
301 - 350	1	3,494,735	0.3
351 - 360	48	898,728,276	76.2
Total:	56	$1,179,418,010	100.0%
Min: 299 mos. Max: 360 mos. Wtd Avg: 358 mos.
Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Partial Interest Only	32	647,515,500	54.9
Amortizing Balloon	19	271,677,510	23.0
Interest Only	5	260,225,000	22.1
Total:	56	$1,179,418,010	100.0%
Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
40.1 - 50.0	2	119,239,144	10.1
50.1 - 60.0	8	211,888,644	18.0
60.1 - 70.0	16	303,341,656	25.7
70.1 - 80.0	30	544,948,567	46.2
Total:	56	$1,179,418,010	100.0%
Min: 44.4% Max: 75.4% Wtd Avg: 66.2%
Maturity Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
30.1 - 40.0	1	4,239,144	0.4
40.1 - 50.0	5	182,621,311	15.5
50.1 - 60.0	23	407,443,698	34.5
60.1 - 70.0	25	556,988,858	47.2
70.1 - 80.0	2	28,125,000	2.4
Total:	56	$1,179,418,010	100.0%
Min: 36.0% Max: 75.0% Wtd Avg: 59.3%
UW DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.11 - 1.20	1	54,440,000	4.6
1.21 - 1.30	4	120,150,000	10.2
1.31 - 1.40	19	274,499,576	23.3
1.41 - 1.50	10	214,174,242	18.2
1.51 - 1.60	6	150,243,123	12.7
1.61 - 1.70	7	188,432,975	16.0
1.71 - 1.90	2	16,855,105	1.4
1.91 - 2.00	2	126,158,747	10.7
2.01 - 2.10	2	17,141,414	1.5
2.11 - 2.40	3	17,322,829	1.5
Total:	56	$1,179,418,010	100.0%
Min: 1.20x Max: 2.40x Wtd Avg: 1.52x
UW NOI Debt Yield (%)
	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.1 - 7.5	2	164,440,000	13.9
7.6 - 8.0	2	48,125,000	4.1
8.1 - 8.5	8	168,975,000	14.3
8.6 - 9.0	9	153,316,841	13.0
9.1 - 9.5	6	184,995,939	15.7
9.6 - 10.0	5	59,513,501	5.0
10.1 - 10.5	8	152,017,643	12.9
10.6 - 11.0	4	70,289,107	6.0
11.1 - 11.5	2	16,613,978	1.4
11.6 - 12.0	2	15,973,015	1.4
12.1 - 12.5	3	106,634,997	9.0
12.6 - 13.5	2	17,142,433	1.5
13.6 - 15.0	1	12,150,000	1.0
15.1 - 15.8	2	9,230,558	0.8
Total:	56	$1,179,418,010	100.0%
Min: 7.3% Max: 15.8% Wtd Avg: 9.5%

__________________________________
(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a loan pair or a non-serviced loan combination, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include the related pari passu companion loan and exclude any subordinate notes, as applicable.
(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Collateral Statistics

Prepayment Restrictions
Percentage of Collateral by Prepayment Restrictions (%)(1)(2)(3)(4)

Prepayment Restrictions	October 2015	October 2016	October 2017	October 2018	October 2019
Locked Out	100.0%	98.5%	90.9%	91.0%	91.0%
Yield Maintenance Total	0.0%	1.5%	9.1%	9.0%	9.0%
Open	0.0%	0.0%	0.0%	0.0%	0.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,179,418,010	$1,175,057,986	$1,169,789,288	$1,163,158,290	$1,153,677,762
% Initial Pool Balance	100%	99.6%	99.2%	98.6%	97.8%

Prepayment Restrictions	October 2020	October 2021	October 2022	October 2023	October 2024
Locked Out	90.8%	90.8%	90.8%	79.9%	88.0%
Yield Maintenance Total	9.2%	9.2%	9.2%	9.2%	9.2%
Open	0.0%	0.0%	0.0%	10.9%	2.8%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$1,115,329,653	$1,099,600,533	$1,069,959,480	$1,052,982,968	$920,307,120
% Initial Pool Balance	94.6%	93.2%	90.7%	89.3%	78.0%

Prepayment Restrictions	October 2025	October 2026	October 2027	October 2028	October 2029
Locked Out	0.0%	0.0%	0.0%	0.0%	0.0%
Yield Maintenance Total	0.0%	0.0%	0.0%	0.0%	0.0%
Open	100.0%	100.0%	100.0%	100.0%	100.0%
TOTAL	100.0%	100.0%	100.0%	100.0%	100.0%
Pool Balance Outstanding	$6,130,030	$6,001,038	$5,864,660	$5,721,391	$5,568,999
% Initial Pool Balance	0.5%	0.5%	0.5%	0.5%	0.5%
_________________________
(1)	The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.
(2)	See description of Yield Maintenance under “Description of the Offered Certificates—Distributions of Prepayment Premiums and Yield Maintenance Charges” in the Free Writing Prospectus.
(3)	Mortgage loans modeled as Yield Maintenance include mortgage loans characterized by YM1 and DEF/YM1 on APPENDIX I to the Free Writing Prospectus.
(4)	There may be limited exceptions to the indicated prepayment restrictions arising out of casualties, condemnations, property releases and the application of earnout reserves.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

Mortgage Loan No. 1 – Herald Center

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

Mortgage Loan No. 1 – Herald Center

Herald Center
1293-1311 Broadway
New York, NY 10001
MANHATTAN
West Side
Midtown
Garment District
Chelsea
Flatiron District
HUDSON YARDS
Hudson River Greenway
Highline Elevated Park
High Line Elevated Park
Lincoln Tunnel
Jacob Javits Convention Center
Port Authority Bus Terminal
New York Times Building
TIMES SQUARE
HERALD SQUARE
Macy's
Empire State Building
LONG ISLAND RAILROAD
Madison Square Garden
PENN STATION
Manhattan Mall
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
General Post Office
Manhattan Center
One Penn Plaza
Fashion Institute of Technology
Bryant Park
New York Public Library
Republic Bank Tower
Lefcourt Manhattan Bldg.
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
MetLife Building
The Morgan Library & Museum
ROCKEFELLER CENTER
Radio City Music Hall
GE Building
Saks Fifth Ave.
St. Patrick's Cathedral
666 Fifth Avenue
Park Avenue Plaza
AXA Center
75 Rockefeller Plaza
45 Rockefeller Plaza
1 Rockefeller Plaza
Tower 49
Mutual of Omaha Building
ITT-American Building
Palmolive Building
JPMorgan Chase Tower
Time-Life Building
Exxon Building
News Corp. Building
Gershwin Theatre
One Worldwide Plaza
Morgan Stanley Building
Imperial Theatre
Viacom Intl.
Bank of America Tower
Chelsea Park
Clement Clarke Moore Park
Chelsea Waterside Park
Pier 62 Skatepark
Chelsea Piers Sports & Entertainment Complex
IAC Building
Starrett-Lehigh Building
Chelsea Market
Google
Rubin Museum of Art
Flatiron Building
Theo. Roosevelt Birthplace Natl. Historic Site
Madison Square Park
Supreme Court-Appellate Division
Metropolitan Life Building
NY Life Insurance Bldg.
Union Square
Hudson River
12th Ave.
11th Ave.
10th Ave.
9th Ave.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Broadway
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 42nd St.
W. 41st St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
9A
QUEENS
BROOKLYN
MANHATTAN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
North Bergen
Weehawken
West New York
Astoria
Long Island City
Williamsburg
Brooklyn Heights
Park Slope
Upper West Side
Upper East Side
Central Park
Midtown
Chelsea
Greenwich Village
SoHo
Tribeca
Chinatown
Financial District
East River
Hudson River

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

Mortgage Loan No. 1 – Herald Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$115,000,000			Location:	New York, NY 10001
Cut-off Date Balance(1):	$115,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	9.8%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	J.E.M.B. Realty Corp.			Year Built/Renovated:	1902/2015
Mortgage Rate:	4.510%			Size:	249,063 SF
Note Date:	12/20/2013			Cut-off Date Balance per Unit(1):	$1,024
First Payment Date:	2/7/2014			Maturity Date Balance per Unit(1):	$1,024
Maturity Date:	1/7/2024			Property Manager:	J.E.M.B. Realty Corp. (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$23,204,073
Seasoning(2):	21 months			UW NOI Debt Yield(1):	9.1%
Prepayment Provisions(3):	LO (41); DEF (72); O (7)			UW NOI Debt Yield at Maturity(1):	9.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.94x
Additional Debt Type:	Pari Passu/Mezzanine			Most Recent NOI:	$410,823 (4/30/2015 TTM)
Additional Debt Balance:	$140,000,000/$40,000,000 (up to)			2nd Most Recent NOI:	$850,169 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$5,054,373 (12/31/2013)
Reserves(4)				Most Recent Occupancy:	96.6% (6/12/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	74.1% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	67.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$572,000,000 (6/29/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	44.6%
Other:	$48,000,000	$0	N/A	Maturity Date LTV Ratio(1):	44.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$255,000,000	100.0%	Loan Payoff:	$120,960,667	47.4%
			Preferred Equity Redemption:	$51,585,830	20.2%
			Reserves(4):	$48,000,000	18.8%
			Closing Costs:	$9,662,644	3.8%
			Return of Equity:	$24,790,859	9.7%
Total Sources:	$255,000,000	100.0%	Total Uses:	$255,000,000	100.0%

(1)
The Herald Center Mortgage Loan is part of the Herald Center Loan Pair, which is comprised of four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Herald Center Loan Pair.

(2)
The Herald Center Mortgage Loan was originated in December 2013, prior to occupancy by the H & M tenant. The mortgage loan has been held by the related mortgage loan seller or an affiliate thereof pending the H & M tenant taking occupancy at the Herald Center Property and commencing to pay rent. H & M rent payments commenced in August 2015.

(3)
Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the securitization closing date with respect to the last Herald Center promissory note to be securitized and (b) 42 months after the origination date.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements. Substantially all of the reserves held at loan closing have been released to the Herald Center Borrower.

The Mortgage Loan. The largest mortgage loan (the “Herald Center Mortgage Loan”) is part of a loan pair (the “Herald Center Loan Pair”) evidenced by four pari passu promissory notes with an aggregate Cut-off Date principal balance of $255,000,000, all of which are secured by a first priority fee mortgage encumbering a retail and office building located in New York City (the “Herald Center Property”). Promissory Notes A-2 and A-4 in the aggregate original principal amount of $115,000,000, represent the Herald Center Mortgage Loan, and Promissory Notes A-1 and A-3, in the aggregate original principal amount of $140,000,000 (collectively, the “Herald Center Serviced Companion Loan”), are expected to be held by Morgan Stanley Bank, N.A., or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions or otherwise transferred at any time. The Herald Center Loan Pair will be serviced pursuant to the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The Herald Center Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Herald Center Mortgage Loan were used to defease a previous mortgage loan secured by the Herald Center Property and pay related expenses, to fund reserves, to pay closing costs and to return equity to the Herald Center Borrower. The previous mortgage loan secured by the Herald Center Property was included in the BACM 2006-3 transaction.

The Borrower and the Sponsor.  The borrower is Herald Center Department Store of New York LLC (the “Herald Center Borrower”), a previously existing single-purpose Delaware limited liability company with two independent directors. The Herald Center Borrower is partially indirectly owned and controlled by Morris Bailey and Joseph L. Jerome. Joseph L. Jerome serves as the nonrecourse carve-out guarantor. Morris Bailey is the founder and Chairman of J.E.M.B. Realty Corp. (“JEMB”) and Joseph L. Jerome is its President. JEMB is a New York City based real estate development company that, along with affiliates, owns and operates approximately 6.5 million SF of commercial real estate in the United States and Canada.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

Tenant/Borrower Litigation. On May 7, 2015, the Herald Center Borrower and H & M Hennes & Mauritz L.P. (“H & M”) (the second largest tenant at the Herald Center Property) filed lawsuits against each other in the Supreme Court of New York, New York County (Index Nos. 651558/2015 and 65166/2015, respectively).

The Herald Center Borrower’s suit seeks reimbursement from H & M for the cost of certain façade and vertical transportation work in excess of the amount that the Herald Center Borrower claims it was required to expend for such work under the terms of the H & M lease. The suit seeks damages of not less than $25,000,000.

H & M’s suit includes claims for potential defective landlord work and other storefront work lease compliance issues. Total damages claimed by H & M with respect to such claims are in excess of $13 million. H & M’s suit also claims that, as a result of certain delays in the performance of the Herald Center Borrower’s work obligations, H & M is entitled to an extension of the rent commencement date by 112 days, for a total abatement at the time of the suit filing of approximately $4,602,740, and continuing at a rate of approximately $41,096 per day.

On August 4, 2015, H & M and the Herald Center Borrower reached an agreement to pay and accept base rent payments pending litigation results or an alternative settlement (the “Alternative Settlement Agreement”). The Alternative Settlement Agreement calls for H & M to pay contractual base rent beginning on August 14, 2015, under protest, and acknowledges that H & M’s payment of rent and the Herald Center Borrower’s acceptance of such rent payments must not be construed as an admission regarding any disputed issue or be admissible in evidence at trial or as part of a dispositive motion. In accordance with the Alternative Settlement Agreement, a rent payment was made on August 14, 2015 and a second rent payment was made (in respect of September 2015 rent) on August 25, 2015.

The H & M store opened for business on May 20, 2015.

The Property. The Herald Center Property is a nine-story retail and office building located at 1 Herald Square (1293 - 1311 Broadway), directly across West 34th Street from the 2 million SF Macy’s Herald Square department store. The Herald Center Property totals 249,063 SF and was originally constructed in 1902. Retail space accounts for approximately 82,593 SF, including a multilevel (subgrade, ground, second and third floors) H & M flagship store (62,800 SF), ground level and mezzanine space leased to Verizon and Bank of America (11,793 SF) and currently vacant subgrade retail space (8,000 SF). The 165,494 SF of upper floor office space is 100% leased to ASA College. The Herald Center Property recently underwent an approximately $36.2 million renovation to create the multilevel H & M space, including new vertical transportation features, and to construct a new façade. Prior to the renovation for the H & M tenant, the Herald Center Borrower purchased the leasehold interests of a former tenant, Daffy’s, Inc., for approximately $34.5 million, including approximately $4.5 million of Daffy’s rent reimbursements, commissions, Daffy’s incentive and option payments and legal fees, during such former tenant’s bankruptcy proceedings.

Major Tenants (by underwritten base rents).

H & M (62,800 SF, 25% of NRA, 49% of underwritten rent). H & M Hennes & Mauritz L.P., a subsidiary of H & M Hennes & Mauritz AB (“H & M”) leases 62,800 SF of retail space on four levels at the Herald Center Property. The lease began on April 1, 2014 and has a current expiration date of January 31, 2041, with one five-year lease extension option. H & M has a lease termination right at any time after January 1, 2036 (expiration of the 20th lease year as defined by the lease) with two years of notice and payment of a termination fee equal to six months of the then current minimum rent. The H & M space includes 8,000 SF of ground floor space, 42,784 SF of second and third floor space and 12,016 SF of basement space. See “—Tenant/Borrower Litigation” above for information regarding current litigation between H & M and the Herald Center Borrower. No assurances can be given regarding the outcome of this litigation or any alternative settlement or its impact on the terms of the H & M lease at the Herald Center Property. H & M (NASDAQ: H&M B OMX Stockholm) comprises six different apparel brands operating approximately 3,600 stores around the world.

ASA College (165,494 SF, 66% of NRA, 26% of underwritten rent). ASA Institute of Business and Computer Technology, Inc. (“ASA College”) leases a total of 165,494 SF of office space at the Herald Center Property. The current lease began on May 1, 2004, was expanded and renewed on May 1, 2014, and has a current expiration date of June 15, 2028. The lease replaced a previous lease for space at the Herald Center Property dated in 2004. In conjunction with the recent renovation of the Herald Center Property primarily to accommodate the H & M tenant, the ASA College tenant was moved from its original space within the Herald Center Property and the current lease was executed. ASA College, a private, for profit, career-college, was founded in 1985 as Advanced Software Analysis focused on computer programming. The school currently operates three campuses in New York City and Miami, including the Herald Center Property location. ASA College utilizes its Herald Center Property space as administrative office and classroom space.

Verizon (6,500 SF, 3% of NRA, 19% of underwritten rent). New York SMSA Limited Partnership (“Verizon”) leases 6,500 SF of ground floor and mezzanine retail space at the Herald Center Property. The lease began on April 15, 2015 and has a current expiration date of October 31, 2025, with one five-year lease extension option. Verizon is a subsidiary of Verizon Communications Inc. (NYSE, NASDAQ: VZ).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

The following table presents a summary regarding the largest tenants at the Herald Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
ASA College	NR/NR/NR	165,494	66%	$7,774,883	26%	$46.98	6/15/2028	N/A
H & M	NR/NR/NR	62,800	25%	$15,000,000	49%	$238.85	1/31/2041(2)	N/A(3)
Verizon	A-/Baa1/BBB+	6,500	3%	$5,638,280	19%	$867.43	10/31/2025	N/A
Bank of America	A/Baa1/A-	5,293	2%	$1,720,437	6%	$325.04	7/31/2017	N/A
Subtotal/Wtd. Avg.		240,087	96%	$30,133,600	99%	$125.51

Other Tenants		550	0%	$319,878	1%	$581.60
Vacant Space		8,426	3%	$0	0%	$0.00
Total/Wtd. Avg.		249,063	100%	$30,453,478	100%	$126.55

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	H & M has a lease termination option any time on or after January 1, 2036 with two years of notice and a termination fee.

(3)	H & M opened for business on May 20, 2015 and has not yet reported sales data.

The following table presents certain information relating to the lease rollover at the Herald Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	1	100	$787.65	0%	0%	$78,765	0%	0%
2015	1	210	$169.62	0%	0%	$35,620	0%	0%
2016	1	80	$1,618.58	0%	0%	$129,486	0%	1%
2017	1	5,293	$325.04	2%	2%	$1,720,437	6%	6%
2018	1	160	$475.04	0%	2%	$76,006	0%	7%
2019	0	0	$0.00	0%	2%	$0	0%	7%
2020	0	0	$0.00	0%	2%	$0	0%	7%
2021	0	0	$0.00	0%	2%	$0	0%	7%
2022	0	0	$0.00	0%	2%	$0	0%	7%
2023	0	0	$0.00	0%	2%	$0	0%	7%
2024	0	0	$0.00	0%	2%	$0	0%	7%
2025	1	6,500	$867.43	3%	5%	$5,638,280	19%	25%
2026 & Beyond	6	228,294	$99.76	92%	97%	$22,774,883	75%	100%
Vacant	0	8,426	$0.00	3%	100%	$0	0%	100%
Total/Wtd. Avg.	12	249,063	$126.55	100%		$30,453,478	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Herald Center Property is located in the Herald Square neighborhood in Midtown Manhattan, directly across West 34th Street from the 2 million SF Macy’s flagship department store and one block west of the Empire State Building. It is within the Midtown West, Penn Station office submarket and within the Herald Square / 34th Street retail submarket. The Herald Center Property is situated above the 34th Street-Herald Square subway station, which serves seven subway lines and the PATH train. The station is the third busiest station complex in the New York City subway system. In addition, Penn Station, which serves approximately 550,000 commuters per day, is located one block west of the Herald Center Property and the area is served by 14 intersecting bus routes. Reports indicate that Herald Square attracts approximately 100 million people per year and that there are approximately 625,000 office workers within 15 minutes of the 34th Street corridor. As of March 31, 2015, the Penn Station office market had an overall vacancy rate of 5.3% and an overall average asking rent of $58.03 PSF. As of March 31, 2015, the Herald Square retail submarket had an availability rate of 12.5% and the average asking grade level rent was $791 PSF, with select spaces asking up to $1,100 PSF.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

The following tables present leasing data at competitive retail and office properties with respect to the Herald Center Property.

Competitive Retail Property Summary
Address in NY, NY	Cross Streets	Tenant Name	Lease Date	Lease Term (Yrs.)	Lease Area (SF)		Annual Base Rent PSF		Free Rent (mos.)	TI Allowance (PSF)
112 West 34th Street	B/w 6th & 7th Aves	Foot Locker	Feb-15	10	1,890 28,651 30,541	Grade 2nd Total	$1,000 $135 $189	Grade 2nd Avg	6	$24.03
112 West 34th Street	B/w 6th & 7th Aves	Sephora	Jan-15	10	10,304	Grade	$925	Grade	5	$145.57
32 West 34th Street	B/w 6th & 7th Aves	Journey’s	Nov-13	10	3,000 3,000 1,200 7,200	Grade LL SubLL Total	$646 $50 $50 $316	Grade LL SubLL Avg.	3	$0.00
442 Seventh Avenue	N/W/C W. 34th Street	Citibank	Oct-13	15	3,465 3,465 3,465 3,465 13,858	Grade 2nd 3rd 4th Total	$450 $25 $25 $25 $129	Grade 2nd 3rd 4th Avg	0	$0.00
138 West 34th Street	B/w 6th & 7th Aves	Sprint	Aug-13	10	2,500 2,500 2,500 2,500 2,500 12,500	Grade 2nd 3rd LL SubLL Total	$500 $75 $50 $35 $25 $136	Grade 2nd 3rd LL SubLL Avg	6	$0.00
112 West 34th Street	B/w 6th & 7th Aves	Swatch	Jun-13	10	1,587	Grade	$900	Grade	5	$0.00
142 West 34th Street	B/w 6th & 7th Aves	Kids Foot Locker	Mar-13	15	2,500 2,500 5,000	Grade 2nd Total	$550 $50 $300	Grade Mezz Avg.	3	$0.00
152 West 34th Street	B/w 6th & 7th Aves	Croc’s	Oct-12	15	3,600 3,600 3,600 3,600 14,400	Grade 2nd 3rd LL Total	$625 $25 $25 $25 $172	Grade 2nd 3rd LL Avg.	3	$0.00
128 West 34th Street	B/w 6th & 7th Aves	Offering	Jun-15	10	2,500 2,500 5,000	Grade LL Total	$1,100 $200 $550	Grade LL Avg.	3	$0.00

Source: Appraisal

Competitive Office Property Summary
Address in New York, NY	Year Built	NRA (SF)	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Yrs.)	Annual Base Rent PSF	Free Rent (mos.)	TI Allowance (PSF)
1440 Broadway	1925	493,000	The Gap	34,449	Jun-15	10.00	$56.00	9	$75.00
132 West 31st Street	1924	348,946	Houghton Mifflin	32,000	May-15	10.00	$56.00	10	$60.00
469 Seventh Avenue	1920	208,000	Incubator Tenant	36,000	May-15	15.00	$50.00	12	$25.00
240 West 37th Street	1904	131,000	Work Market	61,274	Apr-15	5.25	$46.00	2	$5.00
498 Seventh Avenue	1921	811,056	1961 Denim Co.	12,757	Apr-15	7.00	$52.50	10	$50.00
Five Penn Plaza	1916	608,000	St. Vincent’s Medical Center	16,254	Nov-14	5.00	$50.00	6	$50.00
Two Penn Plaza	1968	1,676,438	United Business Media PLC	27,344	Sep-14	10.75	$55.00	12	$70.00
330 West 34th Street	1925	654,000	Deutsch	74,364	Sep-14	10.83	$59.00	10	$75.00
330 West 34th Street	1925	654,000	New York & Co.	83,639	Apr-14	16.00	$50.00	13	$70.00

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Herald Center Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent(2)	$14,134,111	$13,924,182	$12,206,941	$9,183,427	$8,584,625	$30,453,478	$122.27
Total Recoveries	$2,974,091	$3,184,745	$1,809,718	$689,478	$613,921	$1,660,080	$6.67
Other Income	$439,068	($3,592)	$63,639	$104,026	$101,936	$6,000	$0.02
Discounts Concessions	($35,000)	($144,000)	($1,849,333)	($1,562,667)	($956,222)	$0	$0.00
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	$0	$0.00
Effective Gross Income	$17,512,270	$16,961,335	$12,230,965	$8,414,264	$8,344,260	$32,119,558	$128.96
Total Expenses	$6,209,098	$6,375,396	$7,176,592	$7,564,095	$7,933,437	$8,915,485	$35.80
Net Operating Income	$11,303,172	$10,585,939	$5,054,373	$850,169	$410,823	$23,204,073	$93.17
Capital Expenditures	$370,559	$75,313	$620,577	$74,464	$285,476	$60,266	$0.24
TI/LC	$0	$0	$0	$0	$0	$554,713	$2.23
Net Cash Flow	$10,932,613	$10,510,626	$4,433,796	$775,705	$125,347	$22,589,094	$90.70

Occupancy %	99.7%	99.7%	67.5%	74.1%(3)	95.0%(4)	96.6%
NOI DSCR	0.97x	0.91x	0.43x	0.07x	0.04x	1.99x
NCF DSCR	0.94x	0.90x	0.38x	0.07x	0.01x	1.94x
NOI Debt Yield	4.4%	4.2%	2.0%	0.3%	0.2%	9.1%
NCF Debt Yield	4.3%	4.1%	1.7%	0.3%	0.0%	8.9%

(1)
The Herald Center Property was substantially renovated and partially re-tenanted in 2014. A previous tenant, Daffy’s Inc. (“Daffy’s”), vacated its space in 2013 following a corporate bankruptcy. H & M replaced the Daffy’s tenant in a portion of its previous space in August 2014, opened for business on May 20, 2015, and began paying rent on August 14, 2015 following a one-year free rent period. The previous Daffy’s lease was for approximately 97,124 SF at $27.41 PSF in base rent pursuant to a lease beginning in 1993. The H & M tenant leases 62,800 SF at a base rent of $238.85 PSF.

(2)
Underwritten base rent is net of actual vacancy and includes approximately $638,280 of straight line rent credit over the 10-year loan term for the Verizon space and approximately $142,990 of additional contractual rent steps associated with the ASA College tenant effective May 1, 2016.

(3)	The H & M tenant took occupancy in August 2014; however, the tenant had a one-year free rent period which ended in August 2015.

(4)	The 4/30/2015 TTM Occupancy % is based on a Herald Center Borrower occupancy report for April 2015.

Escrows and Reserves.  During a Trigger Period (as defined below), the Herald Center Borrower is required to escrow monthly 1/12 of the annual estimated tax payments and 1/12 of the annual estimated insurance premiums (unless the Herald Center Borrower maintains insurance under an acceptable blanket insurance policy and no event of default is continuing). During a Trigger Period, the Herald Center Borrower is required to escrow monthly $5,283 for capital expenditures approved by the lender. The Herald Center Borrower deposited $43,000,000 in escrow at loan origination for (i) work required to be performed by the Herald Center Borrower pursuant to the lease with H & M at the Herald Center Property (the “H & M Lease”) as more particularly described on a schedule to the loan agreement, in a maximum amount of $5,000,000, (ii) work required to be paid for, but not performed by, the Herald Center Borrower pursuant to the H & M Lease, excluding any basement “make-ready” work, in a maximum amount of $12,000,000, (iii) out-of-pocket leasing commissions which the Herald Center Borrower is obligated to pay pursuant to the H & M Lease, in a maximum amount of $11,261,250 and (iv) disbursements to the lender, provided no event of default is continuing, for the payment of interest to the extent rents collected by the Herald Center Borrower are insufficient to pay such interest, in a maximum aggregate amount of $14,738,750. Substantially all of these upfront reserves have been released to the Herald Center Borrower. The borrower also deposited $5,000,000 in escrow at origination in connection with the approximately 4,000 square foot retail space portion of the Herald Center Property facing West 34th Street as more particularly described on a schedule to the loan agreement (“West 34th Street Space”), and subsequently delivered a letter of credit in the amount of $5,004,998 in exchange for return of such cash deposit. Such letter of credit is currently being released by the lender, as the West 34th Street Space has now been leased to Verizon, which sent a payment advice to the borrower on September 25, 2015 indicating it had paid its first rent payment. During a Trigger Period caused solely by an H & M Vacancy Event (as defined below), all excess cash flow is required to be deposited into an account to be held by the lender as additional security for the Herald Center Loan Pair until the funds on deposit in such account are equal to $10,000,000, which amounts are required to be disbursed to the Herald Center Borrower in connection with tenant improvements and leasing commissions incurred with respect to a new lease of the H & M space.

“H & M Tenant” means H & M Hennes & Mauritz L.P. or any successor tenant under the H & M Lease pursuant to the terms thereof.

An “H & M Vacancy Event” means: (i) the filing of a voluntary or involuntary petition under bankruptcy law by or against H & M Tenant (an “H & M Bankruptcy Event”) or (ii) H & M Tenant vacates the space demised pursuant to the H & M Lease and fails to continue to pay rent in accordance with the terms of the H & M Lease.

A “Trigger Period” will:

(i)
commence upon the occurrence of an event of default under the Herald Center Mortgage Loan and continue until the event of default under the Herald Center Mortgage Loan has been cured in accordance with the terms and provisions of the Herald Center loan agreement or otherwise to the lender’s reasonable satisfaction, or

(ii)
commence upon an H & M Bankruptcy Event and continue until (x) H & M Tenant affirms its lease or, if such petition is involuntary, the bankruptcy petition is dismissed or (y) all or any portion of the H & M Tenant space is re-let to one or more third-party tenants pursuant to a lease entered into in accordance with the terms of the loan agreement which tenant(s) have commenced paying rent under such replacement lease, as evidenced by an estoppel certificate, in an amount sufficient to result in the debt yield for the Herald Center Loan Pair being equal to or greater than eight and one-half percent (8.5%) and amounts sufficient to pay all leasing commissions and tenant improvements with respect to such replacement lease are on deposit with the lender (such event referred to in this clause (ii) (y), an “H & M Re-let Event”), or

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Herald Center

(iii)
commence upon an H & M Vacancy Event of the type described in clause (ii) of the definition of an H & M Vacancy Event and continue until (x) H & M Tenant re-occupies and re-commences the operation of its business in its space or (y) an H & M Re-let Event occurs.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Herald Center Mortgage Loan. The Herald Center Mortgage Loan has springing cash management (i.e., the Herald Center Mortgage Loan has cash management only during a Trigger Period). When a Trigger Period is not continuing, funds in the lockbox account are required to be disbursed to the Herald Center Borrower on each business day. During a Trigger Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Herald Center Loan Pair, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse to an escrow account the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Herald Center Borrower in connection with the operation and maintenance of the Herald Center Property reasonably approved by the lender, and (x) during a Trigger Period caused solely by an H & M Vacancy Event, into an account to be held by the lender as additional security for the Herald Center Loan Pair until the funds on deposit in such account (which may be applied to expenses of re-tenanting the H & M space) equal $10,000,000, in which event the remainder will be disbursed to the Herald Center Borrower or (y) during a Trigger Period not caused by an H & M Vacancy Event, to an account to be held by the lender as additional security for the Herald Center Loan Pair.

Additional Secured Indebtedness (not including trade debts).  The Herald Center Property also secures the Herald Center Serviced Companion Loan, with a Cut-off Date balance of $140,000,000. The Herald Center Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate on the closing date of this transaction and may be contributed to one or more future securitization transactions, or otherwise transferred at any time. The promissory notes evidencing the Herald Center Serviced Companion Loan accrue interest at the same rate as the Herald Center Mortgage Loan. The Herald Center Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Herald Center Serviced Companion Loan. The holders of the Herald Center Mortgage Loan and the Herald Center Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Herald Center Loan Pair. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The Herald Center Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. The Herald Center Borrower may permit its equity owners to pledge, without lender’s consent but with 15 days prior written notice, up to a 49% indirect interest in the Herald Center Borrower subject to various conditions, including, among other conditions, (i) no event of default under the Herald Center Mortgage Loan documents and (ii) the principal amount of the mezzanine debt will not result in an aggregate LTV of greater than 75% or an aggregate debt yield of less than 8.5%. On August 24, 2015, the Herald Center Borrower notified the lender of its intent to permit the pledge of an indirect 49% interest in the Herald Center Borrower and 100% of its cash distributions to M&T Bank in return for a $40,000,000, two year term credit facility to certain equity owners of the Herald Center Borrower (which may be used for any purpose determined by such equity owners). On September 15, 2015, the Herald Center Borrower notified the lender that the then outstanding balance of the credit facility was approximately $8.4 million. The outstanding balance may change at any time without notice within the parameters of the credit facility terms and the Herald Center Mortgage Loan document conditions.

Release of Property.  Not permitted.

Terrorism Insurance.  The Herald Center Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is commercially feasible in an amount determined by the lender in its sole discretion (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Herald Center Borrower is required to maintain, and the lender is required to accept, terrorism insurance which covers “certified” acts (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

Mortgage Loan No. 2 – 261 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

Mortgage Loan No. 2 – 261 Fifth Avenue

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

Mortgage Loan No. 2 – 261 Fifth Avenue

261 Fifth Avenue
261 Fifth Avenue
New York, NY 10016
MANHATTAN
Midtown
Garment District
East Side
Kips Bay
Gramercy Park
Flatiron District
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
TIMES SQUARE
4 Times Sq.
Grand Central Terminal
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
42ND ST/ PORT AUTHORITY
Port Authority Bus Terminal
BRYANT PARK
5TH AVE
Bryant Park
New York Public Library
42ND ST/ TIMES SQ
New York Times Building
Lefcourt Manhattan Bldg.
Republic Bank Tower
The Morgan Library & Museum
Manhattan Center
34TH ST/ PENN STA.
One Penn Plaza
Macy's
HERALD SQUARE
Empire State Building
LONG ISLAND RAILROAD
33RD ST/ LEXINGTON
Madison Square Garden
PENN STATION
Manhattan Mall
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Lexington Avenue Campus, Touro College
Fashion Institute of Technology
28TH ST/ 7TH AVE
28TH ST
28TH ST/ LEXINGTON
NY Life Insurance Bldg.
Madison Square Park
Supreme Court-Appellate Division
Metropolitan Life Building
Baruch College
23RD ST/ 8TH AVE
23RD ST/ 7TH AVE
23RD ST
23RD ST/ LEXINGTON
Flatiron Building
Cabrini Medical Center
Theo. Roosevelt Birthplace Natl. Historic Site
18TH ST/ 7TH AVE
NY Film Academy School of Film & Acting
NYU Hospital for Joint Diseases
Beth Israel Medical Center
Union Square
14TH ST/ 8TH AVE
14TH ST
UNION SQUARE/ 14TH ST
14TH ST/ LEXINGTON/ UNION SQ
Con Edison Building
6TH AVE
8TH AVE/14TH ST
3RD AVE/ 14TH ST
1ST AVE/ 14TH ST
New York Eye & Ear Infirmary
14TH ST/ 7TH AVE
Forbes Galleries
NYU American Language Institute
Benjamin N. Cardozo School of Law
Village Temple
Eugene Lang College - The New School of Liberal Arts
First Presbyterian Church
Grace Church
Cooper Union
8TH ST/ NYU
Astor Pl.
Washington Arch
Washington Square
New York University
Tisch School of The Arts
Hebrew Union College - Jewish Inst. of Religion
St. George Ukrainian Catholic Church
Ukrainian Museum
4TH ST/ WASHINGTON SQ
CHRISTOPHER/ SHERIDAN ST
Tompkins Square Park
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
FDR Drive
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
W. 20th St.
W. 19th St.
W. 18th St.
W. 17th St.
W. 16th St.
W. 15th St.
W. 14th St.
W. 13th St.
W. 12th St.
W. 11th St.
W. 10th St.
W. 9th St.
W. 8th St.
Waverly Pl.
Washington Pl.
W. 4th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
E. 22nd St.
E. 21st St.
E. 20th St.
E. 19th St.
E. 18th St.
E. 17th St.
E. 16th St.
E. 15th St.
E. 14th St.
E. 13th St.
E. 12th St.
E. 11th St.
E. 10th St.
E. 9th St.
St. Marks Pl.
E. 7th St.
E. 6th St.
E. 5th St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
Irving Pl.
3rd Ave.
2nd Ave.
1st Ave.
Ave. A
4th Ave.
Broadway
University Pl.
Greenwich Ave.
W. 11th St.
Waverly Pl.
Bleecker St.
Hudson St.
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Williamsburg
Hoboken
Hudson River
Greenwich Village
SoHo
NEW JERSEY
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

Mortgage Loan No. 2 – 261 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$110,000,000			Location:	New York, NY 10016
Cut-off Date Balance(1):	$110,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.3%			Detailed Property Type:	CBD
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Jeffrey Feil; Lloyd Goldman			Year Built/Renovated:	1928/2015
Mortgage Rate:	4.420%			Size:	441,922 SF
Note Date:	8/6/2015			Cut-off Date Balance per Unit(1):	$407
First Payment Date:	10/1/2015			Maturity Date Balance per Unit(1):	$407
Maturity Date:	9/1/2025			Property Manager:	Jeffrey Management Corp.
Original Term to Maturity:	120 months
Original Amortization Term:	N/A			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$13,235,872
Seasoning:	1 month			UW NOI Debt Yield(1):	7.4%
Prepayment Provisions:	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	7.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.52x
Additional Debt Type:	Pari Passu			Most Recent NOI(2):	$12,335,215 (12/31/2014)
Additional Debt Balance:	$70,000,000			2nd Most Recent NOI:	$10,943,668 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$11,213,823 (12/31/2012)
Reserves(3)				Most Recent Occupancy:	99.7% (7/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	99.3% (12/31/2014)
RE Tax:	$1,051,424	$350,475	N/A	3rd Most Recent Occupancy:	97.8% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$300,000,000 (7/1/2015)
Recurring Replacements:	$0	$9,206	N/A	Cut-off Date LTV Ratio(1):	60.0%
TI/LC:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	60.0%
Other:	$457,936	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$180,000,000	100.0%	Loan Payoff:	$141,631,767	78.7%
			Reserves:	$1,509,360	0.8%
			Closing Costs:	$2,254,035	1.3%
			Return of Equity:	$34,604,839	19.2%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The 261 Fifth Avenue Mortgage Loan is part of the 261 Fifth Avenue Loan Pair evidenced by two pari passu notes with an aggregate original principal balance of $180,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NCF DSCR, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate note balance of the 261 Fifth Avenue Loan Pair.

(2)	The June 30, 2015 year-to-date NOI as provided by the 261 Fifth Avenue borrower was $8,828,659.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The second largest mortgage loan (the “261 Fifth Avenue Mortgage Loan”) is part of a loan pair (the “261 Fifth Avenue Loan Pair”) evidenced by two pari passu promissory notes (Note A-1 and Note A-2) with a combined original principal balance of $180,000,000 (see “—Additional Secured Indebtedness” below for additional information), secured by a first priority fee mortgage encumbering a 26-story office building known as 261 Fifth Avenue (the “261 Fifth Avenue Property”) located in New York, New York. Promissory Note A-1 had an original principal balance of $110,000,000 and evidences the 261 Fifth Avenue Mortgage Loan. Promissory Note A-2 had an original principal balance of $70,000,000 and evidences the 261 Fifth Avenue serviced companion loan (the “261 Fifth Avenue Serviced Companion Loan”). See “Description of the Mortgage Pool—The A/B Whole Loans and Loan Pairs—The 261 Fifth Avenue Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus. Proceeds from the 261 Fifth Avenue Mortgage Loan Pair were used to pay off the previous loan which was securitized in the MSC 2005-HQ7 securitization, fund closing costs and reserves and return equity to the sponsors.

The Borrower and the Sponsor. The borrowers are tenants in common, 261 Fifth Avenue TIC Owner LLC and Normandy 261 5th Ave LLC (collectively, the “261 Fifth Avenue Borrower”) each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors. The sponsors of the borrowers and the nonrecourse carve-out guarantors are Jeffrey Feil and Lloyd Goldman.

Jeffrey Feil is the President and Chief Executive Officer of the Feil Organization, Inc., a New York based real estate investment, development and management firm that owns and has developed and managed over 26 million SF of retail, commercial and industrial properties, over 5,000 residential rental units and hundreds of net leased properties. Mr. Feil is a founding partner of the real estate lending platform RCG Longview, and also serves on the Board of Governors of the New York Real Estate Board and as President of The Feil Family Foundation.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

Lloyd Goldman is the President of BLDG Management Co., Inc. and its affiliates, which owns and manages a national real estate portfolio of in excess of 400 properties, including over 7,000 residential units and over 20 million SF of commercial properties. BLDG Management Co., Inc. and its affiliates employ over 80 people for property management, leasing and support and over 750 people for the operation and maintenance of its properties.

The Property. The 261 Fifth Avenue Property was constructed in 1928 by renowned architect Ely Jacques Kahn and is a designated New York City landmark. The 261 Fifth Avenue Property is a 26-story, Class “B” office building located at the southeast intersection of Fifth Avenue and East 29th Street in Manhattan’s Midtown South market and consists of 441,922 SF (427,869 SF of office space and 14,053 SF of retail with frontage along both Fifth Avenue and 29th Street). The 261 Fifth Avenue Property is proximate to the Empire State Building, Madison Square Garden, the Flatiron and Madison Square Park and to several mass transit options including the 1, N, R and 6 subway trains (all within two blocks), and additional subway lines, New Jersey Path and Transit trains, Long Island Railroad and Amtrak trains.

The 261 Fifth Avenue Borrower acquired the 261 Fifth Avenue Property in 2005 and has a current cost basis of $193.2 million. In 2015, the 261 Fifth Avenue Borrower began a capital improvement and renovation plan that calls for approximately $17.5 million to be invested in the 261 Fifth Avenue Property over the next six years. The renovation plans include upgrades to the lobby, façade, mechanical systems, common areas, and conversion to a gas boiler.

As of July 31, 2015, the 261 Fifth Avenue Property was 99.7% leased by 44 office and 4 retail tenants. The largest tenants are Dan Klores Communication, Next Jump Inc., Mistdoda Capital LLC and Richloom Fabrics Group, with no other tenant leasing more than 4.4% of SF or representing more than 4.8% of base rent. The retail spaces are currently occupied by Harounian Rugs International, Den Enterprises Inc (d/b/a Saint-Petersburg), Subway Real Estate Corp and Starbucks Corp. Historical occupancy at the 261 Fifth Avenue Property has averaged 96.6% for the last three years.

Major Tenants.

Dan Klores Communication (38,877 SF, 8.8% of NRA, 7.4% of U/W Base Rent) Dan Klores Communication occupies 38,877 SF under an initial lease dated June 29, 2010 and an expansion amendment to lease dated March 5, 2013 both expiring January 31, 2022, with one five-year renewal option at fair market rent. Pursuant to the leases, the tenant pays an average current base rent of $35.87 PSF and is entitled to two months of rent abatement from November through December, 2015 totaling $69,650. Dan Klores Communication is an independent public relations firm with offices in New York, Los Angeles, Chicago, San Francisco and Washington, D.C. Its clients range from Fortune 100 companies to small startups and individuals.

Next Jump Inc (38,346 SF, 8.7% of NRA, 10.0% of U/W Base Rent) Next Jump Inc occupies 38,346 SF under a lease dated May 2007 and expiring July 31, 2017. Pursuant to the lease, the tenant pays a current base rent of $47.33 PSF, which will increase to $48.69 PSF by December 2015 and to $50.08 PSF by December 2016. Next Jump Inc is an e-commerce company that manages exclusive perks, benefits, rewards and recognition for over 70% of the Fortune 1000 companies and for its merchant partners reaches a customer network of over 70 million members.

Mistdoda Capital LLC (38,271 SF, 8.7% of NRA, 9.5% of U/W Base Rent) Mistdoda Capital LLC is an entity under the common control of Croscill, Inc., a textile manufacturer. Mistdoda Capital LLC pays a current base rent of $45.30 PSF, which will increase to $46.65 PSF beginning November 2015 and to $48.05 PSF beginning November 2016. Mistdoda Capital LLC currently subleases all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (occupying 12,757 SF under a sublease dated August 27, 2010), The Norwest Company, LLC (occupying 12,757 SF under a sublease dated December 20, 2010) and Badger & Winters Group, Inc. (occupying 12,757 SF under a sublease dated June 29, 2010).

Richloom Fabrics Group (28,885 SF, 6.5% of NRA, 5.7% of U/W Base Rent) Richloom Fabrics Group occupies 28,885 SF under a lease dated January 1999 and expiring December 31, 2017. Pursuant to the lease, the tenant pays a current base rent of $37.50 PSF. Richloom Fabrics Group is a privately held home furnishings company specializing in servicing hospitality clients, furniture manufacturers worldwide, over-the-counter fabric retailers, jobbers, recreational vehicles and outdoor manufacturers.

The following table presents certain information relating to the leases at the 261 Fifth Avenue Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW	Annual UW Rent PSF(2)	Lease Expiration
Major Tenants
Dan Klores Communication	NR/NR/NR	38,877	9%	$1,394,508	7%	$35.87	1/31/2022
Next Jump Inc	NR/NR/NR	38,346	9%	$1,893,528	10%	$49.38	11/30/2017
Mistdoda Capital LLC(3)	NR/NR/NR	38,271	9%	$1,785,528	9%	$46.65	10/31/2017
Richloom Fabrics Group	NR/NR/NR	28,885	7%	$1,083,192	6%	$37.50	12/31/2017
Subtotal/Wtd. Avg.		144,379	33%	$6,156,756	33%	$42.64
Other Tenants		296,023	67%	$12,704,100	67%	$42.92
Vacant Space		1,520	0%	$0	0%	$0.00
Total/Wtd. Avg.		441,922	100%	$18,860,856	100%	$42.83

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Mistdoda Capital LLC is currently subleasing all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (12,757 SF), The Norwest Company, LLC (12,757 SF) and Badger & Winters Group, Inc. (12,757 SF).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

The following table presents certain information relating to the lease rollover schedule at the 261 Fifth Avenue Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling(3)	SF Rolling	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2015	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2016	5	22,014	$45.32	5.0%	5.0%	$997,740	5.3%	5.3%
2017	16	190,796	$42.60	43.2%	48.2%	$8,128,716	43.1%	48.4%
2018	3	14,051	$52.22	3.2%	51.3%	$733,776	3.9%	52.3%
2019	5	26,760	$48.75	6.1%	57.4%	$1,304,520	6.9%	59.2%
2020	2	15,894	$38.30	3.6%	61.0%	$608,736	3.2%	62.4%
2021	8	68,470	$39.42	15.5%	76.5%	$2,698,848	14.3%	76.7%
2022	4	75,476	$38.53	17.1%	93.6%	$2,907,912	15.4%	92.1%
2023	1	1,704	$101.09	0.4%	93.9%	$172,260	0.9%	93.1%
2024	1	11,030	$50.00	2.5%	96.4%	$551,496	2.9%	96.0%
2025	2	9,880	$52.52	2.2%	98.7%	$518,868	2.8%	98.7%
2026 & Beyond	1	4,327	$55.00	1.0%	99.7%	$237,984	1.3%	100.0%
Vacant	NAP	1,520	NAP	0.3%	100.0%	$0	0%
Total/Wtd. Avg.	48	441,922	$42.83	100.0%		$18,860,856	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple co-terminous leases that are consolidated for purposes of the Lease Rollover Schedule.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Mistdoda Capital LLC is currently subleasing all of its space through October 31, 2017 (the end of its lease term) to three subtenants: Christine Valmy International School, Inc. (12,757 SF), The Norwest Company, LLC (12,757 SF) and Badger & Winters Group, Inc. (12,757 SF). The subleases are consolidated for purposes of this Lease Rollover Schedule.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The 261 Fifth Avenue Property is located in the Midtown South office market, which includes businesses in the fashion, art, advertising and high-tech industries. The Midtown South office market outperforms other Manhattan office markets with a vacancy rate of 7.0%, which rate has remained under 10% over the past five years. Over the past year, the Midtown South office market’s average asking rent has risen by 5.4%. Midtown South’s Class “B” office space is the most expensive in its class of any Manhattan office market, at an asking rent of $65.67 PSF. Comparable space in Midtown and Downtown carries an average asking rent of $54.69 PSF and $41.86 PSF, respectively.

The 261 Fifth Avenue Property is located in the Madison/Union Square submarket of the Midtown South office market. During the first quarter of 2015, the Madison/Union Square submarket had a vacancy rate of 7.3%, 1.6% less than the same period last year, and the lowest vacancy since the second quarter of 2013. The submarket had a weighted average Class “B” office rent of $66.17 PSF. The weighted average underwritten office rent at the 261 Fifth Avenue Property is $42.03 PSF. Class “B” available space decreased 14.4% during the first quarter of 2015 from the previous quarter. The submarket has experienced five consecutive quarters of positive absorption which registered 237,548 SF in the first quarter of 2015.

The following table presents competitive office rental properties to the 261 Fifth Avenue Property:

Competitive Set

Name	Asking Rent	Year Built / Renovated	Total Occupancy	Size (SF)	Stories
261 Fifth Avenue Property	$42(1)	1928/2015	99.7%(2)	441,922(2)	26
60 Madison Avenue	$64-$68	1910	80.5%	183,400	13
79 Madison Avenue	$65	1925/2005	86.9%	216,000	17
105 Madison Avenue	$59	1913	94.2%	231,000	20
11 East 26th Street	$68	1912	94.8%	230,000	21
345-355 Park Avenue South	N/A	1912/1999	100.0%	240,000	12
360 Park Avenue South	N/A	1912	100.0%	451,000	20
381 Park Avenue South	$55	1910	87.8%	192,000	17
230 Fifth Avenue	N/A	1915	100.0%	300,000	20
Range/Wtd Avg/Total(3)	$55-$68		94.5%	2,043,400

Source: Appraisal.

(1)	Reflects current weighted average underwritten office rent at the 261 Fifth Avenue Property.

(2)	Based on the rent roll dated July 31, 2015.

(3)	Range/Wtd Avg/Total excludes the 261 Fifth Avenue Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	261 Fifth Avenue

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the 261 Fifth Avenue Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	$15,320,343	$15,372,196	$16,747,229	$18,952,056	$42.89
Total Recoveries	N/A	$2,192,866	$2,363,793	$2,673,153	$3,090,171	$6.99
Other Income	N/A	$129,659	$70,161	$134,271	$129,484	$0.29
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($1,102,111)	(5.8%)
Effective Gross Income	N/A	$17,642,868	$17,806,150	$19,554,653	$21,069,600	$47.68
Total Operating Expenses	N/A	$6,429,045	$6,862,482	$7,219,438	$7,833,728	$17.73
Net Operating Income	N/A	$11,213,823	$10,943,668	$12,335,215	$13,235,872	$29.95
Capital Expenditures	N/A	$0	$0	$0	$110,481	$0.25
TI/LC	N/A	$0	$0	$0	$883,844	$2.00
Net Cash Flow	N/A	$11,213,823	$10,943,668	$12,335,215	$12,241,547	$27.70

Occupancy %	N/A	92.8%	97.8%	99.3%	99.7%(1)
NOI DSCR	N/A	1.39x	1.36x	1.53x	1.64x
NCF DSCR	N/A	1.39x	1.36x	1.53x	1.52x
NOI Debt Yield	N/A	6.2%	6.1%	6.9%	7.4%
NCF Debt Yield	N/A	6.2%	6.1%	6.9%	6.8%

(1)    Occupancy as of July 31, 2015.

Escrows and Reserves. The 261 Fifth Avenue Borrower deposited $1,051,424 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The 261 Fifth Avenue Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the 261 Fifth Avenue Borrower maintains insurance under an acceptable blanket insurance policy) and is required to escrow monthly $9,206 for capital expenditures. The 261 Fifth Avenue Borrower deposited $457,936 in escrow for free rent periods ranging from one to eight months, relating to ten individual tenants. Upon the debt service coverage ratio falling below 1.40x until the debt service coverage ratio equals or exceeds 1.40x for two consecutive quarters, the 261 Fifth Avenue Borrower is required to deposit monthly reserves of $73,665 into a TI/LC reserve account.

Lockbox and Cash Management. The 261 Fifth Avenue Mortgage Loan is structured with a hard lockbox and springing cash management. During the continuance of a Cash Sweep Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed in accordance with the 261 Fifth Avenue Mortgage Loan documents. All funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts (if any) are required to be remitted to the 261 Fifth Avenue Borrower on a daily basis.

Also during the continuance of a Cash Sweep Period, the 261 Fifth Avenue Borrower will be required to deposit all excess cash with respect to the 261 Fifth Avenue Mortgage Loan to an account to be held by the lender as additional security for the 261 Fifth Avenue Mortgage Loan.

A “Cash Sweep Period” will occur upon the debt service coverage ratio falling below 1.30x and will end upon the debt service coverage ratio equaling or exceeding 1.35x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The 261 Fifth Avenue Property also secures the 261 Fifth Avenue Serviced Companion Loan, with a Cut-off Date balance of $70,000,000. The 261 Fifth Avenue Serviced Companion Loan has been included in the BACM 2015-UBS7 securitization trust.

The 261 Fifth Avenue Mortgage Loan accrues interest at the same rate as the pari passu 261 Fifth Avenue Serviced Companion Loan, which is secured by Note A-2, and is entitled to payments of interest and principal on a pro rata and pari passu basis with the 261 Fifth Avenue Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” in the Free Writing Prospectus. The holders of the 261 Fifth Avenue Mortgage Loan and the 261 Fifth Avenue Serviced Companion Loan have entered into an agreement among note holders which sets forth the allocation of collections on the 261 Fifth Avenue Loan Pair. The 261 Fifth Avenue Loan Pair will be serviced pursuant to terms of the MSBAM 2015-C25 pooling and servicing agreement. See “Description of the Mortgage Pool—The A/B Whole Loans and the Loan Pairs—The 261 Fifth Avenue Loan Pair” and “Servicing of the Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The 261 Fifth Avenue Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Roosevelt New Orleans Waldorf Astoria

Mortgage Loan No. 3 – Roosevelt New Orleans Waldorf Astoria

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Roosevelt New Orleans Waldorf Astoria

Mortgage Loan No. 3 – Roosevelt New Orleans Waldorf Astoria

Roosevelt New Orleans Waldorf Astoria
130 Roosevelt Way
New Orleans, LA 70112
Treme-Lafitte
Faubourg Marigny
Mid-City
Iberville
BioDistrict
New Orleans
Medical District
French Quarter
NEW ORLEANS
Downtown
Warehouse District
Lower Garden District
Mississippi River
Louis Armstrong Park
Lemann Playground 1
Lemann Playground 2
Cabrini Playspot
Mahalia Jackson Theater for the Performing Arts
New Orleans Treme Center
Voodoo Museum
Preservation Hall
St. Louis Cathedral
The Presbytere
The Cabildo
Jackson Square
FRENCH MARKET
Washington Artillery Park
Pharmacy Museum
Jackson Brewery
Napoleon House
Court of Appeals and State Supreme Court
Old Absinthe House
Old Custom House
The Shops at Canal Place
Woldenberg Riverfront Park
Audubon Aquarium of the Americas
CANAL STREET FERRY
Canal Street Wharf
Harrah's Casino
World Trade Center
Spanish Plaza
Riverwalk Marketplace
Riverwalk
LSU/VA Medical Center
MEDICAL CENTER OF LOUISIANA WEST CAMPUS
MEDICAL CENTER OF LOUISIANA EAST CAMPUS
Tulane University Medical Center
New Orleans Public Library
Louis Armstrong New Orleans Intl. Airport 13 miles
Freeport-McMoRan Building
1515 Poydras
DUNCAN PLAZA
City Hall
Mercedes-Benz Superdome
Benson Tower
1340 Poydras
1250 Poydras
CHAMPIONS SQUARE
Energy Centre
Smoothie King Center
US Post Office
Union Station
Place St. Charles
Pan American Life Center
Poydras Center
Gallier Hall
Lafayette Square
U.S. Federal Court
400 Poydras Tower
Piazza d'Italia
Louisiana Children's Museum
Confederate Museum
Contemporary Arts Center
Lee Monument
National World War II Museum and D-Day Museum
New Orleans Ernest N. Morial Convention Center
Mississippi River Heritage Park
Coliseum Square
Annunciation Playground
Crescent City Connection
Canal St
Common St
Gravier St
Union St
Perdido St
Poydras St
Lafayette St
Girod St
Julia St
S Diamond St
Tchoupitoulas St
Convention Blvd
Carondelet St
St Charles Ave
Baronne St
O'Keefe Ave
Camp St
Magazine St
Constance St
Annunciation St
Coliseum St
Prytania St
Erato St
Thalia St
Melpomene Ave
Terpsichore St
Euterpe St
Race St
Orange St
Henderson St
Clio St
Simon Bolivar Ave
S Saratoga St
Martin Luther King Jr Blvd
Magnolia St
Clara St
N Claiborne Ave
N Robertson St
N Rampart St
Basin St
Saratoga St
Treme St
S Villere St
S Derbigny St
S Roman St
S Prieur St
Bolivar St
S Galvez St
S Johnson St
Banks St
Palmyra St
Cleveland Ave
Canal St
Iberville St
Bienville St
Conti St
Saint Louis St
N Galvez St
N Johnson St
N Prieur St
STREETCAR LINE
Toulouse St
Saint Louis St
Burgundy St
Dauphine St
Bourbon St
Royal St
Exchange Pl
Iberville St
Bienville St
Conti St
N Peters St
N Front Blvd
Decatur St
Chartres St
Dumaine St
Saint Philip St
N Rampart St
Governor Nicholls St
Barracks St
Esplanade Ave
N Peters St
S Peters St
Fulton St
Lake Pontchartrain
NEW ORLEANS
Kenner
Metairie
River Ridge
Harahan
Elmwood
Bridge City
Shrewsbury
Waggaman
Avondale
Westwego
Gretna
Terrytown
Harvey
Marrero
Timberlane
Belle Chasse
Estelle
Woodmere
Algiers
Arabi
Chalmette
Lakeview
Gentilly
Lake Cataouatche
10
90

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Roosevelt New Orleans Waldorf Astoria

Mortgage Loan No. 3 – Roosevelt New Orleans Waldorf Astoria

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$82,500,000			Location:	New Orleans, LA 70112
Cut-off Date Balance(1):	$82,301,306			General Property Type:	Hospitality
% of Initial Pool Balance:	7.0%			Detailed Property Type:	Full Service
Loan Purpose:	Refinance			Title Vesting:	Fee/Leasehold(3)
Sponsor:	AVR Realty Company; Allan V. Rose			Year Built/Renovated:	1893/2009
Mortgage Rate:	4.710%			Size:	504 Rooms
Note Date:	7/17/2015			Cut-off Date Balance per Unit(1):	$326,592
First Payment Date:	9/6/2015			Maturity Date Balance per Unit(1):	$267,235
Maturity Date:	8/6/2025			Property Manager:	Waldorf=Astoria Management LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$20,406,572
Seasoning:	2 months			UW NOI Debt Yield(1):	12.4%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	15.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.70x
Additional Debt Type:	Pari Passu			Most Recent NOI:	$20,789,255 (5/31/2015 TTM)
Additional Debt Balance:	$82,301,306			2nd Most Recent NOI:	$19,900,744 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$18,195,197 (12/31/2013)
Reserves(2)				Most Recent Occupancy:	74.4% (5/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	72.6% (12/31/2014)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	71.0% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$255,700,000 (1/19/2015)
Recurring Replacements:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	64.4%
Ground Rent Reserve:	$212,103	Springing	N/A	Maturity Date LTV Ratio(1):	52.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$165,000,000	100.0%	Loan Payoff:	$68,396,315	41.5%
			Reserves:	$212,103	0.1%
			Closing Costs:	$2,208,524	1.3%
			Return of Equity:	$94,183,058	57.1%
Total Sources:	$165,000,000	100.0%	Total Uses:	$165,000,000	100.0%

(1)
The Roosevelt New Orleans Waldorf Astoria Mortgage Loan is part of the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination, which is comprised of three pari passu notes with an aggregate original principal balance of $165,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio presented above are based on the aggregate pari passu note balance.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	A portion of the Roosevelt New Orleans Waldorf Astoria Property known as The Annex is subject to a ground lease as described under “—The Property” section below.

The Mortgage Loan. The third largest mortgage loan (the “Roosevelt New Orleans Waldorf Astoria Mortgage Loan”) is part of a non-serviced loan combination (the “Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination”) evidenced by three pari passu notes (Notes A-1, A-2 and A-3) in the aggregate original principal amount of $165,000,000, all of which are secured by the same first priority fee and leasehold mortgage encumbering a full service hospitality property known as Roosevelt New Orleans Waldorf Astoria in downtown New Orleans, Louisiana, on the edge of the French Quarter (the “Roosevelt New Orleans Waldorf Astoria Property”).

Notes A-2 and A-3, in the aggregate original principal amount of $82,500,000, collectively represent the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, and Note A-1 in the original principal amount of $82,500,000, represents the “Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan.” The Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan was contributed to the JPMBB 2015-C31 securitization trust and the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination will be serviced pursuant to the terms of the JPMBB 2015-C31 pooling and servicing agreement. The holders of the promissory notes evidencing the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination have entered into an agreement between note holders that sets forth the respective rights of each such note holder. See “—Additional Secured Indebtedness” below for additional information. See also “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination were used to refinance a previous loan with an outstanding principal balance of approximately $68,396,315 secured by the Roosevelt New Orleans Waldorf Astoria Property, fund upfront reserves, pay closing costs and return equity to the Roosevelt New Orleans Waldorf Astoria Borrower. The Roosevelt New Orleans Waldorf Astoria Borrower purchased the Roosevelt New Orleans Waldorf Astoria Property in 2007 (which was closed at the time as a result of Hurricane Katrina) for approximately $17.7 million (including existing FF&E), purchased the parking lot for $3.0 million, and substantially renovated the hotel at an approximate cost of $144.9 million, including certain asset carrying costs, closing costs, developer fees and tax credit buyouts, for a total approximate cost basis of $165.6 million. The renovated hotel then reopened under the current Waldorf Astoria brand on July 1, 2009.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Roosevelt New Orleans Waldorf Astoria

The Borrower and the Sponsor. The borrower is First Class Hotels, LLC (the “Roosevelt New Orleans Waldorf Astoria Borrower”), a recycled; single-purpose Louisiana limited liability company, with two independent directors. The Roosevelt New Orleans Waldorf Astoria Borrower is majority owned and controlled by Allan V. Rose, the nonrecourse carve-out guarantor and the owner and CEO of AVR Realty Company, LLC (“AVR”), a real estate development and investment firm headquartered in Yonkers, New York. Over the past 45 years, AVR has built, acquired and developed more than 30 million SF of commercial and residential space. AVR’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

The Property. The Roosevelt New Orleans Waldorf Astoria Property is primarily comprised of a 14-story full service luxury historic hotel with 504 rooms, including 125 suites. There are 129 surface parking spaces located across the street from the hotel building that are utilized by a third-party valet parking service at the Roosevelt New Orleans Waldorf Astoria Property. A four story annex building (“The Annex”), which is connected to the main hotel building, is described below. A portion of the Roosevelt New Orleans Waldorf Astoria Property was originally constructed in 1893 as the Grunewal Hotel. The building was subsequently expanded two times, rebranded as The Roosevelt Hotel in 1923, and operated as such until 1965. From 1965 to 2005, the hotel was operated as the Fairmont New Orleans. In 2005 the hotel was substantially damaged by Hurricane Katrina and closed. The Roosevelt New Orleans Waldorf Astoria Borrower purchased the then closed hotel in 2007, substantially renovated the building, and reopened the hotel as the Roosevelt New Orleans Waldorf Astoria on July 1, 2009. The Waldorf=Astoria Management LLC management agreement has a current expiration date of December 31, 2029, including two automatic five-year renewal terms. The Roosevelt New Orleans Waldorf Astoria Property is designated as a landmark by the City of New Orleans Historic District Landmarks Commission and approval by that commission is required for any construction or alteration to the exterior of the building.

The standard king or queen guestrooms range from 250 SF to 350 SF. The suites range in size from 650 SF to 1,931 SF. Amenities include approximately 55,381 SF of meeting and ballroom space (including the historic Blue Room), the Sazerac Bar, the third-party operated Domenica Restaurant, the Fountain Lounge Restaurant, Teddy’s café, an outdoor swimming pool and whirlpool, the Waldorf Astoria Spa, a fitness center and a business center.

The Annex, which contains the approximately 18,162 SF Roosevelt Ballroom space, the Waldorf Astoria Spa, the fitness center and the rooftop pool and the seasonal pool bar is subject to a ground lease between The Administrators of the Tulane Educational Fund and Belmont Commons, L.L.C. (“Belmont”), expiring on September 30, 2049, with no lease extension options. The Roosevelt New Orleans Waldorf Astoria Borrower subleases the ground from Belmont for an annual ground rent payment of $197,702, fixed for the entire lease term. Additionally, the approximately 12,204 SF Crescent City Ballroom is situated on the third floor of a neighboring property and is subleased from Belmont for an annual rent of $90,000 through December 31, 2015, then adjusted based on CPI each subsequent third year. No guest rooms are located in the improvements subject to the ground lease or the adjoining building space lease.

According to the appraisal, the Roosevelt New Orleans Waldorf Astoria Property generates approximately 48.0% of its room nights from meeting and group business, 36.0% from leisure business and 16.0% from commercial business.

Historical Occupancy, ADR, RevPAR
	Competitive Set			Roosevelt New Orleans Waldorf Astoria			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2012	74.5%	$195.33	$145.60	71.9%	$224.05	$161.01	96.4%	114.7%	110.6%
2013	72.3%	$211.78	$153.04	71.0%	$244.69	$173.66	98.2%	115.5%	113.5%
2014	74.0%	$220.82	$163.41	72.6%	$250.74	$181.94	98.1%	113.6%	111.3%
5/31/2015 TTM	74.8%	$224.77	$168.12	74.4%	$248.52	$184.93	99.5%	110.6%	110.0%

Source: Industry Report

The Market. The Roosevelt New Orleans Waldorf Astoria Property is located on the edge of the French Quarter in downtown New Orleans, Louisiana, one block from the bars, restaurants and music venues of Bourbon Street and approximately one half mile from the Mercedes-Benz Superdome and Harrah’s Casino and approximately one mile from the New Orleans Ernest N. Morial Convention Center. The Roosevelt New Orleans Waldorf Astoria Property is more specifically located within the New Orleans central business district neighborhood, affording it access to other attractions such as the National World War II Museum, the Audubon Aquarium of the Americas and the Audubon Insectarium. The Canal Streetcar Line is accessible half a block from the property, providing access to the greater New Orleans area. The Roosevelt New Orleans Waldorf Astoria Property is approximately 10 miles from the Louis Armstrong New Orleans International Airport and approximately one mile from the New Orleans Union Passenger Terminal. Vehicular access to the Roosevelt New Orleans Waldorf Astoria Property is provided by Interstate 10, located less than one mile northwest of the Roosevelt New Orleans Waldorf Astoria Property. The appraisal notes that while no new competitive supply is confirmed in the market, a number of non-competitive hotels are in various stages of the development process throughout New Orleans. In addition, plans have been announced for a full-service, convention headquarters hotel as part of the Ernest N. Morial Convention Center’s Phase V expansion.

Primary competitive properties to the Roosevelt New Orleans Waldorf Astoria Property are shown in the table below.

Competitive Property Summary
Property Name	No. of Rooms	Year Built	Meeting Space (SF)	Leisure	Meeting & Group	Commercial	2014 Occupancy	2014 ADR	2014 RevPAR
The Roosevelt New Orleans	504	1893	55,381	36%	48%	16%	72.6%	$250.74	$181.94
Hotel Monteleone New Orleans	570	1886	23,669	50%	40%	10%	75.0%	$226.00	$169.50
Omni Royal Orleans	345	1968	12,067	60%	25%	15%	80.0%	$220.00	$175.34
Ritz-Carlton New Orleans	527	2000	34,732	35%	50%	15%	72.0%	$290.00	$208.80
Royal Sonesta New Orleans	482	1969	19,212	60%	25%	15%	77.0%	$208.00	$160.16
Windsor Court	316	1984	9,424	50%	30%	20%	75.0%	$301.00	$225.75

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Roosevelt New Orleans Waldorf Astoria

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Cash Flow at the Roosevelt New Orleans Waldorf Astoria Property.

Cash Flow Analysis
	2010	2011	2012	2013	2014	5/31/2015 TTM	UW	UW per Room
Occupancy	63.9%	70.1%	71.9%	71.0%	72.6%	74.4%	74.4%
ADR	$183.66	$208.15	$224.05	$244.69	$250.74	$248.52	$248.52
RevPAR	$117.30	$145.82	$161.01	$173.66	$181.94	$184.93	$184.93

Rooms Revenue	$21,579,856	$26,824,727	$29,700,625	$31,947,385	$33,470,120	$34,019,996	$34,019,996	$67,500
Food & Beverage	$11,599,345	$15,406,441	$15,037,143	$16,999,100	$18,989,513	$21,200,143	$20,337,170	$40,352
Other Income	$3,380,902	$3,702,216	$4,826,417	$4,618,764	$4,991,409	$5,013,924	$5,070,115	$10,060
Total Revenue	$36,560,103	$45,933,384	$49,564,185	$53,565,249	$57,451,042	$60,234,063	$59,427,281	$117,911
Total Expenses	$28,599,850	$32,395,381	$33,723,593	$35,370,052	$37,550,298	$39,444,808	$39,020,709	$77,422
Net Op. Income	$7,960,253	$13,538,003	$15,840,592	$18,195,197	$19,900,744	$20,789,255	$20,406,572	$40,489
FF&E	$1,462,404	$2,296,669	$2,478,209	$2,678,262	$2,872,552	$3,011,703	$2,971,364	$5,896
Net Cash Flow	$6,497,849	$11,241,334	$13,362,383	$15,516,935	$17,028,192	$17,777,552	$17,435,208	$34,594

NOI DSCR	0.77x	1.32x	1.54x	1.77x	1.94x	2.02x	1.98x
NCF DSCR	0.63x	1.09x	1.30x	1.51x	1.66x	1.73x	1.70x
NOI Debt Yield	4.8%	8.2%	9.6%	11.0%	12.1%	12.6%	12.4%
NCF Debt Yield	3.9%	6.8%	8.1%	9.4%	10.3%	10.8%	10.6%

Escrows and Reserves.  At all times during an Escrow Sweep Period (as defined below) (irrespective of whether or not a Cash Sweep Event Period (as defined below) is also then in effect), the Roosevelt New Orleans Waldorf Astoria Borrower is required to (i) escrow monthly 1/12 of the annual estimated tax payments, (ii) escrow monthly 1/12 of the annual estimated insurance premiums (unless the Roosevelt New Orleans Waldorf Astoria Borrower maintains insurance under an acceptable blanket insurance policy), and (iii) make monthly deposits equal to 1/12 of the greater of (a) five percent of the gross income from operations for the prior year and (b) the amount required under the management agreement in place as of closing between the Roosevelt New Orleans Waldorf Astoria Borrower and Waldorf=Astoria Management LLC (“Waldorf”), as the manager of the Roosevelt New Orleans Waldorf Astoria Property (the “Management Agreement”) for the costs of FF&E. The Roosevelt New Orleans Waldorf Astoria Borrower deposited $212,103 in escrow at loan origination for rent due under the ground sublease covering a separate building attached to the hotel which houses the spa, fitness center, certain meeting spaces, and rooftop pool. The lender may apply any amounts held in the ground sublease escrow to the payment of the rent due under the sublease if the Roosevelt New Orleans Waldorf Astoria Borrower fails to pay such amounts. If the lender applies any such amounts, the Roosevelt New Orleans Waldorf Astoria Borrower is required to deposit funds sufficient to re-establish the reserve; provided that such requirement is waived unless both an Escrow Sweep Period and a Cash Sweep Period are in effect.

“Affiliated Manager” means (i) Dimension Development Company, provided that Sam Friedman controls Dimension Development Company, or (ii) another property manager which AVR Realty Company, LLC, directly or indirectly owns and directly controls, provided that Lily Ann Marden and/or Jeffrey H. Gansberg controls AVR Realty Company, LLC.

A “Cash Sweep Event Period” will:

(i)
commence upon the cash management bank receiving notice from the lender that an event of default under the Roosevelt New Orleans Waldorf Astoria Mortgage Loan has occurred and continue until the date the cash management bank receives notice from the lender that the lender has accepted a cure of the related event of default under the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, or

(ii)
commence upon the cash management bank receiving notice from the lender that the DSCR on the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination has fallen below 1.15x for two consecutive calendar quarters, calculated on a trailing 12-month basis, and continue until the date the cash management bank receives notice from the lender that the DSCR on the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination has been equal to or greater than 1.20x for two consecutive calendar quarters, calculated on a trailing 12-month basis.

An “Escrow Sweep Period” will commence upon the cash management bank receiving notice from the lender that Waldorf is no longer the manager (and the Roosevelt New Orleans Waldorf Astoria Borrower has not entered into a Replacement Management Agreement (as defined below) with a Qualified Franchise Manager (as defined below) with the Roosevelt New Orleans Waldorf Astoria Property operating as a Qualified Franchise (as defined below)) and continue until the cash management bank has received notice from the lender that the Roosevelt New Orleans Waldorf Astoria Borrower has entered into a replacement management agreement with a Qualified Franchise Manager with the Roosevelt New Orleans Waldorf Astoria Property operating as a Qualified Franchise either pursuant to the Replacement Management Agreement or a separate Replacement Franchise Agreement (as defined below).

“Qualified Franchise” means (a) a hotel brand flag with any of the following franchisors: (i) Waldorf, (ii) Ritz-Carlton, (iii) Four Seasons, (iv) St. Regis, and (v) Fairmont, provided that there has been no material adverse change to such franchisor’s financial condition, operations or ability to conduct its business in the ordinary course, or (b) a reputable and experienced franchisor possessing experience in flagging hotel properties similar in size, scope and use as the Roosevelt New Orleans Waldorf Astoria Property, to be determined in the lender’s reasonable judgment, provided that the lender’s consent may be conditioned upon receipt of confirmation from the applicable rating agencies that the flagging of the Roosevelt New Orleans Waldorf Astoria Property by such franchisor will not result in a downgrade, withdrawal or qualification of any related securities issued in connection with the securitization of the Roosevelt New Orleans Waldorf Astoria Mortgage Loan (such confirmation, a “Rating Confirmation”).

“Qualified Franchise Manager” means any of: (i) Marriott, (ii) Hilton, (iii) Four Seasons, and (iv) Starwood, provided that there has been no material adverse change to such franchisor’s financial condition, operations or ability to conduct its business in the ordinary course.

“Replacement Franchise Agreement” means collectively, (a) a franchise agreement with a Qualified Franchise, which franchise agreement must be reasonably acceptable to the lender in form and substance (which may be included and subsumed within a Replacement Management Agreement),

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Roosevelt New Orleans Waldorf Astoria

provided, the lender, at its option, may require that the Roosevelt New Orleans Waldorf Astoria Borrower obtain a Rating Confirmation from the applicable rating agencies with respect to such franchise agreement; and (b) a conditional assignment of franchise agreement substantially in the form of the assignment of management agreement delivered at closing (or such other form as is acceptable to the lender), executed and delivered to the lender by the Roosevelt New Orleans Waldorf Astoria Borrower and such Qualified Franchise.

“Replacement Management Agreement” means, collectively, (a) either (i) a management agreement with a Qualified Franchise Manager substantially in the same form and substance as the management agreement delivered at closing; (ii) a management agreement with a Qualified Franchise Manager, which management agreement must be reasonably acceptable to the lender in form and substance (which may be included and subsumed within a Replacement Franchise Agreement); or (iii) a management agreement with an Affiliated Manager, which management agreement must be reasonably acceptable to the lender in form and substance, provided that a Replacement Franchise Agreement with a Qualified Franchise is executed concurrently with the execution by the Roosevelt New Orleans Waldorf Astoria Borrower of such management agreement with the Affiliated Manager; provided, with respect to subclauses (ii) and (iii) in this definition, the lender, at its option, may require that the Roosevelt New Orleans Waldorf Astoria Borrower obtain a Rating Confirmation from the applicable Rating Agencies with respect to such management agreement; (b) a conditional assignment of management agreement substantially in the form of the assignment of management agreement delivered at closing (or such other form as is acceptable to the lender), executed and delivered to the lender by the Roosevelt New Orleans Waldorf Astoria Borrower and such Qualified Franchise Manager or Affiliated Manager; and (c) if such replacement manager is an Affiliated Manager, a management agreement reasonably acceptable to the lender and the Roosevelt New Orleans Waldorf Astoria Borrower must have delivered to the lender an updated substantive non-consolidation opinion acceptable to the lender with respect to such Affiliated Manager.

Lockbox and Cash Management.A springing lockbox is in place with respect to the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, as follows:

(1)	upon the commencement of a Cash Sweep Event Period, and provided that there is no Escrow Sweep Period then in effect, the Roosevelt New Orleans Waldorf Astoria Borrower will cause (and Waldorf has agreed pursuant to the cash management agreement to deposit) the monthly owner distribution of income (after Waldorf pays all property expenses (including, without limitation, taxes, insurance, ground rent and debt service), reserves (including FF&E) and other items permitted or required under the Management Agreement) to which the Roosevelt New Orleans Waldorf Astoria Borrower is entitled, to be deposited into the lockbox account, and

(2)	upon the commencement of an Escrow Sweep Period, a springing hard lockbox is in place with respect to the Roosevelt New Orleans Waldorf Astoria Mortgage Loan (i.e. upon the commencement of an Escrow Sweep Period, the Roosevelt New Orleans Waldorf Astoria Borrower has agreed to establish and maintain a hard lockbox into which all income will be deposited following the commencement of such Escrow Sweep Period).

The Roosevelt New Orleans Waldorf Astoria Mortgage Loan has springing cash management (i.e., the Roosevelt New Orleans Waldorf Astoria Mortgage Loan has cash management only during a Cash Sweep Event Period and/or Escrow Sweep Period). During the continuance of a Cash Sweep Event Period for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination, to fund expenses for the operation and maintenance of the Roosevelt New Orleans Waldorf Astoria Property excluding payments described above under “—Escrows and Reserves” and referenced in the annual budget approved by the lender, together with extraordinary operating expenses or capital expenses not set forth in the annual budget which have been reasonably approved by the lender. During the continuance of an Escrow Sweep Period, funds in the lockbox account are required to be applied to fund the required reserves deposits as described above under “—Escrows and Reserves”. After the application of funds in the preceding two sentences, the remainder will be disbursed either (x) at any time a Cash Sweep Event Period is in effect (including if an Escrow Sweep Period is simultaneously is in effect) to an account to be held by the lender as additional security for the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination or (y) at any time a Cash Sweep Event Period is not in effect (including when an Escrow Sweep Period is in effect) to the Roosevelt New Orleans Waldorf Astoria Borrower.

Additional Secured Indebtedness (not including trade debts).The Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan is evidenced by one note with a Cut-off Date balance of $82,301,306, which accrues interest at the same rate as the Roosevelt New Orleans Waldorf Astoria Mortgage Loan. The Roosevelt New Orleans Waldorf Astoria Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan, as and to the extent described under “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination” in the Free Writing Prospectus. The Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan was originally issued in favor of Barclays Bank PLC, which contributed the related promissory note to the JPMBB 2015-C31 transaction. The holders of the Roosevelt New Orleans Waldorf Astoria Mortgage Loan and the Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination. The Roosevelt New Orleans Waldorf Astoria Non-Serviced Companion Loan will generally represent the controlling interest in the Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Roosevelt New Orleans Waldorf Astoria Non-Serviced Loan Combination” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property. Not permitted.

Insurance Coverage.  The Roosevelt New Orleans Waldorf Astoria Property has an insurable value of $166,100,000 and is covered by a blanket insurance policy that maintains a $350,000,000 limit for all-risk coverage. The all-risk limit includes both the real property and business income portions of the policy. There is no other property covered under the blanket policy located in New Orleans, Louisiana. The insurance policy provides wind/named storm coverage at the full-limit of $350,000,000, which applies per occurrence and reinstates after every loss. Additionally, the Roosevelt New Orleans Waldorf Astoria Property is covered by a National Flood Insurance Program insurance policy in the amount of $500,000, which provides the primary layer of flood insurance coverage, and the all-risk insurance policy provides an additional $100,000,000 of flood coverage applying per occurrence and in the aggregate.

Terrorism Insurance.  The Roosevelt New Orleans Waldorf Astoria Borrower is required to obtain insurance against terrorism, terrorist acts or similar acts of sabotage in amounts, terms and coverage consistent with the comprehensive all risk and business interruption insurance otherwise required for the Roosevelt New Orleans Waldorf Astoria Mortgage Loan (i.e. generally equal to (i) 100% of the actual replacement value of the improvements and (ii) 18 months of projected gross income from the Roosevelt New Orleans Waldorf Astoria Property).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Mortgage Loan No. 4 – Coastal Equities Retail Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Mortgage Loan No. 4 – Coastal Equities Retail Portfolio

GRAND RAPIDS
MICHIGAN
Flint
LONDON
ONTARIO
Lake Michigan
Lansing
DETROIT
Battle Creek
Kalamazoo
Ann Arbor
WINDSOR
Lake Erie
CHICAGO
Gary
Elkhart
South Bend
TOLEDO
CLEVELAND
Lorain
Elyria
AKRON
FORT WAYNE
Findlay
INDIANA
Lima
Bath Township
Mansfield
Canton
Lafayette
OHIO
Wheeling
Anderson
COLUMBUS
INDIANAPOLIS
Springfield
DAYTON
Lancaster
Middletown
Terre Haute
Bloomington
Hamilton
Athens
CINCINNATI
WEST VIRGINIA
Portsmouth
Huntington
Charleston
Frankfort
LOUISVILLE
LEXINGTON
Evansville
Owensboro
KENTUCKY
Beckley

Syracuse
Rome
Utica
Oneida
VT
NH
Brattleboro
Geneva
NEW YORK
Schenectady
Albany
Troy
Cortland
Pittsfield
MASS.
Ithaca
Worcester
Springfield
Elmira
Binghamton
Kingston
Hartford
Towanda
Waterbury
CONN.
Mansfield
Wilkes-Barre
Scranton
Newburgh
New Haven
New London
Williamsport
White Plains
Bridgeport
Hazleton
Paterson
Yonkers
Riverhead
PENNSYLVANIA
Newark
NEW YORK
Allentown
Bethlehem
New Brunswick
Harrisburg
Reading
Trenton
Long Branch
Carlisle
York
Lancaster
PHILADELPHIA
Toms River
Atlantic Ocean
Wilmington
Newark
NEW JERSEY
MARYLAND
Atlantic City
BALTIMORE
DE
Dover

MISSOURI
Cape Girardeau
Madisonville
Sikeston
Paducah
KENTUCKY
Bowling Green
Hopkinsville
Poplar Bluff
Mayfield
Murray
Clarksville
Portland
Union City
Kennett
Martin
Paris
NASHVILLE
Paragould
Brentwood
Franklin
ARKANSAS
Dyersburg
Murfreesboro
Jonesboro
Jackson
TENNESSEE
Columbia
Shelbyville
Savannah
West Memphis
Selmer
Germantown
MEMPHIS
Southaven
Corinth
Athens
Florence
Huntsville
Madison
Decatur
Oxford
ALABAMA
Tupelo
Cullman
Clarksdale
MISSISSIPPI
Hamilton
Jasper
BIRMINGHAM
Greenwood
Winona
Columbus
Bessemer
Starkville
Tuscaloosa
Hoover

Coastal Equities Retail Portfolio			
1 Home Depot	Detroit, MI	14 Cummings Park Plaza	Burlington, NC
2 Glenwood Plaza	Oneida, NY	15 Market At Riverdale Bend	Memphis, TN
3 Rodney Village	Dover, DE	16 Northland Plaza	Bath Township, OH
4 Westown Square	Cleveland, OH	17 Cordele Corners	Cordele, GA
5 Plaza North	Terre Haute, IN	18 Anniston Plaza	Anniston, AL
6 Mattatuck Plaza	Waterbury, CT	19 Centre Plaza	Clinton, TN
7 Ahoskie Commons	Ahoskie, NC	20 Homosassa Square	Homosassa, FL
8 Athens Town Center	Athens, AL	21 Meeting Square Center	Jefferson City, TN
9 Northeast Plaza	Greensboro, NC	22 Plank Plaza	Baton Rouge, LA
10 Summer Commons	Memphis, TN	23 Laurens Plaza	Laurens, SC
11 Henderson Marketplace	Henderson, NC	24 Pelham Plaza	Jacksonville, AL
12 Boulevard Plaza	Wilson, NC	25 Collins Park Commons	Plant City, FL
13 Hungarybrook	Richmond, VA		

OHIO
Charleston
WASHINGTON, DC
LEXINGTON
WEST VIRGINIA
MARYLAND
Charlottesville
Beckley
KENTUCKY
Richmond
Lynchburg
Roanoke
Petersburg
Blacksburg
VIRGINIA
Norfolk
VIRGINIA BEACH
Bloomington
Bristol
Danville
Henderson
TENNESSEE
Johnson City
Winston-Salem
GREENSBORO
Ahoskie
Durham
Rocky Mount
Knoxville
High Point
Cary
RALEIGH
Wilson
Asheville
Concord
NORTH CAROLINA
Gastonia
CHARLOTTE
Spartanburg
Rock Hill
Fayetteville
Greenville
Clemson
Jacksonville
Laurens
Florence
Wilmington
Athens
Sumter
ATLANTA
Columbia
Conway
Myrtle Beach
North Augusta
SOUTH CAROLINA
Augusta
Orangeburg
Milledgeville
Atlantic Ocean
Macon
GEORGIA
Charleston
Dublin
Statesboro
Beaufort
Vidalia
Hilton Head Island

Tupelo
Decatur
Jacksonville
Columbia
Athens
MISSISSIPPI
Anniston
BIRMINGHAM
ATLANTA
Augusta
SC
Tuscaloosa
Charleston
Macon
Jackson
Montgomery
GEORGIA
Columbus
Savannah
ALABAMA
Cordele
Albany
Hattiesburg
Atlantic Ocean
Dothan
BATON ROUGE
Valdosta
Mobile
Biloxi
Pensacola
Tallahassee
JACKSONVILLE
NEW ORLEANS
Panama City
FLORIDA
LOUISIANA
Homosassa
ORLANDO
TAMPA
Plant City
Gulf of Mexico
ST. PETERSBURG
Port St. Lucie
Cape Coral
MIAMI
Key West

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Mortgage Loan No. 4 – Coastal Equities Retail Portfolio

Mortgage Loan Information				Mortgaged Property Information(4)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$60,000,000			Location:	Various
Cut-off Date Balance(1):	$60,000,000			General Property Type:	Retail
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Anchored/Unanchored/Freestanding
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	EH Scott, LLC			Year Built/Renovated:	Various
Mortgage Rate:	4.605%			Size:	3,458,225 SF
Note Date:	6/9/2015			Cut-off Date Balance per Unit(1):	$49
First Payment Date:	8/1/2015			Maturity Date Balance per Unit(1):	$44
Maturity Date:	7/1/2025			Property Manager:	EH Scott, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(4)
IO Period:	48 months			UW NOI:	$17,127,145
Seasoning:	3 months			UW NOI Debt Yield(1):	10.1%
Prepayment Provisions(2):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at Maturity(1):	11.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.96x (IO) 1.48x (P&I)
Additional Debt Type:	Pari Passu			Most Recent NOI:	$18,055,385 (3/31/2015 TTM)
Additional Debt Balance:	$109,000,000			2nd Most Recent NOI:	$17,731,254 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,353,008 (12/31/2013)
Reserves(3)				Most Recent Occupancy:	92.2% (5/1/2015-5/21/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2014)
RE Tax:	$930,865	$186,173	N/A	3rd Most Recent Occupancy:	90.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(5):	$233,250,000
Deferred Maintenance:	$3,380,981	$0	N/A	Cut-off Date LTV Ratio(1):	72.5%
Recurring Replacements:	$0	$52,916	N/A	Maturity Date LTV Ratio(1):	65.2%
TI/LC:	$2,000,000	Springing	$1,500,000
Other:	$1,222,250	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$169,000,000	100.0%	Loan Payoff:	$115,316,891	68.2%
			Reserves:	$7,534,096	4.5%
			Closing Costs(6):	$2,306,526	1.4%
			Return of Equity:	$43,842,487	25.9%
Total Sources:	$169,000,000	100.0%	Total Uses:	$169,000,000	100.0%

(1)	The Coastal Equities Retail Portfolio Mortgage Loan is part of the Coastal Equities Retail Portfolio Non-Serviced Loan Combination, which is comprised of 10 pari passu notes with an aggregate Cut-off Date principal balance of $169,000,000. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Coastal Equities Retail Portfolio Non-Serviced Loan Combination.

(2)	Defeasance is permitted at any time on or after the earlier of (a) the end of the two-year period commencing on the closing date of the securitization of the last Coastal Equities Retail Portfolio promissory note to be securitized and (b) January 1, 2019.

(3)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(4)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all 25 retail centers that comprise the Coastal Equities Retail Portfolio Property.

(5)	The appraised value represents the “portfolio value” conclusion. The sum of the values on a stand-alone basis is $222,450,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the appraised value on a stand-alone basis are 76.0% and 68.3%, respectively. There are no collateral partial release provisions within the terms of the Coastal Equities Retail Portfolio Mortgage Loan.

(6)	Closing costs include approximately $548,457 of real estate taxes paid at loan closing.

The Mortgage Loan.  The fourth largest mortgage loan (the “Coastal Equities Retail Portfolio Mortgage Loan”) is part of a non-serviced loan combination (the “Coastal Equities Retail Portfolio Non-Serviced Loan Combination”) evidenced by 10 pari passu promissory notes with an aggregate Cut-off Date principal balance of $169,000,000, all of which are secured by first priority fee mortgages encumbering 22 anchored shopping centers, two unanchored shopping centers, and one free-standing Home Depot store in 14 states (collectively, the “Coastal Equities Retail Portfolio Property”). Promissory Notes A-4, A-5, A-8 and A-9, in the aggregate original principal amount of $60,000,000, collectively represent the Coastal Equities Retail Portfolio Mortgage Loan, and Promissory Notes A-1, A-2, A-3, A-6, A-7 and A-10, in the aggregate original principal amount of $109,000,000, collectively represent the “Coastal Equities Retail Portfolio Non-Serviced Companion Loan.” A portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan, represented by Promissory Notes A-1, A-2, A-3 and A-7 in the original principal amount of $85,000,000, was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan, represented by Promissory Notes A-6 and A-10 in the original principal amount of $24,000,000, is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions. The Coastal Equities Retail Portfolio Non-Serviced Loan Combination will be serviced pursuant to the MSBAM 2015-C24 pooling and servicing agreement. See “Description of the

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Mortgage Pool—The Non-Serviced Loan Combinations—The Coastal Equities Retail Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

The proceeds of the Coastal Equities Retail Portfolio Non-Serviced Loan Combination were primarily used to refinance 24 previous loans secured by 24 of the shopping centers comprising part of the Coastal Equities Retail Portfolio Property, which loans totaled approximately $115,316,891 at the time of payoff, inclusive of defeasance costs. The remaining shopping center comprising part of the Coastal Equities Retail Portfolio Property was previously unencumbered. The shopping centers were purchased by the Coastal Equities Retail Portfolio Borrower, or its affiliates, on various dates from January 2001 to April 2013, for a total purchase price of approximately $160,815,500.

The Borrower and the Sponsor.  The borrowers are 24 recycled and one newly formed single-purpose limited liability companies (collectively, the “Coastal Equities Retail Portfolio Borrower”) incorporated in 13 different states. The Coastal Equities Retail Portfolio Borrower is 100% owned by Coastal Equities Holding, LLC (“Coastal Equities”) which is 99% owned by 111 investors, none of which has greater than 7% ownership. Coastal Equities, the managing member of the Coastal Equities Retail Portfolio Borrower, has two independent directors. Edward Ross, Scott Ross and Howard Arnberg, the owners of EH Scott, LLC, are the nonrecourse carve-out guarantors. Messrs. Ross and Arnberg are the principals of Coastal Equities, a Weston, Florida-based real estate investment, development, and syndication firm founded in 1975. Coastal Equities currently operates approximately 40 retail centers in 16 states.

The Property.  The Coastal Equities Retail Portfolio Property consists of 22 anchored neighborhood shopping centers, two unanchored neighborhood shopping centers and one free-standing Home Depot store located across 14 states and 20 different markets. The top three state concentrations based on allocated Cut-off Date loan amount are North Carolina at approximately 21%, Tennessee at approximately 11% and Ohio at approximately 10%. The individual centers are listed below by descending allocated Cut-off Date loan amount. The Coastal Equities Retail Portfolio Property totals approximately 3,458,225 SF and is leased to over 250 separate tenants pursuant to approximately 350 different leases. See “—Major Portfolio Tenants (by underwritten base rents)” below for further discussion of the top five tenant concentrations. There are no collateral partial release provisions within the terms of the Coastal Equities Retail Portfolio loan documents.
Property Summary
Property	Location	Size (SF)	Occ. %	Allocated Cut-off Date Loan Amount(1)	% of Allocated Loan Amount	Year Built/ Renovated	Appraised Value(2)
Home Depot	Detroit, MI	139,056	100.0%	$15,000,000	8.9%	1998/2002	$20,184,592
Glenwood Plaza	Oneida, NY	219,211	93.6%	$12,700,000	7.5%	1989/N/A	$20,866,150
Rodney Village	Dover, DE	211,299	100.0%	$12,600,000	7.5%	1994/N/A	$15,728,254
Westown Square	Cleveland, OH	176,722	99.1%	$12,300,000	7.3%	1987/N/A	$16,671,949
Plaza North	Terre Haute, IN	269,671	93.1%	$11,800,000	7.0%	1965;1997/N/A	$14,260,283
Mattatuck Plaza	Waterbury, CT	146,930	86.3%	$11,000,000	6.5%	1978/2009	$14,889,413
Ahoskie Commons	Ahoskie, NC	193,557	93.3%	$8,600,000	5.1%	1992/N/A	$10,957,350
Athens Town Center	Athens, AL	209,124	95.4%	$8,000,000	4.7%	1988/N/A	$11,271,915
Northeast Plaza	Greensboro, NC	110,956	95.4%	$8,000,000	4.7%	1959/2000	$10,590,357
Summer Commons	Memphis, TN	139,785	96.4%	$6,600,000	3.9%	1974/2008	$9,541,807
Henderson Marketplace	Henderson, NC	89,100	94.0%	$6,500,000	3.8%	1991/N/A	$8,702,967
Boulevard Plaza	Wilson, NC	110,841	77.8%	$6,200,000	3.7%	1965/N/A	$7,785,486
Hungarybrook	Richmond, VA	87,190	96.5%	$6,000,000	3.6%	1988/N/A	$9,227,242
Cummings Park Plaza	Burlington, NC	199,011	79.5%	$5,500,000	3.3%	1963/N/A	$6,972,859
Market At Riverdale Bend	Memphis, TN	157,695	100.0%	$5,000,000	3.0%	1998/N/A	$7,339,852
Northland Plaza	Bath Township, OH	168,864	80.8%	$4,700,000	2.8%	1960/N/A	$5,871,881
Cordele Corners	Cordele, GA	120,868	73.7%	$4,600,000	2.7%	1986/N/A	$7,025,287
Anniston Plaza	Anniston, AL	159,565	99.2%	$4,200,000	2.5%	1965/N/A	$6,501,011
Centre Plaza	Clinton, TN	100,442	82.6%	$4,000,000	2.4%	1989/N/A	$6,291,301
Homosassa Square	Homosassa, FL	85,448	80.0%	$4,000,000	2.4%	1981/N/A	$5,871,881
Meeting Square Center	Jefferson City, TN	92,845	100.0%	$3,000,000	1.8%	1984/N/A	$4,613,621
Plank Plaza	Baton Rouge, LA	62,141	100.0%	$2,700,000	1.6%	1987/N/A	$3,355,361
Laurens Plaza	Laurens, SC	97,946	96.8%	$2,500,000	1.5%	1989/N/A	$3,276,719
Pelham Plaza	Jacksonville, AL	72,500	95.2%	$2,000,000	1.2%	1974/N/A	$3,171,864
Collins Park Commons	Plant City, FL	37,458	97.3%	$1,500,000	0.9%	1989/N/A	$2,280,597
Total/Wtd. Avg.		3,458,225	92.2%	$169,000,000	100.0%		$233,250,000

(1)	The Allocated Cut-off Date Loan Amount represents the allocated loan amount for the entire Coastal Equities Retail Portfolio Non-Serviced Loan Combination balance.

(2)	The appraised values are based on the “portfolio value” conclusion.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Major Portfolio Tenants (by underwritten base rents).

Home Depot (139,056 SF, 4% of portfolio NRA, 7% of portfolio underwritten base rent). Home Depot U.S.A., Inc. (“Home Depot”) (NYSE: HD) leases 139,056 SF at the free-standing Home Depot store in Detroit, Michigan within the Coastal Equities Retail Portfolio Property. The lease was assumed from Kmart of Michigan, Inc. effective April 23, 2003 and has a current expiration date of November 30, 2023, with 10 five-year lease renewal options. The tenant’s sales at this location were approximately $245 PSF for the tenant’s fiscal year ending in 2012, approximately $274 PSF for the tenant’s fiscal year ending in 2013 and approximately $280 PSF for the tenant’s fiscal year ending in 2014. Home Depot currently operates more than 2,200 retail stores in the United States (including Puerto Rico and the U.S. Virgin Islands and the territory of Guam), Canada and Mexico.

Big Lots (183,297 SF, 5% of portfolio NRA, 4% of portfolio underwritten base rent). Big Lots Stores, Inc. (“Big Lots”) (NYSE: BIG) leases a total of 183,297 SF at six shopping centers within the Coastal Equities Retail Portfolio Property. The six leases have various start and end dates. As of January 31, 2015, Big Lots operated approximately 1,460 discount stores in 48 states.

Tractor Supply (142,983 SF, 4% of portfolio NRA, 3% of portfolio underwritten base rent). Tractor Supply Company (“Tractor Supply”) (NASDAQ: TSCO) leases a total of 142,983 SF at five shopping centers within the Coastal Equities Retail Portfolio Property. The five leases have various start and end dates. As of March 28, 2015, Tractor Supply operated 1,422 stores in 49 states.

Save-A-Lot (126,439 SF, 4% of portfolio NRA, 3% of portfolio underwritten base rent). Save-A-Lot, a wholly owned subsidiary of Supervalu, Inc. (NYSE: SVU), owns, through its affiliate Moran Foods, Inc., or licenses, a total of 126,439 SF at eight shopping centers within the Coastal Equities Retail Portfolio Property. The eight leases have various start and end dates. Supervalu, Inc. currently operates more than 3,400 owned, licensed, franchised and independently owned stores, including over 1,300 Save-A-Lot locations.

Dollar Tree (81,355 SF, 2% of portfolio NRA, 3% of portfolio underwritten base rent). Dollar Tree Stores, Inc. (“Dollar Tree”) (NASDAQ: DLTR) leases a total of 81,355 SF at seven shopping centers within the Coastal Equities Retail Portfolio Property. The seven leases have various start and end dates. In July 2015, Dollar Tree merged with Family Dollar Stores, Inc. (“Family Dollar”) (NYSE: FDO). Family Dollar leases a total of 55,324 SF at six shopping centers within the Coastal Equities Retail Portfolio Property, representing approximately 2% of portfolio NRA and 2% of underwritten base rent. As of May 2, 2015, Dollar Tree operated 5,454 stores in 48 states and five Canadian provinces. As of January 2, 2015, Family Dollar operated more than 8,100 stores in 46 states.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

The following table presents a summary regarding the 10 largest tenants by total SF within the Coastal Equities Retail Portfolio Property:

Coastal Equities Retail Portfolio Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Total Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Center/2014	Sales PSF
Top 10 Portfolio Tenants
Big Lots	NR/NR/BBB-	183,297	5%	$742,273	4%	$4.05	1/31/2017 1/31/2016 1/31/2018 6/30/2019 1/31/2018 1/31/2017	Terre Haute: Laurens: Oneida: Athens: Anniston: Waterbury:	$ 93 N/A $ 90 $ 83 $ 95 $126
Tractor Supply	NR/NR/NR	142,983	4%	$671,883	3%	$4.70	6/30/2023 12/31/2018 11/30/2020 1/31/2018 6/30/2020	Athens: Cordele: Plant City: Jefferson City: Laurens:	$140 N/A N/A N/A N/A
Home Depot	A/A2/A	139,056	4%	$1,317,595	7%	$9.48	11/30/2023		$280
Save-A-Lot	B/B3/B+	126,439	4%	$627,554	3%	$4.96	12/31/2017 1/31/2021 11/30/2016 2/29/2020 11/30/2017 7/31/2020 12/31/2017 11/30/2017	Henderson: Athens: Laurens: Cleveland: Memphis: Anniston: Terre Haute: Memphis:	N/A N/A N/A N/A N/A N/A $397 N/A
Food Lion	NR/Baa3/NR	100,826	3%	$487,889	2%	$4.84	11/15/2024 3/22/2017 9/30/2020	Richmond: Ahoskie: Burlington:	$259 $291 $292
Dollar Tree(2)	NR/Ba2/BB	81,355	2%	$584,815	3%	$7.19	5/31/2025 8/31/2019 6/30/2017 1/31/2018 5/31/2019 2/28/2018 6/30/2019	Greensboro: Waterbury: Oneida: Memphis: Richmond: Clinton: Cordele:	N/A N/A N/A N/A N/A N/A N/A
Habitat For Humanity	NR/NR/NR	75,532	2%	$245,480	1%	$3.25	10/31/2025		N/A
Goodwill	NR/NR/NR	70,024	2%	$460,949	2%	$6.58	6/30/2023 12/31/2022 12/31/2017 10/31/2022	Memphis: Dover: Clinton: Jefferson City:	N/A N/A N/A N/A
Harbor Freight	NR/Baa3/BB-	67,183	2%	$460,390	2%	$6.85	1/31/2020 1/5/2025 1/15/2023 3/31/2016	Terre Haute: Anniston: Waterbury: Dover:	N/A N/A N/A N/A
Family Dollar(2)	NR/Ba1/BBB-	55,324	2%	$440,215	2%	$7.96	3/31/2024 12/31/2020 12/31/2018 12/31/2015 12/31/2019 12/31/2018	Cleveland: Wilson: Dover: Henderson: Terre Haute: Bath Township:	$187 $91 $149 $100 N/A $88
Subtotal/Wtd. Avg.		1,042,019	30%	$6,039,042	30%	$5.80

Other Tenants		1,988,630	58%	$14,069,043	70%	$7.07
Vacant Space		427,576	12%	$0	0%	$0.00
Total/Wtd. Avg.		3,458,225	100%	$20,108,085	100%	$6.64

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Dollar Tree and Family Dollar merged in July 2015. The Family Dollar Total Tenant SF excludes a 13,239 SF lease that expired on June 30, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

The following table presents certain information relating to the aggregate lease rollover at the Coastal Equities Retail Portfolio Property and is based on the underwritten rent rolls of each property comprising the Coastal Equities Retail Portfolio Property:
Lease Rollover Schedule(1)(2)
Year	No. of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	6	24,765	$7.63	1%	1%	$188,912	1%	1%
2015(4)	19	54,923	$8.77	2%	2%	$481,490	2%	3%
2016	65	330,796	$5.95	10%	12%	$1,968,342	10%	13%
2017	69	549,395	$6.40	16%	28%	$3,517,348	17%	31%
2018	54	552,734	$5.71	16%	44%	$3,154,406	16%	46%
2019	50	325,467	$7.08	9%	53%	$2,303,775	11%	58%
2020	29	337,480	$6.66	10%	63%	$2,247,796	11%	69%
2021	13	88,726	$10.05	3%	65%	$891,820	4%	73%
2022	8	149,617	$7.54	4%	70%	$1,128,489	6%	79%
2023	16	325,594	$7.66	9%	79%	$2,492,515	12%	91%
2024	10	82,178	$7.31	2%	82%	$601,086	3%	94%
2025	10	173,474	$5.61	5%	87%	$972,358	5%	99%
2026	1	35,500	$4.50	1%	88%	$159,750	1%	100%
2027 & Beyond	0	0	$0.00	0%	88%	$0	0%	100%
Vacant	0	427,576	$0.00	12%	100%	$0	0%	100%
Total/Wtd. Avg.	350	3,458,225	$6.63	100%		$20,108,085	100%

(1)	Information is based on the underwritten rent roll as of the August 1, 2015 Cut-off Date for the MSBAM 2015-C24 securitization trust.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant space.

(4)	With respect to the leases expiring in 2015, six leases expire between August and October of 2015. The three leases expiring on August 31, 2015, totaling 11,475 SF, have each been renewed for one to three years. The two leases expiring on September 30, 2015, totaling 1,200 SF, are anticipated by the Coastal Equities Retail Portfolio Borrower to be renewed. One lease expiring on October 31, 2015, totaling 8,000 SF, will not be renewed, and will remaining on a month-to-month basis until a replacement tenant is found.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

The Markets. The Coastal Equities Retail Portfolio Property is comprised of 25 retail centers in 14 states and 20 different markets, listed below by descending allocated Cut-off Date loan amount.
Market Summaries
Property	Address	Allocated Cut- off Date Loan Amount(1)	Estimated 2015 Population (five‑mile radius)	Estimated Average 2015 Household Income (five‑mile radius)	Average Submarket Retail Vacancy
Home Depot	18700 Meyers Road, Detroit, MI	$15,000,000	406,174	$49,226	11.8%
Glenwood Plaza	1 Glenwood Avenue, Oneida, NY	$12,700,000	31,823	$62,678	5.7%
Rodney Village	1612 South Governors Avenue, Dover, DE	$12,600,000	76,689	$67,563	7.5%
Westown Square	10604 Lorain Avenue, Cleveland, OH	$12,300,000	308,727	$51,502	5.0%
Plaza North	1800 Fort Harrison Road, Terre Haute, IN	$11,800,000	69,478	$53,392	6.9%
Mattatuck Plaza	650 & 670 Wolcott Street, Waterbury, CT	$11,000,000	158,693	$66,467	8.7%
Ahoskie Commons	1430 East Memorial Drive, Ahoskie, NC	$8,600,000	10,561	$44,536	5.1%
Athens Town Center	601 US Highway 72 W, Athens, AL	$8,000,000	30,837	$65,394	3.4%
Northeast Plaza	1000 Summit Avenue, Greensboro, NC	$8,000,000	168,388	$51,957	8.7%
Summer Commons	5100-5130 Summer Avenue, Memphis, TN	$6,600,000	208,510	$65,452	12.0%
Henderson Marketplace	901 S. Beckford Drive, Henderson, NC	$6,500,000	27,229	$47,402	2.6%
Boulevard Plaza	1301 Ward Boulevard, Wilson, NC	$6,200,000	54,519	$47,954	7.6%
Hungarybrook	1200 Concord Avenue, Richmond, VA	$6,000,000	158,056	$71,326	3.9%
Cummings Park Plaza	2278 North Church Street, Burlington, NC	$5,500,000	74,783	$47,911	4.3%
Market At Riverdale Bend	7110 Winchester Road, Memphis, TN	$5,000,000	190,193	$75,297	16.3%
Northland Plaza	100 W. Northern Avenue, Bath Township, OH	$4,700,000	64,474	$48,521	9.6%
Cordele Corners	1407 E. 16th Avenue, Cordele, GA	$4,600,000	17,320	$46,997	10.6%
Anniston Plaza	3202 McClellan Boulevard, Anniston, AL	$4,200,000	41,062	$48,353	8.8%
Centre Plaza	1115 N. Charles G. Seivers Boulevard, Clinton, TN	$4,000,000	23,923	$52,301	12.7%
Homosassa Square	4500 S. Suncoast Boulevard, Homosassa, FL	$4,000,000	22,037	$44,517	13.6%
Meeting Square Center	125 W. Broadway, Jefferson City, TN	$3,000,000	18,829	$54,628	4.8%
Plank Plaza	5963 Plank Road, Baton Rouge, LA	$2,700,000	130,992	$49,906	10.1%
Laurens Plaza	917 East Main Street, Laurens, SC	$2,500,000	18,350	$42,604	9.5%
Pelham Plaza	800 Pelham Road South, Jacksonville, AL	$2,000,000	22,746	$49,162	3.5%
Collins Park Commons	1803 James L Redman Parkway, Plant City, FL	$1,500,000	66,154	$59,427	6.2%
Total/Wtd. Avg.		$169,000,000	124,568	$55,827	7.8%

(1)	The Allocated Cut-off Date Loan Amount represents the entire allocated loan amount for the entire Coastal Equities Retail Portfolio Non-Serviced Loan Combination principal balance.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Coastal Equities Retail Portfolio Property:
Cash Flow Analysis(1)
	2011	2012	2013	2014	3/31/2015 TTM	UW	UW PSF
Base Rent(2)	N/A	N/A	$19,763,215	$20,128,986	$20,204,630	$23,140,747	$6.69
Total Recoveries(3)	N/A	N/A	$3,997,262	$3,897,974	$4,135,641	$4,350,000	$1.26
Other Income	N/A	N/A	$7,372	$680	$60	$88,093	$0.03
Discounts Concessions	N/A	N/A	$0	$0	$0	$0	$0.00
Vacancy & Credit Loss(4)	N/A	N/A	$0	$0	$0	($3,153,046)	($0.91)
Effective Gross Income	N/A	N/A	$23,767,849	$24,027,640	$24,340,330	$24,425,794	$7.06
Total Expenses	N/A	N/A	$6,414,841	$6,296,386	$6,284,945	$7,298,649	$2.11
Net Operating Income	N/A	N/A	$17,353,008	$17,731,254	$18,055,385	$17,127,145	$4.95
Capital Expenditures	N/A	N/A	$0	$0	$0	$634,996	$0.18
TI/LC	N/A	N/A	$2,150	$0	$0	$1,244,961	$0.36
Initial TI/LC Reserve Offset(5)	N/A	N/A	$0	$0	$0	($200,000)	($0.06)
Net Cash Flow	N/A	N/A	$17,350,858	$17,731,254	$18,055,385	$15,447,188	$4.47

Occupancy %	N/A	N/A	90.5%	92.0%	92.2%	86.5%
NOI DSCR	N/A	N/A	1.67x	1.70x	1.74x	1.65x
NCF DSCR	N/A	N/A	1.67x	1.70x	1.74x	1.48x
NOI Debt Yield	N/A	N/A	10.3%	10.5%	10.7%	10.1%
NCF Debt Yield	N/A	N/A	10.3%	10.5%	10.7%	9.1%

(1)	The Coastal Equities Retail Portfolio Borrower added to the Coastal Equities Retail Portfolio Property six new shopping centers in 2012 and two new shopping centers in 2013. Historical financials prior to 2013 do not materially reflect the operations of the complete Coastal Equities Retail Portfolio Property. The 2013 financial information presented above includes only partial-year operations for two of the shopping centers comprising part of the Coastal Equities Retail Portfolio Property (Hungarybrook and Meeting Square Center).

(2)	Historical base rent is net of vacancy. Contractual rent steps through May 2016, totaling approximately $217,577, are underwritten.

(3)	Total Recoveries are underwritten net of vacancy, and additional vacancy of $145,143 is applied in the Vacancy & Credit Loss line to account for “dark” tenants that are underwritten as vacant. Increased underwritten reimbursements over the TTM reflect the pass-through of higher underwritten expenses.

(4)	Vacancy includes actual vacancy as of the May 1, 2015 rent rolls plus assumed vacancy applied to a bankrupt Andy’s Cheesecake tenant and a partially “dark” Walmart store at the Ahoskie Commons center (Walmart is partially subleased to Tractor Supply; however, no rent is underwritten for this space), a Holt Family Restaurant tenant at the Cummings Park Plaza center that is currently under renovation, a vacating Family Dollar tenant at the Anniston Plaza center, a “dark” Cadence Bank branch and a “dark” Kash N’ Karry space at the Homosassa center (Kash N’ Karry left the Florida market in 2013), a “dark” Herbalife tenant at the Hungarybrook center, a vacating Dollar General tenant and a dark Stringfield Memorial Hospital tenant at the Pelham Plaza center, and a closed Radio Shack tenant at the Westown Square center. The tenants referenced in the preceding sentence represent, in the aggregate, approximately 4.5% of the net square footage. Of the $3,153,046 of total underwritten vacancy, $3,007,903 represents base rents and $145,143 represents reimbursements.

(5)	The Coastal Equities Retail Portfolio Borrower deposited $2,000,000 into the TI/LC reserve at loan closing. The escrow is utilized as an offset to underwritten TI/LC expenses over the 10-year loan term.

Escrows and Reserves.  The Coastal Equities Retail Portfolio Borrower deposited $930,865 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Coastal Equities Retail Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Coastal Equities Retail Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Coastal Equities Retail Portfolio Borrower is required to make monthly deposits of $52,916 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Coastal Equities Retail Portfolio Property). The Coastal Equities Retail Portfolio Borrower deposited $2,000,000 in escrow at loan origination for TI/LC reserves and, if at any time the aggregate balance of funds on deposit in such TI/LC reserve is less than $1,500,000, the Coastal Equities Retail Portfolio Borrower is required to make monthly deposits of $144,093 until the funds on deposit in such TI/LC reserve reach $1,500,000. The Coastal Equities Retail Portfolio Borrower deposited $957,000 in escrow at loan origination for tenant improvement costs and leasing commissions that the Coastal Equities Retail Portfolio Borrower is obligated to pay or reimburse in specified amounts under certain leases with the Alorica tenant and the Hibbett Sporting Goods tenant at the Coastal Equities Retail Portfolio Property. The Coastal Equities Retail Portfolio Borrower deposited $265,250 in escrow at loan origination for the payment of the environmental remediation work referenced on a schedule to the loan agreement.

Lockbox and Cash Management.  A springing hard lockbox is in place with respect to the Coastal Equities Retail Portfolio Mortgage Loan (i.e., upon the commencement of a Cash Sweep Period, the Coastal Equities Retail Portfolio Borrower has agreed to establish and maintain a hard lockbox following the commencement of such Cash Sweep Period). The Coastal Equities Retail Portfolio Mortgage Loan has springing cash management (i.e., the Coastal Equities Retail Portfolio Mortgage Loan has cash management only during a Cash Sweep Period). Provided a Cash Sweep Period is not continuing, the Coastal Equities Retail Portfolio Mortgage Loan does not have cash management. During the continuance of a Cash Sweep Period, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Coastal Equities Retail Portfolio Non-Serviced Loan Combination, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse, provided no event of default has occurred and is continuing under the Coastal Equities Retail Mortgage Loan, to the Coastal Equities Retail Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Coastal Equities Retail Portfolio Borrower in connection with the operation and maintenance of the Coastal Equities Retail Portfolio Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Coastal Equities Retail Portfolio Non-Serviced Loan Combination.

A “Cash Sweep Period” will:

(i)	commence upon the occurrence of an event of default under the Coastal Equities Retail Portfolio Mortgage Loan and continue until the date on which the event of default under the Coastal Equities Retail Portfolio Mortgage Loan does not exist, or

(ii)	commence upon the date the lender determines that the DSCR on the Coastal Equities Retail Portfolio Non-Serviced Loan Combination has fallen below 1.15x and continue until the date the lender determines that the DSCR on the Coastal Equities Retail Portfolio Non-Serviced Loan Combination has been equal to or greater than 1.25x for the immediately preceding six calendar months.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Coastal Equities Retail Portfolio

Additional Secured Indebtedness (not including trade debts).  The Coastal Equities Retail Portfolio Property also secures the Coastal Equities Retail Portfolio Non-Serviced Companion Loan, which has a Cut-off Date principal balance of $109,000,000. A portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan was contributed to the MSBAM 2015-C24 securitization trust, and the remaining portion of the Coastal Equities Retail Portfolio Non-Serviced Companion Loan is expected to be held by Morgan Stanley Bank, N.A. or an affiliate thereof on the closing date of this transaction and may be contributed to one or more future securitization transactions. The promissory notes evidencing the Coastal Equities Retail Portfolio Non-Serviced Companion Loan accrue interest at the same rate as the Coastal Equities Retail Portfolio Mortgage Loan. The Coastal Equities Retail Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Coastal Equities Retail Portfolio Non-Serviced Companion Loan. The holders of the Coastal Equities Retail Portfolio Mortgage Loan and the Coastal Equities Retail Portfolio Non-Serviced Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the promissory notes comprising the Coastal Equities Retail Portfolio Non-Serviced Loan Combination. See “Description of the Mortgage Pool—The Non-Serviced Loan Combinations—The Coastal Equities Retail Portfolio Non-Serviced Loan Combination” and “Servicing of the Mortgage Loans—Additional Matters Relating to the Servicing of the Non-Serviced Mortgage Loans” in the Free Writing Prospectus.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The Coastal Equities Retail Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Coastal Equities Retail Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

Mortgage Loan No. 5 – Colorado Technology Center Portfolio

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

Mortgage Loan No. 5 – Colorado Technology Center Portfolio

Boulder Municipal Airport
Walden Ponds Wildlife Habitat
Valmont
Valmont Rd.
Isabelle Rd.
Erie
Stazio Recreation Complex
Valmont Reservoir
287
95th St.
119th St.
County Line Rd.
WELD COUNTY
University of Colorado 2 miles
BOULDER
7
Arapahoe Ave.
Arapahoe Rd.
Erie Municipal Airport
Flatirons Golf Course
BOULDER COUNTY
75th St.
Lafayette Great Park
Indian Peaks Golf Course
Baseline Rd.
Baseline Reservoir
East Boulder Community Park
76th St.
42
Lafayette
South Boulder Rd.
Two Creek Open Space
Denver Intl. Airport 26 miles
120th St.
36
Louisville Sports Complex
Via Appia Way
Denver-Boulder Tpke.
David Mesa Open Space
Empire Rd.
Louisville
Northwest Pkwy
Cherry St.
104th St.
Cherryvale Rd.
Marshall Rd.
Coal Creek Golf Course
96th St.
170
Dillon Rd.
144th Ave.
Superior Marketplace
The Broadlands Golf Club
McCaslin Blvd
Carolyn Holmberg Preserve at Rock Creek Farm
Marshall Lake
BROOMFIELD COUNTY
Eagle Country Club
Superior
Flatiron Crossing
Coalton Rd.
Staples Corporate Office
112th St.
Broomfield
L3 Communications
Interlocken
Omni Interlocken Resort Golf Course
Oracle
Interlocken Loop
120th Ave.
128
Rocky Mountain Metropolitan Airport
Broomfield Industrial Park Sports Complex
1STBANK Center
112th Ave.
The Heritage Golf Course at Westmoor
108th Ave.
Sheridan Blvd
121
Shops at Walnut Creek
104th Ave.
Colorado Hills Open Space
Simms St.
Wadsworth Blvd.
Westminister
100th Ave.
Standley Lake North Open Space Park
Wadsworth Pkwy.
Westfield Shopping Center
JEFFERSON COUNTY
Standley Lake
92nd Ave.
ADAMS COUNTY
Mission Commons Shopping Center
88th Ave.
86th Pkwy.
Arvada
Denver 10 miles
Longmont
Mead
Platteville
Firestone
Niwot
Frederick
Fort Lupton
Gunbarrel
Dacono
Boulder
Erie
Wattenberg
Lochbuie
Lafayette
Louisville
Brighton
Superior
Todd Creek
Eldorado Springs
Broomfield
Thornton
Northglenn
Westminster
ROCKY MTS.
Arvada
Commerce City
Golden
Wheat Ridge
Applewood
DENVER
Lakewood
AURORA

Colorado Technology Center Portfolio	
1 1775 Cherry Street	Louisville, CO
2 1480 South Arthur Avenue	Louisville, CO
3 1795 Dogwood Street	Louisville, CO
4 1886 Prairie Way	Louisville, CO
5 321 South Taylor Avenue	Louisville, CO
6 195 CTC Boulevard	Louisville, CO
7 346 South Arthur Avenue	Louisville, CO

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

Mortgage Loan No. 5 – Colorado Technology Center Portfolio

Mortgage Loan Information				Mortgaged Property Information(2)
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$59,050,000			Location:	Louisville, CO
Cut-off Date Balance:	$59,050,000			General Property Type:	Industrial
% of Initial Pool Balance:	5.0%			Detailed Property Type:	Light Industrial/Flex Industrial
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Bruce H. Etkin; David L. Johnson; Etkin Johnson Real Estate Partners LLC			Year Built/Renovated:	Various
				Size:	630,880 SF
				Cut-off Date Balance per Unit:	$94
Mortgage Rate:	4.640%			Maturity Date Balance per Unit:	$82
Note Date:	7/10/2015			Property Manager:	Etkin Johnson Real Estate Partners LLC (borrower related)
First Payment Date:	9/1/2015
Maturity Date:	8/1/2025
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information(2)
IO Period:	36 months			UW NOI:	$4,807,429
Seasoning:	2 months			UW NOI Debt Yield:	8.1%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	9.3%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.64x (IO) 1.25x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,886,244 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,918,950 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,220,732 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	97.5% (7/31/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	82.9% (12/31/2014)
RE Tax:	$317,355	$105,785	N/A	3rd Most Recent Occupancy:	74.2% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$84,500,000 (6/4/2015)
Recurring Replacements:	$500,000	$4,167	N/A	Cut-off Date LTV Ratio:	69.9%
Upfront TI/LC:	$1,000,000	$0	N/A	Maturity Date LTV Ratio:	61.5%
On-going TI/LC:	$0	$26,297	$947,000
Other:	$4,784,006	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,050,000	100.0%	Loan Payoff:	$39,845,692	67.5%
			Reserves:	$6,601,361	11.2%
			Closing Costs:	$783,192	1.3%
			Return of Equity:	$11,819,755	20.0%
Total Sources:	$59,050,000	100.0%	Total Uses:	$59,050,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Mortgaged Property Information and Underwriting and Financial Information are based on a combination or sum of all seven industrial buildings that comprise the Colorado Technology Center Portfolio Property.

The Mortgage Loan. The fifth largest mortgage loan (the “Colorado Technology Center Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $59,050,000, which is secured by a first priority fee mortgage encumbering seven industrial buildings within the Colorado Technology Center industrial park in Louisville, CO (collectively, the “Colorado Technology Center Portfolio Property”). The proceeds of the Colorado Technology Center Portfolio Mortgage Loan were used to refinance six previous loans with an outstanding principal balance of approximately $39,845,692, fund reserves, pay closing costs and return equity to the Colorado Technology Center Portfolio Borrower. Three of the seven properties within the Colorado Technology Center Portfolio Property secured a loan that was included in the WBCMT 2005-C20 transaction.

The Borrower and the Sponsor. The borrower is Colorado Technology Center Portfolio LLC (the “Colorado Technology Center Portfolio Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Colorado Technology Center Portfolio Property was developed by affiliates of the Colorado Technology Center Portfolio Borrower between 1998 and 2008. The Colorado Technology Center Portfolio Borrower is indirectly partially owned and controlled by Bruce H. Etkin and David L. Johnson, who are, together with the Johnson Family Limited Partnership L.L.L.P., the nonrecourse carve-out guarantors. Messrs. Etkin and Johnson are the Chairman and President, respectively, of Etkin Johnson Real Estate Partners, a privately held, Denver-based commercial real estate group with a current portfolio of approximately five million SF of office, hotel, multi-family and industrial properties.

The Property. The Colorado Technology Center Portfolio Property consists of seven one-story, generally non-contiguous light industrial properties (that in some cases have partial two-story or mezzanine space) all located within the Colorado Technology Center business park in Louisville, CO (suburban Boulder/ Denver). Five of the seven buildings are multi-tenanted and two are single tenant properties. The buildings are all 100% heated and cooled.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

The overall office/lab build out in the portfolio is approximately 25%, including approximately 78,657 total SF of laboratory space in the 1795 Dogwood Street and 321 South Taylor Avenue locations.

The Colorado Technology Center is an approximately 500 acre business park with 79 primarily concrete-tilt-up constructed buildings containing a total of approximately 2.64 million SF, not including an approximately 137,000 SF building currently under construction. The park is located between Boulder and Denver and caters primarily to technology companies. A market report prepared by an affiliate of the Colorado Technology Center Portfolio Borrower as of April 23, 2015, indicated a 5.1% direct vacancy rate in the Colorado Technology Center and a 7.1% total availability. The Colorado Technology Center Portfolio Borrower and its affiliates own 10 buildings within the Colorado Technology Center, seven of which comprise the Colorado Technology Center Portfolio Property, and also own other land within the Colorado Technology Center on which it is anticipated that they may construct additional buildings.

Property Summary
Property	Allocated Cut-off Date Loan Amount	% of Allocated Loan Amount	Size (SF)	Office/ Lab %	Clear Height (Ft.)	Occ. %		Year Built/ Renovated	Appraised Value	Cut-off Date LTV	UW NCF DSCR
1775 Cherry Street	$11,321,000	19.2%	130,182	10%	24	100.0%		2007	$16,200,000	69.9%	1.57x
1480 South Arthur Avenue	$8,875,000	15.0%	92,321	31%	24	100.0%		2000	$12,700,000	69.9%	1.28x
1795 Dogwood Street	$8,735,000	14.8%	109,068	38%	24	100.0%		2006	$12,500,000	69.9%	1.70x
1886 Prairie Way	$8,665,000	14.7%	91,570	15%	24	82.9%	(1)	2000/2014	$12,400,000	69.9%	1.07x
321 South Taylor Avenue	$8,595,000	14.6%	77,872	48%	24	100.0%	(2)	1998	$12,300,000	69.9%	0.31x
195 Colorado Technology Center Blvd.	$6,709,000	11.4%	65,195	9%	24	100.0%		2008	$9,600,000	69.9%	1.54x
346 South Arthur Avenue	$6,150,000	10.4%	64,672	24%	24	100.0%		2001	$8,800,000	69.9%	1.24x
Total/Wtd. Avg.	$59,050,000	100.0%	630,880	25%	24				$84,500,000	69.9%	1.25x

(1)	A 15,671 SF tenant, Fenix Outdoor Import LLC, will vacate its space effective September 30, 2015. This space is classified and underwritten as vacant.

(2)	A 35,834 SF tenant, C.R. Bard, Inc., will vacate its space effective March 31, 2016. This space is underwritten as vacant. It is classified as currently occupied and vacating in 2016.

Major Portfolio Tenants (by underwritten base rents).

Fresca Foods (114,765 SF, 18% of portfolio NRA, 20% of portfolio base rent). Fresca Foods, Inc. (“Fresca Foods”) leases a total of 114,765 SF at the Colorado Technology Center Portfolio Property pursuant to two leases. The two leases began on May 1, 2010 and November 30, 2010 and both have a current expiration date of December 31, 2025, with two five-year lease extension options. The November 30, 2010 lease is currently a sublease from a previous tenant, inVentive Health, Inc., that becomes a direct lease with the Colorado Technology Center Portfolio Borrower effective January 1, 2016 for the remainder of its term. Fresca Foods is a privately held natural food products company founded in 1993. The company is headquartered at the Colorado Technology Center Portfolio Property in the 195 Colorado Technology Center Blvd. building.

Trelleborg Sealing Solutions (75,899 SF, 12% of portfolio NRA, 12% of portfolio base rent). Trelleborg Sealing Solutions US, Inc., a subsidiary of Trelleborg AB (“Trelleborg”) leases 75,899 SF at the Colorado Technology Center Portfolio Property. The lease began on April 1, 2014 and has a current expiration date of June 30, 2024, with two five-year lease extension options. Trelleborg (NASDAQ OMX: TREL B) is a Swedish global supplier of polymer based critical sealing solutions utilized in general industry, light vehicle and aerospace environments.

Babolat VS North America (80,612 SF, 13% of portfolio NRA, 11% of portfolio base rent). Babolat VS North America, Inc. (“Babolat”) leases 80,612 SF at the Colorado Technology Center Portfolio Property pursuant to a sublease from a previous tenant, inVentive Health, Inc. The lease becomes a direct lease with the Colorado Technology Center Portfolio Borrower effective January 1, 2016 for the remainder of its term. The sublease began on July 19, 2011 and has a current expiration date of July 31, 2019, with two five-year lease extension options. Babolat is a Lyon France-based manufacturer and distributor of tennis, badminton and squash equipment.

The following tables present individual property summaries regarding tenants at the seven industrial buildings that comprise the Colorado Technology Center Portfolio Property:

1775 Cherry Street Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Babolat VS North America	NR/NR/NR	80,612	62%	$644,896	57%	$8.00	7/31/2019
Fresca Foods	NR/NR/NR	49,570	38%	$495,700	43%	$10.00	12/31/2025
Subtotal/Wtd. Avg.		130,182	100%	$1,140,596	100%	$8.76

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		130,182	100%	$1,140,596	100%	$8.76

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

1480 South Arthur Avenue Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Medtronic Navigation, Inc.	NR/NR/NR	59,463	64%	$483,460	65%	$8.13	6/30/2016 & 5/31/2020(2)
Kiosk	NR/NR/NR	32,858	36%	$254,649	35%	$7.75	10/31/2017
Subtotal/Wtd. Avg.		92,321	100%	$738,109	100%	$8.00

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		92,321	100%	$738,109	100%	$8.00

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	The Medtronic Navigation, Inc. space is leased pursuant to three leases. Two leases totaling 44,105 SF and $357,523 of underwritten base rent expire on June 30, 2016 and one lease for 15,358 SF and $125,937 of base rent expires on May 31, 2020.

1795 Dogwood Street Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration(2)
Anchor/Major Tenants
Graphic Packaging	NR/NR/NR	51,974	48%	$493,753	51%	$9.50	11/30/2022
LTF Lease Company, LLC	NR/NR/NR	20,933	19%	$146,531	15%	$7.00	8/31/2020
World Triathlon Corporation	NR/NR/NR	19,386	18%	$155,088	16%	$8.00	6/30/2020
Intertek Testing Services NA, Inc.	NR/NR/NR	16,775	15%	$165,234	17%	$9.85	3/31/2020
Subtotal/Wtd. Avg.		109,068	100%	$960,606	100%	$8.81

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		109,068	100%	$960,606	100%	$8.81

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Graphic Packaging has the right to terminate its lease in the 64th month of its lease term (November 2020) upon 12 months’ prior notice and payment of a fee of $375,000 on the date of the notice and an additional $375,000 on the termination date. LTF Lease Company, LLC has the right to terminate its lease at the end of the 50th month of its lease term (September 2019) upon nine months’ prior notice and payment of a $36,000 fee. Intertek Testing Services NA, Inc. has the right to terminate its lease at any time upon nine months’ prior notice and payment of unamortized leasing costs.

1886 Prairie Way Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Trelleborg Sealing Solutions	NR/NR/NR	75,899	83%	$684,609	100%	$9.02	6/30/2024
Subtotal/Wtd. Avg.		75,899	83%	$684,609	100%	$9.02

Vacant Space(2)		15,671	17%	$0	0%	$0.00
Total/Wtd. Avg.		91,570	100%	$684,609	100%	$9.02

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	A 15,671 tenant, Fenix Outdoor Import LLC, will vacate its space effective September 30, 2015. This space is classified as vacant.

321 South Taylor Avenue Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
C.R. Bard, Inc.(2)	NR/NR/NR	35,834	46%	$465,842	55%	$13.00	3/31/2016
C.R. Bard, Inc.	NR/NR/NR	16,951	22%	$161,035	19%	$9.50	3/31/2021
Zeon Corp.	NR/NR/NR	15,710	20%	$128,822	15%	$8.20	7/31/2016
Wish Garden Herbs, Inc.	NR/NR/NR	9,377	12%	$94,520	11%	$10.08	5/31/2019
Subtotal/Wtd. Avg.		77,872	100%	$850,219	100%	$10.92

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		77,872	100%	$850,219	100%	$10.92

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	C.R. Bard, Inc. has informed the Colorado Technology Center Portfolio Borrower that it will vacate its 35,834 SF space at the end of its current lease term. A vacancy equal to the tenant’s annual rent and reimbursements is underwritten.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

195 CTC Boulevard Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Fresca Foods, Inc.	NR/NR/NR	65,195	100%	$660,398	100%	$10.13	12/31/2025
Subtotal/Wtd. Avg.		65,195	100%	$660,398	100%	$10.13

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		65,195	100%	$660,398	100%	$10.13

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

346 South Arthur Avenue Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P) (1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Anchor/Major Tenants
Kiosk	NR/NR/NR	64,672	100%	$501,208	100%	$7.75	10/31/2017
Subtotal/Wtd. Avg.		64,672	100%	$501,208	100%	$7.75

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		64,672	100%	$501,208	100%	$7.75

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the aggregate lease rollover at the Colorado Technology Center Portfolio Property and is based on the underwritten rent rolls of each property comprising the Colorado Technology Center Portfolio Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0%	0%	$0	0%	0%
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016(4)	4	95,649	$9.96	15%	15%	$952,187	17%	17%
2017	2	97,530	$7.75	15%	31%	$755,857	14%	31%
2018	0	0	$0.00	0%	31%	$0	0%	31%
2019	2	89,989	$8.22	14%	45%	$739,416	13%	44%
2020	4	72,452	$8.18	11%	56%	$592,789	11%	55%
2021	1	16,951	$9.50	3%	59%	$161,035	3%	58%
2022	1	51,974	$9.50	8%	67%	$493,753	9%	67%
2023	0	0	$0.00	0%	67%	$0	0%	67%
2024	1	75,899	$9.02	12%	79%	$684,609	12%	79%
2025	2	114,765	$10.07	18%	98%	$1,156,098	21%	100%
2026 & Beyond	0	0	$0.00	0%	98%	$0	0%	100%
Vacant(5)	0	15,671	$0.00	2%	100%	$0	0%	100%
Total/Wtd. Avg.	17	630,880	$9.00	100%		$5,535,745	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	UW Rent PSF Rolling and Total UW Rent Rolling exclude vacant space.

(4)	A 35,834 SF tenant, C.R. Bard, Inc., with a March 31, 2016 lease expiration date and a base rental payment of $465,050 per year has informed the Colorado Technology Center Portfolio Borrower that it intends to vacant its space at lease expiration. This space is underwritten as vacant.

(5)	A 15,671 SF tenant, Fenix Outdoor Import LLC, will vacate its space effective September 30, 2015. This space is classified as vacant.

The Market. The Colorado Technology Center Portfolio Property is located within the Colorado Technology Center business park in Louisville, Boulder County, Colorado, within the Northwest Denver industrial submarket. Louisville is located approximately nine miles from Boulder and 29 miles from Denver and is within the Denver-Boulder Turnpike corridor. The Colorado Technology Center business park contains approximately 500 acres and has available sites to accommodate future construction. Five light industrial or flex buildings were recently completed or are currently under construction in the park. These buildings were all built-to-suit projects, were substantially pre-leased or were subject to a tenant letter of intent to lease. As of March 31, 2015, the submarket contained approximately 452 buildings with 24.1 million SF and had a direct vacancy rate of 6.2%, a total availability rate of 9.7%, an average asking rental rate of $6.15 PSF and approximately 171,701 SF of new supply under construction.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

Comparable rental properties to the Colorado Technology Center Portfolio Property are presented in the following table:

Comparable Property Summary
Property Name/Address	Property Size (SF)	Year Built	Occ.	Clear Height (Ft.)	% Office	% Air Cond.	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent PSF/Yr.	TIs
1886 Prairie Way Louisville, CO	91,570	2000	100%	24	15%	15%	Trelleborg Sealing	75,899	Apr-14	10.3	$8.50	$1.15
321 South Taylor Avenue Louisville, CO	77,872	1998	100%	24	48%	100%	Wish Garden Herbs, Inc.	9,377	Apr-14	5.0	$9.50	$10.00
1480 South Arthur Avenue Louisville, CO	92,576	2001	100%	24	24%	100%	Medtronic Navigation	15,358	Jun-15	5.0	$8.00	$0.00
1795 Dogwood Street Louisville, CO	109,068	2007	100%	24	38%	100%	World Triathlon Lifetime Fitness Graphic Packaging	19,386 20,933 51,974	Jul-15 Jul-15 Jun-15	5.0 5.2 7.3	$8.00 $7.00 $9.50	$8.00 $4.67 $30.67
2000 Cherry Street Louisville, CO	59,137	2015	100%	24	15%	15%	Packers Plus Energy Services	59,137	Oct-15	5.0	$10.25	$15.00
1775 Cherry Street Louisville, CO	130,182	2008	100%	24	10%	10%	Babolat	80,612	Jan-16	3.6	$8.00	$3.10

Source: Appraisal

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the combined historical operating performance and the Underwritten Net Cash Flow at the Colorado Technology Portfolio Property:

Cash Flow Analysis(1)
	2010	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Base Rent(2)	$5,582,718	$5,634,397	$5,552,310	$4,808,290	$4,846,526	$4,597,214	$5,672,866	$8.99
Total Recoveries	$2,400,287	$2,473,858	$2,537,974	$2,200,511	$2,180,675	$2,233,105	$2,809,421	$4.45
Other Income	$2,496	$2,596	$2,250	$17,808	$2,946	$3,063	$3,037	$0.00
Discounts Concessions	$0	$0	$0	$0	$0	$0	$0	$0.00
Less Vacancy	$0	$0	$0	$0	$0	$0	($826,631)	($1.31)
Effective Gross Income	$7,985,501	$8,110,851	$8,092,534	$7,026,609	$7,030,147	$6,833,382	$7,658,693	$12.14
Total Expenses	$2,138,803	$2,184,827	$2,694,428	$2,805,877	$3,111,197	$2,947,138	$2,851,264	$4.52
Net Operating Income	$5,846,698	$5,926,024	$5,398,106	$4,220,732	$3,918,950	$3,886,244	$4,807,429	$7.62
Capital Expenditures	$0	$0	$0	$0	$404,408	$0	$79,153	$0.13
Capex Reserve Underwriting Offset(3)	$0	$0	$0	$0	$0	$0	($50,000)	($0.08)
TI/LC	$0	$0	$0	$0	$0	$0	$316,355	$0.50
TI/LC Reserve Underwriting Offset(3)	$0	$0	$0	$0	$0	$0	($100,000)	($0.16)
Net Cash Flow	$5,846,698	$5,926,024	$5,398,106	$4,220,732	$3,514,542	$3,886,244	$4,561,920	$7.23

Occupancy %	96.7%	100.0%	91.8%	74.2%	82.9%	97.5%(4)	90.3%
NOI DSCR	1.60x	1.62x	1.48x	1.16x	1.07x	1.06x	1.32x
NCF DSCR	1.60x	1.62x	1.48x	1.16x	0.96x	1.06x	1.25x
NOI Debt Yield	9.9%	10.0%	9.1%	7.1%	6.6%	6.6%	8.1%
NCF Debt Yield	9.9%	10.0%	9.1%	7.1%	6.0%	6.6%	7.7%

(1)	Three tenants at the Colorado Technology Portfolio Property vacated their spaces in 2012, 2013 and 2014. Lockheed Martin vacated 51,974 SF in 2012 due to a cancelled government contract. Ventiv Health vacated 59,718 SF in 2013 and NetDevil vacated 40,319 SF in 2014 when Lego purchased the company. These spaces were re-leased to Graphic Packing in 2015, Medtronic Navigation in 2013, 2014 and 2015 and LTF Lease Company and World Triathlon Corporation in 2015, respectively.

(2)	Contractual rent steps totaling approximately $137,121 are included in the underwritten base rent.

(3)	The Colorado Technology Portfolio Borrower deposited $500,000 into the capex reserve and $1,000,000 into the TI/LC reserve at loan closing. The escrows are utilized as offsets to the underwritten capex and TI/LC expenses over the 10-year loan term.

(4)	Occupancy as of July 31, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

Escrows and Reserves. The Colorado Technology Center Portfolio Borrower deposited $317,355 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Colorado Technology Center Portfolio Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Colorado Technology Center Portfolio Borrower maintains insurance under an acceptable blanket insurance policy). The Colorado Technology Center Portfolio Borrower deposited $500,000 in escrow at loan origination for replacement reserves and is required to make monthly deposits of $4,167 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Colorado Technology Center Portfolio Property, provided, that such increase may not exceed $0.20 per square foot). The Colorado Technology Center Portfolio Borrower deposited $1,000,000 in escrow at loan origination for TI/LC reserves and is required to make monthly deposits of $26,297 for TI/LC reserves, provided, that such monthly deposits are not required if the funds on deposit in such TI/LC reserve exceed $947,000 (excluding the deposit to such reserve at loan origination). The Colorado Technology Center Portfolio Borrower deposited $4,728,697 in escrow at loan origination for tenant improvement costs and leasing commissions, which the Colorado Technology Center Portfolio Borrower is obligated to pay or reimburse in specified amounts under leases with the tenants doing business as Fresca Foods, Graphic Packaging, Bard Medical and Lifetime Fitness as set forth on a schedule to the loan agreement. The Colorado Technology Center Portfolio Borrower deposited $55,309 in escrow at loan origination with respect to the outstanding free rent and common area maintenance credit pursuant to its lease with the tenant doing business as Graphic Packaging and, provided no event of default exists, the lender will be required to make disbursements of such deposit to the Colorado Technology Center Portfolio Borrower upon receipt by the lender of an executed estoppel certificate from such tenant stating that the free rent period has expired and that such tenant is in occupancy and paying full rent under its lease.

Lockbox and Cash Management. A springing hard lockbox is in place with respect to the Colorado Technology Center Portfolio Mortgage Loan (i.e., the Colorado Technology Center Portfolio Borrower has agreed to establish a hard lockbox upon the commencement of a Cash Sweep Period and maintain such hard lockbox throughout the term of the Colorado Technology Center Portfolio Mortgage Loan). The Colorado Technology Center Portfolio Mortgage Loan has springing cash management (i.e., the Colorado Technology Center Portfolio Mortgage Loan has cash management only after the initial occurrence of a Cash Sweep Period). After the occurrence of a Cash Sweep Period for the Colorado Technology Center Portfolio Mortgage Loan, funds in the lockbox account are required to be applied on each monthly payment date to pay debt service on the Colorado Technology Center Portfolio Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse, provided no event of default has occurred and is continuing, to the Colorado Technology Center Portfolio Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Colorado Technology Center Portfolio Borrower in connection with the operation and maintenance of the Colorado Technology Center Portfolio Property reasonably approved by lender, and to disburse the remainder to the Colorado Technology Center Portfolio Borrower (or, during the continuance of a Cash Sweep Period, to an account to be held by the lender as additional security for the Colorado Technology Center Portfolio Mortgage Loan).

A “Cash Sweep Period” will:

(i)
commence upon the occurrence of an event of default under the Colorado Technology Center Portfolio Mortgage Loan and continue until the date on which the event of default under the Colorado Technology Center Portfolio Mortgage Loan is cured,

(ii)	commence upon the date the DSCR on the Colorado Technology Center Portfolio Mortgage Loan is less than 1.07x for six consecutive calendar months and continue until the date the DSCR on the Colorado Technology Center Portfolio Mortgage Loan has been equal to or greater than 1.17x for six consecutive calendar months,

(iii)	commence upon the date any tenant under a Major Lease (as defined below) files for bankruptcy or becomes involved in an insolvency proceeding and continue until such filing has been dismissed or if adjudicated a bankrupt or insolvent such tenant has emerged from bankruptcy or insolvency, assumed the Major Lease and delivered to the lender an estoppel certificate reasonably acceptable to the lender,

(iv)	commence upon the date any Major Lease is terminated or cancelled (including any rejection of a Major Lease in a bankruptcy or similar proceeding) and continue until the space occupied by the applicable tenant is re-leased to one or more replacement tenants reasonably satisfactory to the lender on terms and conditions reasonably satisfactory to the lender, and such replacement tenants have taken possession of the premises, opened for business and commenced paying full unabated rent, as evidenced by an estoppel certificate reasonably acceptable to the lender, or

(v)	commence upon the date a tenant under a Major Lease vacates or otherwise fails to occupy its premises and continue until (x) the space occupied by the applicable tenant is re-leased to one or more replacement tenants reasonably satisfactory to the lender on terms and conditions reasonably satisfactory to the lender, and such replacement tenants have taken possession of the premises, opened for business and commenced paying rent, as evidenced by an estoppel certificate reasonably acceptable to the lender, or (y) the tenant under the Major Lease has re-opened to the public for business at the Colorado Technology Center Portfolio Property in substantially all of the leased premises and delivered to the lender an estoppel certificate reasonably acceptable to the lender.

A “Major Lease” means (i) any lease which, individually or when aggregated with all other leases at the Colorado Technology Center Portfolio Property with the same tenant or its affiliate, either (a) accounts for 20% or more of the Colorado Technology Center Portfolio Property’s aggregate total rental income, or (b) demises 20% or more of the Colorado Technology Center Portfolio Property’s gross leaseable area, (ii) any lease that contains any option, offer, right of first refusal or other similar entitlement to acquire all or any portion of the Colorado Technology Center Portfolio Property, or (iii) any instrument guaranteeing or providing credit support for any lease meeting the requirements of subsection (i) above.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Colorado Technology Center Portfolio

Release of Property. Provided no event of default has occurred and remains uncured, at any time after two years after the closing of the securitization of the Colorado Technology Center Portfolio Mortgage Loan and prior to the monthly payment date occurring in May 2025, the Colorado Technology Center Portfolio Borrower may obtain a release of any of the individual properties comprising the Colorado Technology Center Portfolio Property in connection with a defeasance in part of the Colorado Technology Center Portfolio Mortgage Loan, provided, among other conditions:

(i)	the Colorado Technology Center Portfolio Borrower defeases the Colorado Technology Center Portfolio Mortgage Loan with U.S. government securities in a principal amount equal to 115% of the allocated loan amount with respect to the applicable individual property, which is the subject of the release, which allocated loan amount initially equals the amount set forth in the right hand column below with respect to each individual property set forth in the left hand column below:

Property Name	Allocated Loan Amount
1775 Cherry Street	$11,321,000
1480 South Arthur Avenue	$8,875,000
1795 Dogwood Street	$8,735,000
1886 Prairie Way	$8,665,000
321 South Taylor Avenue	$8,595,000
195 Colorado Technology Center Blvd.	$6,709,000
346 South Arthur Avenue	$6,150,000

(ii)	as of the date of consummation of the individual property release and partial defeasance event, after giving effect to the release of the lien encumbering the applicable property, with respect to the remaining Colorado Technology Center Portfolio Property, (a) the LTV ratio with respect to the remaining properties will be no greater than the lesser of 69.9% and the LTV ratio of all the Colorado Technology Center Portfolio Property immediately prior to the release and partial defeasance event (as determined based upon updated appraisals), (b) the DSCR with respect to the remaining properties will be greater than the greater of the DSCR immediately prior to the release and partial defeasance event and 1.25x and (c) the debt yield of the remaining properties will be greater than the greater of the debt yield immediately prior to the release and partial defeasance event and 7.726%, and

(iii)	the Colorado Technology Center Portfolio Borrower delivers a rating agency confirmation with respect to such individual property release and partial defeasance event.

Terrorism Insurance. The Colorado Technology Center Portfolio Borrower is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and 12 months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Colorado Technology Center Portfolio Borrower is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

(THIS PAGE INTENTIONALLY LEFT BLANK)

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Villas at Dorsey Ridge

Mortgage Loan No. 6 – Villas at Dorsey Ridge

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Villas at Dorsey Ridge

Mortgage Loan No. 6 – Villas at Dorsey Ridge

Villas at Dorsey Ridge
7405 Windstream Circle
Hanover, MD 21076
Catonsville
BALTIMORE
Westport
Downtown 1 mile
MARC TRAIN PENN LINE
University of Maryland Baltimore County
Sulphur Spring Rd.
Arbutus
HALETHORPE
BALTIMORE COUNTY
Lansdowne
Hollins Ferry Rd.
Baltimore Highlands
Cherry Hill
Harbor Hospital
Patapsco River
Cherry Hill Park
LIGHT RAIL
Patapsco
ST. DENIS
Harbor Tunnel Throughway
Patapsco Valley State Park
BWI Technology Park
Baltimore Beltway
Nursery Road
Belle Grove Rd.
North Linthicum
Brooklyn Park
Francis Scott Key Bridge 2 miles
Ilchester
Timbers at Troy Golf Course
HOWARD COUNTY
Elkridge
Ridge Rd.
Baltimore-Washington Pkwy
Northrup Grumman Fed. Credit Union
W. Nursery Rd.
Linthicum
Andover Rd.
Andover Park
The Centre at Glen Burnie
BWI MARSHALL
Columbia
Dorsey Business Center
DORSEY
Washington Blvd.
Stoney Run
BWI Business District
BWI Thurgood Marshall Airport
Ferndale
Aviation Blvd.
Cromwell Business Park
North Glen Park
Baltimore/Washington International Thurgood Marshall Airport
New Ridge Rd.
Cromwell/Glen Burnie
Ritchie Hwy.
Waterloo Rd.
MARC TRAIN CAMDEN LINE
Hanover
Arundel Mills
Arundel Mills Corporate Park
Dorsey Rd.
Annapolis Blvd.
Glen Burnie
Maryland Live! Casino
Arundel Mills Blvd.
Arundel Village
Arundel Marketplace
Cannon Stadium
Harmans Rd.
Harundale Plaza
JESSUP
ANNE ARUNDEL COUNTY
Marley Station Mall
Jessup
Baltimore - Washington Pkwy
Severn Rd.
Donaldson Ave.
Baltimore-Washington Medical Center
Severn
Fort Meade
Annapolis Rd.
Reece Rd.
Clark Station Rd.
New Cut Rd.
Rockenbach Rd.
Maryland City
Fort Meade Golf Course
Mapes Rd.
Telegraph Rd.
Severna Park
Washington, DC 24 miles
Ft. Meade Rd.
Benfield Blvd.
Burns Crossing Rd.
Gambrills Rd.
Patuxent Frwy
Odenton
ODENTON
Dicus Mill Rd.
Johns Hopkins-Odenton Health Care
Patuxent Research Refuge
Annapolis 14 miles
BALTIMORE
Towson
Catonsville
Ellicott City
Dundalk
Columbia
Elkridge
Glen Burnie
Chesapeake Bay
Severn
Laurel
Severna Park
Rockville
Odenton
Arnold
Silver Spring
Bowie
Annapolis
WASHINGTON D.C.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Villas at Dorsey Ridge

Mortgage Loan No. 6 – Villas at Dorsey Ridge

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$54,440,000			Location:	Hanover, MD 21076
Cut-off Date Balance:	$54,440,000			General Property Type:	Multifamily
% of Initial Pool Balance:	4.6%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Stephen M. Gorn; John B. Colvin			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.370%			Size:	238 Units
Note Date:	6/19/2015			Cut-off Date Balance per Unit:	$228,739
First Payment Date:	8/1/2015			Maturity Date Balance per Unit:	$209,258
Maturity Date:	7/1/2025			Property Manager:	Questar Management LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$3,958,810
Seasoning:	3 months			UW NOI Debt Yield:	7.3%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	7.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.62x (IO) 1.20x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$2,269,672 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,650,373 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	N/A
Reserves(1)				Most Recent Occupancy:	97.9% (6/14/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	89.9% (4/30/2015)
RE Tax:	$35,516	$35,516	N/A	3rd Most Recent Occupancy (2):	83.6% (12/31/2014)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$76,800,000 (4/3/2015)
Recurring Replacements:	$0	Springing	$178,524	Cut-off Date LTV Ratio:	70.9%
				Maturity Date LTV Ratio:	64.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$54,440,000	100.0%	First Mortgage:	$39,316,689	72.2%
			Reserves:	$35,516	0.1%
			Closing Costs(3):	$2,410,265	4.4%
			Return of Equity:	$12,677,530	23.3%
Total Sources:	$54,440,000	100.0%	Total Uses:	$54,440,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Villas at Dorsey Ridge Property was constructed in 2012-2013 and reached 90.8% occupancy in March 2015.

(3)	Closing costs include $505,629 of real estate tax payments and insurance premiums paid at loan closing.

The Mortgage Loan.  The sixth largest mortgage loan (the “Villas at Dorsey Ridge Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $54,440,000, which is secured by a first priority fee mortgage encumbering a garden multifamily property with a total of 238 apartments in Hanover, MD (the “Villas at Dorsey Ridge Property”). The proceeds of the Villas at Dorsey Ridge Mortgage Loan were used to refinance a construction loan of approximately $39,316,689, fund reserves, pay closing costs and return equity to the Villas at Dorsey Ridge Borrower. The Villas at Dorsey Ridge Borrower provided a Villas at Dorsey Ridge Property cost basis of approximately $50,340,283.

The Borrower and the Sponsor.  The borrower is Dorsey Villas BE LLC (the “Villas at Dorsey Ridge Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Villas at Dorsey Ridge Borrower is 100% directly owned by Dorsey Ridge Associates LLC (the “IDOT Fee Owner”), a single purpose Delaware limited liability company with two independent directors that is 100% indirectly owned by Stephen M. Gorn (67.6%), John B. Colvin (28.4%) and certain Gorn family trusts (4.0%). Stephen M. Gorn and John B. Colvin, the Chairman, President and CEO and Executive Vice President, respectively, of Questar Properties, Inc. (“Questar”), are the nonrecourse carve-out guarantors. The mortgage loan seller was notified on September 1, 2015 that John B. Colvin died on August 12, 2015.

Questar is a privately held, Baltimore, Maryland-based real estate development and management company specializing in multifamily communities and single-family residential development. Over its 85 year history, Questar has developed approximately 13,000 homes and apartment units in the Mid-Atlantic region.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Villas at Dorsey Ridge

The Property. The Villas at Dorsey Ridge Property consists of a 3-story, 13 building apartment complex containing 238 one, two and three-bedroom residential units. There are 104 attached and 278 direct access surface parking spaces.

The Villas at Dorsey Ridge Property has nine one-bedroom floor plans, twelve two-bedroom floor plans and one three-bedroom floor plan. Apartments generally offer full size washers and dryers, patios or balconies, vaulted ceilings, gas fireplaces and built in computer work stations. Common amenities include a swimming pool, a multi-level recreation center, a fitness center with a yoga/aerobics studio, a business center, a conference room, a kinder center, a billiards area, an internet café, a movie theater, and a part-time concierge. The Villas at Dorsey Ridge Property was completed in 2013 and reached an approximately 90.8% occupancy rate in March 2015. Concessions totaling one month of free rent were discontinued by the Villas at Dorsey Ridge Borrower in April 2015.

The Villas at Dorsey Ridge Property was developed in conjunction with an adjoining sponsor controlled 323-unit apartment community known as Serenity Place at Dorsey Ridge, which is collateral for a mortgage loan included in the MSBAM 2015-C24 securitization trust. As of June 14, 2015, the Serenity Place at Dorsey Ridge complex was 97.5% leased. No portion of the Serenity Place at Dorsey Ridge complex is collateral for the Villas at Dorsey Ridge Mortgage Loan.

The table below shows the apartment mix at the Villas at Dorsey Ridge Property:

Unit Mix
Apartment Type	Number of Units	Avg. Size (SF)	Rent Range
One Bedroom/One Bath	124	774	$1,584-$1,821
Two Bedroom/Two Bath(1)	108	1,175	$2,050-$2,939
Three Bedroom/Two Bath	6	1,415	$2,705

(1)	Ten two-bedroom units contain 2.5 bathrooms.

The table and chart below show the recent occupancy trend at the Villas at Dorsey Ridge Property. The Villas at Dorsey Ridge Property was completed in 2013.

Occupancy Trend
	2014							2015

	JUN	JUL	AUG	SEP	OCT	NOV	DEC	JAN	FEB	MAR	APR	MAY	JUN 15TH
Percentage Occupied	73.9	75.6	76.5	79.4	83.6	83.2	83.6	86.6	89.1	90.8	89.9	89.9	92.0
Percentage Leased	84.5	84.0	85.3	86.1	89.9	90.8	90.3	89.9	93.7	94.1	94.5	95.8	99.1

The Market.  The Villas at Dorsey Ridge Property is located in Hanover, Anne Arundel County, Maryland, within the Baltimore Metropolitan Statistical Area (MSA), approximately 10 miles south of the Baltimore Central Business District, within the Baltimore-Washington Corridor. The Villas at Dorsey Ridge Property is located within the Glen Burnie/Harundale/Odenton submarket, directly across Route 100 from the approximately 1.25 million SF Arundel Mills Mall and approximately five miles from the Baltimore-Washington Medical Center. As of December 31, 2014, the regional vacancy rate was 3.9% and the average quoted rental rate for all apartment types was $1,130 per month. As of December 31, 2014, the submarket contained approximately 16,731 apartment units in 57 buildings and had an average vacancy rate of 5.2% and an average asking monthly rental rate of $1,169. Estimated 2014 annual average household income within a three-mile radius was $118,239, and within a one-mile radius was $129,590.

A total of 6,836 units were completed within the Baltimore region over the past few years in 47 projects. An additional 7,667 units are currently under construction within 29 projects, and an additional 8,292 units are planned within 41 projects for potential delivery in the next few years, along with 62 proposed buildings which would add another 13,057 units. The current regional inventory is approximately 151,267 units. The majority of the properties under construction or planned are in the Central Baltimore City, Harford County, and Columbia/Howard County submarkets and are not directly competitive with the Villas at Dorsey Ridge Property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Villas at Dorsey Ridge

Comparable rental properties to the Villas at Dorsey Ridge Property are shown in the table below:

Competitive Property Summary
Property Name/Address	Year Built	Units	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Concessions
Flats 170 at Academy Yard 8313 Telegraph Road Odenton, MD	2013	369	96%	1BR/1 2BR/2 BA 2BR/2 BA 3BR/2 BA	716 - 923 1,077 - 1,098 1,274 - 1,286 1,372 - 1,372	$1,557 - $1,776 $1,869 - $1,913 $1,826 - $1,958 $2,166 - $2,374	None
Beacon at Waugh Chapel 1433 S. Main Chapel Way Gambrills, MD	2013	298	93%	1BR/1 2BR/2 BA 3BR/2 BA	707 - 800 1,037 - 1,158 1,217 - 1,217	$1,680 - $1,770 $1,913 - $2,186 $2,390 - $2,417	None
Arbors at Arundel Preserve 2109 Piney Branch Circle Hanover, MD	2007	496	95%	1BR/1 2BR/2 BA 2BR/2 BA 3BR/2 BA	681 - 757 964 - 989 1,090 - 1,192 1,324 - 1,324	$1,338 - $1,518 $1,533 - $1,820 $1,722 - $1,843 $2,205 - $2,458	None
Palisades at Arundel Preserve 7694 Dorchester Boulevard Hanover, MD	2013	330	96%	Studio 1BR/1 BA 1BR/1 BA 2BR/2 BA 2BR/1.5 BA TH 2BR/2.5 BA TH	546 - 655 618 - 753 804 - 890 1,062 - 1,164 1,307 - 1,396 1,461 - 1,461	$1,485 - $1,635 $1,715 - $1,860 $1,835 - $1,935 $2,305 - $2,605 $2,900 - $2,960 $3,000 - $3,000	None
Residences at Arundel Preserve 7789 Arundel Mills Boulevard Hanover, MD	2011	242	95%	Studio 1BR/1 1BR/1 Den 2BR/2 BA 2BR/2 BA 2BR/2 BA Den	489 - 530 740 - 861 938 - 938 1,050 - 1,152 1,230 - 1,311 1,407 - 1,479	$1,400 - $1,495 $1,660 - $1,830 $1,900 - $2,010 $2,130 - $2,190 $2,390 - $2,555 $2,355 - $2,490	None
Verde at Howard Square 7500 Hearthside Way Elkridge, MD	2014	299	95%	1BR/1 1BR/1 Loft 2BR/2 BA 2BR/2 BA Loft 2BR/2 BA Den 2BR/2 BA Den + Loft	688 - 842 822 - 932 984 - 1,190 1,214 - 1,341 1,160 - 1,284 1,357 - 1,591	$1,385 - $1,560 $1,545 - $1,685 $1,695 - $1,920 $1,895 - $2,010 $1,835 - $1,920 $2,110 - $2,170	None(1)

Source: Appraisal

(1)	The mortgage loan seller has informed the depositor concessions equal to one month of rent are available on new leases at the Verde at Howard Square property.

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the Underwritten Cash Flow at the Villas at Dorsey Ridge Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	6/30/2015 TTM	UW	UW Per Unit
Base Rent	N/A	N/A	N/A	$5,582,328	$5,516,801	$5,461,068	$22,945.66
Other Income(2)	N/A	N/A	N/A	$293,408	$348,515	$422,896	$1,776.87
Discounts/Concessions(3)	N/A	N/A	N/A	($338,279)	($268,520)	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	($1,613,312)	($954,663)	($273,053)	($1,147.28)
Effective Gross Income	N/A	N/A	N/A	$3,924,145	$4,642,133	$5,610,911	$23,575.25
Total Expenses(4)	N/A	N/A	N/A	$2,273,772	$2,372,461	$1,652,100	$6,941.60
Net Operating Income	N/A	N/A	N/A	$1,650,373	$2,269,672	$3,958,810	$16,633.66
Capital Expenditures	N/A	N/A	N/A	$0	$0	$47,600	$200.00
TI/LC	N/A	N/A	N/A	$0	$0	$0	$0.00
Net Cash Flow	N/A	N/A	N/A	$1,650,373	$2,269,672	$3,911,210	$16,433.66

Occupancy %	N/A	N/A	N/A	83.6%	97.9%(5)	95.0%
NOI DSCR	N/A	N/A	N/A	0.51x	0.70x	1.21x
NCF DSCR	N/A	N/A	N/A	0.51x	0.70x	1.20x
NOI Debt Yield	N/A	N/A	N/A	3.0%	4.2%	7.3%
NCF Debt Yield	N/A	N/A	N/A	3.0%	4.2%	7.2%

(1)	The Villas at Dorsey Ridge Property was constructed in 2012- 2013 and reached a stabilized occupancy in March 2015; therefore, historical operating data is limited.

(2)
Other income includes parking garage income, storage income, internet and cable income, utility reimbursement income and various fees and charges. The appraiser and the Villas at Dorsey Ridge Borrower’s budget assume $422,896 and $449,858, respectively of other income.

(3)	Concessions, generally in an amount equal to one month of rent, were offered during the initial lease-up period. In March 2015, when a 90.8% occupancy rate was achieved, concessions were discontinued.

(4)
Total expenses are underwritten based on the appraisal estimates and the Villas at Dorsey Ridge Borrower’s budget. Total underwritten annual expenses of approximately $6,942 per apartment compare to an expense comparable range of $5,046 to $7,825 per unit. The appraiser’s concluded annual expense per unit for year one is $6,563 per apartment. The 2014 and 6/30/2015 TTM expenses included significant lease up costs that are not on-going. For example, marketing expenses associated with those two periods totaled $529,711 and $597,164, respectively. The underwritten marketing expense is $85,968, which is based on the Villas at Dorsey Ridge Borrower’s budget. The payroll expense is based on the appraiser’s estimate of $299,880, or $1,260 per apartment, while the 2014 and 6/30/2015 TTM payroll expenses were $338,366 and $344,996, respectively, and included lease-up and move-in costs.

(5)	The 6/30/2015 TTM Occupancy % is based on the June 14, 2015 rent roll.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Villas at Dorsey Ridge

Escrows and Reserves.  The Villas at Dorsey Ridge Borrower or the IDOT Fee Owner deposited $35,516 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Villas at Dorsey Ridge Borrower or the IDOT Fee Owner is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Villas at Dorsey Ridge Borrower or the IDOT Fee Owner maintains insurance under an acceptable blanket insurance policy). Commencing on the earlier of (i) the monthly payment date in July 2016 and (ii) the occurrence of a Cash Sweep Period (as defined below), the Villas at Dorsey Ridge Borrower or the IDOT Fee Owner is required to make monthly deposits of $4,959 for replacement reserves (which amount may be increased by the lender if the lender reasonably determines that an increase is necessary to maintain proper operation of the Villas at Dorsey Ridge Property), provided that such deposits are not required to the extent that the amount then on deposit in the replacement reserve exceeds $178,524 and no Cash Sweep Period is then occurring.

A “Cash Sweep Period” will:

(i)
commence upon the occurrence of an event of default under the Villas at Dorsey Ridge Mortgage Loan and continue until the date on which the event of default under the Villas at Dorsey Ridge Mortgage Loan does not exist, or

(ii)
commence upon, from and after June 19, 2018, the date the lender determines that the debt service coverage ratio on the Villas at Dorsey Ridge Mortgage Loan (based solely on the Mortgage Loan balance) has fallen below 1.05x for six consecutive calendar months and continue until the date the lender determines that the debt service coverage ratio on the Villas at Dorsey Ridge Mortgage Loan has been equal to or greater than 1.15x for the immediately preceding six calendar months.

Lockbox and Cash Management.  A springing soft lockbox is in place with respect to the Villas at Dorsey Ridge Mortgage Loan (i.e. during any Cash Sweep Period for the Villas at Dorsey Ridge Mortgage Loan, the Villas at Dorsey Ridge Borrower and/or the property manager collects all rents, revenues, charges and other consideration and causes such amounts to be deposited into the lockbox account). Provided a Cash Sweep Period has occurred but is no longer continuing, the lockbox account will cease to be in effect. The Villas at Dorsey Ridge Mortgage Loan has springing cash management (i.e. the Villas at Dorsey Ridge Mortgage Loan has cash management only during a Cash Sweep Period). During the continuance of a Cash Sweep Period, funds in the lockbox account are required  to be applied on each monthly payment date to pay debt service on the Villas at Dorsey Ridge Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves”, to disburse, provided no event of default has occurred and is continuing, to the Villas at Dorsey Ridge Borrower the monthly amount payable for operating expenses not otherwise paid or reserved for as described above under “—Escrows and Reserves” and referenced in the annual budget approved by lender together with other amounts incurred by the Villas at Dorsey Ridge Borrower and/or the IDOT Fee Owner in connection with the operation and maintenance of the Villas at Dorsey Ridge Property approved by lender, and to disburse the remainder to an account to be held by the lender as additional security for the Villas at Dorsey Ridge Mortgage Loan.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Commencing ninety (90) days after a securitization of the Villas at Dorsey Ridge Mortgage Loan, a single mezzanine loan secured by a pledge of the direct or indirect ownership interests in the Villas at Dorsey Ridge Borrower and/or the IDOT Fee Owner (such loan, the “Permitted Mezzanine Debt”) is permitted subject to various conditions, including amongst other conditions: (i) no event of default or Cash Sweep Period exists, (ii) the mezzanine lender is an institutional lender acceptable to the lender under the Villas at Dorsey Ridge Mortgage Loan and must enter into an intercreditor agreement reasonably acceptable to the lender under the Villas at Dorsey Ridge Mortgage Loan, (iii) the lender under the Villas at Dorsey Ridge Mortgage Loan approves all of the material terms of the Permitted Mezzanine Debt and (iv) the principal amount of the Permitted Mezzanine Debt will not result in an aggregate loan-to-value ratio (including the Villas at Dorsey Ridge Mortgage Loan) greater than 85% (based upon a new or updated appraisal acceptable to the lender under the Villas at Dorsey Ridge Mortgage Loan in its sole discretion) or an aggregate debt service coverage ratio (including the Villas at Dorsey Ridge Mortgage Loan) less than 1.10x.

Release of Property.  Not permitted.

Terrorism Insurance.  The Villas at Dorsey Ridge Borrower or the IDOT Fee Owner is required to obtain insurance against acts of terrorism or other similar acts or events (or “fire following”) to the extent such insurance is available in form and substance satisfactory to lender (but in no event more than the sum of 100% of full replacement cost and twelve months of business interruption insurance). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 (or any extension thereof or other federal government program with substantially similar protection) is in effect, the Villas at Dorsey Ridge Borrower or the IDOT Fee Owner is required to maintain, and lender is required to accept, terrorism insurance which covers “covered acts” (as defined by such statute or other program), as full compliance as it relates to the risks required to be covered pursuant to the preceding sentence, so long as such statute or other program covers both domestic and foreign acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

Mortgage Loan No. 7 – Commerce Office Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

Mortgage Loan No. 7 – Commerce Office Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

Mortgage Loan No. 7 – Commerce Office Park

Commerce Office Park
4900, 5500, 5700 & 5770 South Eastern Avenue;
5801 East Slauson Avenue
Commerce, CA 90040
Dodger Stadium
Chinatown
Union Station
Macy St.
Mission Rd.
Soto St.
Valley Blvd.
LA County/USC Medical Center
Cal State University Los Angeles
Cal State-LA
Hellman Ave.
Metrolink
San Bernardino Fwy
Alhambra
Garfield Medical Ctr.
Garvey Ave.
New Ave.
Del Mar Ave.
Rosemead
Monterey Park GC
Monterey Pass Rd.
Monterey Park
Monterey Park Hospital
South San Gabriel
Wabash Ave.
Boyle Heights
East Los Angeles
East Los Angeles Comm. College
Pico/Aliso
Boyle Hts.
Soto
Gold Line Metro
Cesar Chavez Ave.
Garfield Ave.
Downtown
4th St.
LOS ANGELES
Riggin St.
Potrero Grande Dr.
Indiana
Pomona Fwy
Whittier Blvd.
Maravilla
East LA Civic Ctr.
Atlantic
Montebello Country Club
Montebello Blvd.
Calvary Cemetery
Atlantic Blvd.
Santa Ana Fwy
Olympic Blvd.
Montebello City Hall
Beverly Blvd.
Montebello
Beverly Hospital
Whittier Blvd.
Exxon Mobil
BNSF Railway
Washington Blvd.
Metrolink Riverside Line
Montebello/Commerce
Citadel Outlets
Vernon
Vernon Ave.
Bandini Blvd.
Los Angeles River
Leonis Ave.
Commerce
Santa Fe Ave.
Los Angeles County
Commerce Casino
91 Line
Orange County Line
Washington Blvd.
Rio Hondo
Community Hospital of Huntington Park
Slauson Ave.
Maywood
Commerce
Greenwood Ave.
Paramount Blvd.
Huntington Park
Gage Ave.
Atlantic Ave.
Eastern Ave.
Slauson Ave.
Pico Rivera
Metrolink
Gage Ave.
Garfield Ave.
Municipal Park
Florence Ave.
Bell
Slauson Ave.
Bell Gardens
John Anson Ford Park
Rio Hondo Golf Club
South Gate Towne Center
California Ave.
Firestone Blvd.
Atlantic Ave.
South Gate
South Gate Park
Tweedy Blvd.
Long Beach Blvd.
Alameda St.
Long Beach Fwy
Downey
Los Amigos Country Club
Abbott Rd.
Rancho Los Amigos Natl. Rehabilitation Center
Los Angeles Intl. Airport 12 miles
Lynwood
Imperial Hwy.
Plaza Mexico
St. Francis Medical Center
MLK Jr. Blvd.
Long Beach
Green Line Metro
Century Fwy
Willowbrook
Long Beach 11 miles
Santa Clarita
Santa Susana Mts.
San Gabriel Mts.
Angeles National Forest
Los Angeles County
Simi Valley
Ventura County
Thousand Oaks
Burbank
Glendale
Pasadena
San Monica Mts.
Los Angeles
Santa Monica
Pacific Ocean
Torrance
Fullerton
Anaheim
Long Beach
Huntington Beach

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

Mortgage Loan No. 7 – Commerce Office Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$50,000,000			Location:	Commerce, CA 90040
Cut-off Date Balance:	$50,000,000			General Property Type:	Office
% of Initial Pool Balance:	4.2%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Omninet Capital, LLC			Year Built/Renovated:	1958/2004
Mortgage Rate:	4.4015%			Size:	281,142 SF
Note Date:	7/31/2015			Cut-off Date Balance per Unit:	$178
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$163
Maturity Date:	8/1/2025			Property Manager:	Omninet Property Management, Inc.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$4,488,818
Seasoning:	2 months			UW NOI Debt Yield:	9.0%
Prepayment Provisions:	LO (26); DEF (87); O (7)			UW NOI Debt Yield at Maturity:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.84x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$5,051,618 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,810,185 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,633,961 (12/31/2012)
Reserves(1)				Most Recent Occupancy(2):	100.0% (7/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	86.5% (12/31/2014)
RE Tax:	$178,489	$44,622	N/A	3rd Most Recent Occupancy:	91.5% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$67,200,000 (4/10/2015)
Recurring Replacements:	$0	$9,371	N/A	Cut-off Date LTV Ratio:	74.4%
TI/LC:	$0	$25,000	$1,200,000	Maturity Date LTV Ratio(3):	68.1%
Landlord Obligations:	$13,099,209	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	100.0%	Loan Payoff:	$31,686,967	63.4%
			Reserves:	$13,277,698	26.6%
			Closing Costs:	$1,701,355	3.4%
			Return of Equity:	$3,333,980	6.7%
Total Sources:	$50,000,000	100.0%	Total Uses:	$50,000,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	The Commerce Office Park Property is 100% leased as of July 30, 2015. The largest tenant, County of Los Angeles, Department of Child Support Services (“DCS”) has signed leases to expand into 39,130 SF of additional space. Upon completion of the respective tenant improvements, DCS will occupy the expansion space and the Commerce Office Park Property will be 100% occupied.

(3)	The Commerce Office Park Property has an “as-stabilized” appraised value of $81,200,000 as of August 1, 2016 assuming a stabilized occupancy of 95%. This “as-stabilized” value results in a Maturity Date LTV Ratio of 56.4%.

The Mortgage Loan. The seventh largest mortgage loan (the “Commerce Office Park Mortgage Loan”) is evidenced by a promissory note with an original principal balance of $50,000,000, secured by a first priority fee mortgage encumbering five office buildings known as Commerce Office Park (the “Commerce Office Park Property”) located in Commerce, California. Proceeds from the Commerce Office Park Mortgage Loan were used to pay off the previous loan, fund reserves of $13,277,698, pay closing costs, and return $3,333,980 of equity to the sponsor.

The Borrower and the Sponsor. The borrower is Omninet Commerce Owner, LLC (the “Commerce Office Park Borrower”), a single-purpose Delaware limited liability company with at least one independent director.

The sponsor is Omninet Capital, LLC (“Omninet”), a private investment firm actively acquiring commercial real estate across the United States. Omninet’s team has years of hands-on experience across all property types, including entitlement, design, construction and management. The nonrecourse carve-out guarantors are Neil Kadisha and Benjamin Nazarian, CEO and Managing Partner, respectively of Omninet.

The Property. The Commerce Office Park Property is located at the intersection of South Eastern Avenue and East Slauson Avenue and consists of five, two- to four-story office buildings totaling 281,142 SF. Buildings 4900, 5500, 5700, and 5770 South Eastern Avenue and 5801 East Slauson Avenue were all built between 1958 and 1987 as a part of a larger office park. The entire office park offers a total of 1,325 parking spaces which are not allocated to particular buildings and available to all of the buildings within the park. 1,216 spaces, including 352 spaces contained in the one parking structure, are located on the Commerce Office Park Property. The Commerce Office Park Property is served by Interstate 710 and Interstate 5, both within two miles, a Metro light rail station approximately one mile from the Commerce Office Park Property, and an Amtrak station is approximately nine miles from the property.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

As of July 30, 2015, the Commerce Office Park Property was 100.0% leased by six tenants. The majority of the tenants at the Commerce Office Park Property are state and county organizations including the County of Los Angeles Department of Child Support Services, the County of Los Angeles Sherriff’s Department, State of California Department of Justice and State of California Department of Motor Vehicles. 97.9% of SF and 98.4% of base rent are represented by investment grade tenants. All of the tenants have been in place since 2004 or earlier, with several of the tenants expanding into additional space including the County of Los Angeles Department of Child Support Services and State of California Department of Justice.
Major Tenants.

County of Los Angeles, Department of Child Support Services (163,598 SF, 58% of NRA, 58% of underwritten base rent). County of Los Angeles, Department of Child Support Services (“DCS”) leases a total of 163,598 SF between buildings 5500, 5770 and 5801. DCS has been in occupancy at the Commerce Office Park Property since 2004, initially occupying 84,477 SF in building 5770 under a lease expiring June 2026, expanding in 2010 occupying another 39,991 SF in building 5500 under a lease expiring November 2025, and is currently expanding another 39,130 SF under three separate signed ten-year leases. The DCS expansion spaces are currently undergoing significant tenant improvements estimated at a total cost of $11,451,860 across the three buildings, which funds have been fully reserved by the Commerce Office Park Borrower. Upon completion of the respective tenant improvements, DCS is expected to take occupy of the entirety of both the 5500 and 5770 buildings and 26,360 SF in building 5801. Tenant improvements in buildings 5500, 5770 and 5801 are estimated to be completed by December 2015, July 2016 and May 2016, respectively.

Pursuant to the initial leases, DCS is required to pay $23.88 PSF in building 5500 and $29.35 PSF in building 5770. Upon completion of the respective tenant improvements in each of the three buildings, annual base rent on all spaces will be $25.20 PSF. DCS has termination options for its space in buildings 5770 and 5801 (114,804 SF) with 180 days’ notice beginning June 2024. DCS has one five-year renewal option on each of its leases.

DCS’ mission is to provide child support services by ensuring that parents are responsible for the support of their children and by establishing fair and accurate child support orders. DCS works on over 350,000 cases daily and collects approximately $450 million in support each year.

State of California, Department of Justice (62,723 SF, 22% of NRA, 24% of underwritten base rent). State of California, Department of Justice (“DOJ”) leases a total of 62,723 SF under two recently renewed leases, both expiring November 2023. DOJ has occupied 16,448 SF in building 5801 since 2002 under a lease that provides for an annual base rent of $25.96 PSF, increasing to $26.40 PSF as of the lease renewal in December 2015. DOJ has occupied an additional 46,275 SF in building 5700 since 2006 that provides for an annual base rent of $32.95 PSF, decreasing to $27.87 PSF as of the lease renewal in December 2015. DOJ has termination options on its leases with 60 days’ notice beginning November 2019. In connection with the renewals, the DOJ spaces are currently occupied and undergoing tenant improvements estimated at a total cost of $892,695, which funds have been fully reserved by the Commerce Office Park Borrower.

DOJ houses offices of the Department of General Services and the Division of Gambling Control at the Commerce Office Park Property. There is a grade-level helipad at the Commerce Office Park Property for exclusive use of DOJ.

County of Los Angeles, Sheriff’s Department (38,936 SF, 14% of NRA, 13% of underwritten base rent). County of Los Angeles, Sheriff’s Department (“LA Sheriff”) leases 38,936 SF at building 4900 under a lease dated April 2000 and expiring December 2016, that provides for a current annual base rent of $23.04 PSF, subject to an annual CPI adjustment. LA Sheriff has a termination option with 120 days’ notice.

The following table presents certain information relating to the leases at the Commerce Office Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/ Moody’s/S&P)(2)	Tenant SF(3)	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(4)	Lease Expiration(5)
Major Tenants
County of Los Angeles, Dept. of Child Support Services	AA/Aa2/AA+	163,598	58%	$4,122,670	58%	$25.20	Various(6)
State of California, Department of Justice	A+/Aa3/AA-	62,723	22%	$1,723,837	24%	$27.48	11/30/2023
County of Los Angeles, Sheriff’s Dept.	AA/Aa2/AA+	38,936	14%	$897,268	13%	$23.04	12/31/2016
State of California, Department of Motor Vehicles	A+/Aa3/AA-	8,630	3%	$262,255	4%	$30.39	9/30/2019
Community Bank	NR/NR/NR	4,752	2%	$114,533	2%	$24.10	10/31/2019
FedEx Office and Print Services, Inc.	NR/Baa1/BBB	1,328	0%	$32,629	0%	$24.57	2/29/2020
Total/Wtd. Avg.		281,142	100%	$7,153,191	100%	$25.55

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total Tenant SF includes a management office, which occupies 1,175 SF.

(4)	Wtd. Avg. Annual UW Rent PSF excludes a management office, which occupies 1,175 SF.

(5)	County of Los Angeles, Department of Child Support Services has termination options for its space in buildings 5770 and 5801 (114,804 SF) with 180 days’ notice beginning June 2024. State of California, Department of Justice has termination options on its leases with 60 days’ notice beginning November 2019. County of Los Angeles, Sheriff’s Dept. has a termination option with 120 days’ notice. State of California, Department of Motor Vehicles has a termination option with 30 days’ notice.

(6)	The County of Los Angeles, Dept. of Child Support Services has leases expiring 11/30/2025 (39,991 SF) and 6/30/2026 (84,477 SF). Leases on the expansion spaces totaling 39,130 SF will expire ten years past the commencement dates, which will be determined upon completion of the related tenant improvements.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

The following table presents certain information relating to the lease rollover schedule at the Commerce Office Park Property:
Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling(4)	UW Rent PSF Rolling(5)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	1	38,936	$23.04	14%	14%	$897,268	13%	13%
2017	0	0	$0.00	0%	14%	$0	0%	13%
2018	0	0	$0.00	0%	14%	$0	0%	13%
2019	2	13,382	$28.16	5%	19%	$376,788	5%	18%
2020	1	1,328	$24.57	0%	19%	$32,629	0%	18%
2021	0	0	$0.00	0%	19%	$0	0%	18%
2022	0	0	$0.00	0%	19%	$0	0%	18%
2023	2	62,723	$27.48	22%	41%	$1,723,837	24%	42%
2024	0	0	$0.00	0%	41%	$0	0%	42%
2025(6)	1	39,991	$25.20	14%	56%	$1,007,773	14%	56%
2026 and Beyond(6)	4	123,607	$25.20	44%	100%	$3,114,896	44%	100%
Total/Wtd. Avg.	11	281,142	$25.55	100%		$7,153,191	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Certain tenants may have multiple leases that are individually represented in the lease rollover schedule.

(4)	Total SF Rolling includes a management office, which occupies 1,175 SF

(5)	Wtd. Avg. UW Rent PSF Rolling excludes a management office, which occupies 1,175 SF.

(6)
The County of Los Angeles, Dept. of Child Support Services has a total of five leases, including leases expiring 11/30/2025 (39,991 SF) and 6/30/2026 (84,477 SF). Three leases on expansion spaces totaling 39,130 SF will expire ten years past the commencement dates, which will be determined upon completion of the related tenant improvements.

The Market. The Commerce Office Park Property is located in the city of Commerce, within Los Angeles County, California. Los Angeles County encompasses 4,752 square miles and had an estimated 2014 population of 9,969,834, accounting for 26.2% of the total population of California, and making it the most populous county in the country. Los Angeles County had a 2014 median household income of $53,372. Unemployment in the county was 7.9% in 2014, a 2% reduction from 2013 and continued decline from 2010. The Los Angeles County employment base is diverse. International trade is the largest industry with the Port of Los Angeles being the busiest container port in the country since 2000. Healthcare and education are also strongly represented by the UCLA Health System and Kaiser Permanente, and California State University, the University of California and the University of Southern California. Tourism is a major economic driver with destination parks including Disneyland, Knott’s Berry Farm, Pacific Park and Six Flags Magic Mountain, shopping sites such as Rodeo Drive, and the motion picture studios. The Los Angeles International Airport is the sixth busiest airport in the world and creates an estimated 408,000 jobs through the region.

The Commerce Office Park Property is located in the Southeast Los Angeles office submarket, which in 2014 included 8,554,287 SF, with a 7% vacancy. Over the past ten years, the submarket had a compound annual growth rate of 0.1% per year with vacancy rates ranging from 6.7% to 8.3%. There has been no new supply in the submarket since 2011 and there are no new office projects under development.

The 2014 population within a one-, three- and five-mile radius was 13,656, 278,944 and 825,376, respectively, with an average household income of $50,093; $50,823 and $54,509, respectively.

The following table presents competitive office rental properties to the Commerce Office Park Property:

Competitive Property Summary
Property Name/Location	Year Built	Occ.	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/ Term	Lease Area (SF)	Base Rent PSF	TI Allowance ($/SF)
Town Center 10330 Pioneer Blvd Santa Fe Springs, CA	1983	62%	69,228	5.5 miles	Brainstorm USA	May-14/ 6 Yrs	4,100	$20.40	$40.00
Prologis Commerce Business Park 5835-5901 S Eastern Ave Commerce, CA	1983	100%	192,659	0.3 mile	Department of Children and Family Services	Feb-14/ 5 Yrs	38,819	$24.60	$40.00
Commerce Square 6055 E Washington Blvd Commerce, CA	1967	89%	109,000	1.0 mile	N/A(1)	N/A	2,814	$24.00	$40.00
Commerce Corporate Center 5800 S Eastern Ave Commerce, CA	1988	39%	67,314	0.1 mile	N/A(1)	N/A	9,261	$25.20	$40.00

Source: Appraisal

(1)	Tenant spaces are available listings.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the Commerce Office Park Property:

Cash Flow Analysis
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	$6,623,498	$6,851,087	$6,897,446	$7,153,191	$25.44
Total Recoveries	N/A	$53,740	$54,727	$61,784	$0	$0
Parking Income	N/A	$12,490	$6,150	$6,000	$4,500	$0.02
Other Income	N/A	$38,834	$1,010	$640	$706	$0
Less Vacancy & Credit Loss	N/A	$0	$0	$0	($357,660)	(5.0%)
Effective Gross Income	N/A	$6,728,562	$6,912,974	$6,965,870	$6,800,737	$24.19
Total Operating Expenses	N/A	$2,094,601	$2,102,789	$1,914,252	$2,311,920	$8.22
Net Operating Income	N/A	$4,633,961	$4,810,185	$5,051,618	$4,488,817	$15.97
Capital Expenditures	N/A	$0	$0	$0	$70,286	$0.25
TI/LC	N/A	$0	$0	$0	$319,401	$1.14
Net Cash Flow	N/A	$4,633,961	$4,810,185	$5,051,618	$4,099,131	$14.58

Occupancy %	N/A	88.1%	91.5%	86.5%	100.0%(1)
NOI DSCR	N/A	1.54x	1.60x	1.68x	1.49x
NCF DSCR	N/A	1.54x	1.60x	1.68x	1.36x
NOI Debt Yield	N/A	9.3%	9.6%	10.1%	9.0%
NCF Debt Yield	N/A	9.3%	9.6%	10.1%	8.2%

(1)	The Commerce Office Park Property is 100% leased as of July 30, 2015. The largest tenant, County of Los Angeles, Department of Child Support Services (“DCS”) has signed leases to expand into 39,130 SF of additional space. Upon completion of the respective tenant improvements, DCS is expected to take occupancy of the expansion space and the Commerce Office Park Property will then be 100% occupied.

Escrows and Reserves. The Commerce Office Park Borrower deposited $178,489 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Commerce Office Park Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Commerce Office Park Borrower maintains insurance under an acceptable blanket insurance policy). The Commerce Office Park Borrower is required to make monthly deposits of $9,371 through the payment date occurring in August 2019 and $2,342 on each subsequent payment date for replacement reserves. The Commerce Office Park Borrower is required to make monthly deposits of $25,000 (except in years three and four) for TI/LC’s, subject to a cap of $1,200,000.

The Commerce Office Park Borrower deposited $13,099,209 in escrow for landlord obligations ($12,069,619 allocated to three leases with the County of Los Angeles, Department of Child Support Services and $1,029,590 allocated to two leases with the State of California, Department of Justice), which respective funds are to be released as reimbursement to the Commerce Office Park Borrower upon satisfaction of the outstanding obligations.

Lockbox and Cash Management. The Commerce Office Park Mortgage Loan has a hard lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during the continuance of a Cash Sweep Period, the Commerce Office Park Borrower will be required to deposit all excess cash with respect to the Commerce Office Park Mortgage Loan to an account to be held by the lender as additional security for the Commerce Office Park Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of:

(i)	the occurrence of an event of default,

(ii)
the DSCR being less than 1.10x for three consecutive months, tested quarterly (or less than 1.20x for three consecutive months, tested quarterly during any period when a County of Los Angeles, Department of Child Support Services lease is subject to a dark period), and

(iii)	County of Los Angeles, Department of Child Support Services

(a)	exercising an early termination option (unless the DSCR is equal to or exceeds 1.20x for three consecutive months, tested quarterly and such date is not within 12 months of the maturity date of the Commerce Office Park Mortgage Loan),

(b)	having 12 months remaining prior to the expiration of any lease (unless (x) such lease has been renewed or extended or (y) the DSCR is equal to or exceeds 1.20x for three consecutive months, tested quarterly (except when such date is within 12 months of the maturity date of the Commerce Office Park Mortgage Loan or the expiring lease is the lease encumbering building 5500),

(c)	being in default in payment relating to 30% or more of its space,

(d)	being the subject of or its lease guarantor files or is the subject of any bankruptcy or insolvency proceeding, or

(e)	experiencing or its lease guarantor experiencing a downgrade in long-term unsecured debt rating below “BBB” by S&P or the equivalent ratings organization (unless the DSCR is equal to or exceeds 1.20x for the trailing twelve months, tested quarterly).

A “Cash Sweep Period” will end upon as applicable:

(i)	cure or waiver of the event of default,

(ii)	the DSCR equaling or exceeding 1.10x for three consecutive months, tested quarterly (or equaling or exceeding 1.20x for three consecutive months, tested quarterly during any period when a County of Los Angeles, Department of Child Support Services lease is subject to a dark period), and

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Commerce Office Park

(iii)	(a) the earlier of (x) County of Los Angeles, Department of Child Support Services having its terminated space leased to a replacement tenant and

(y) the DSCR is equaling or exceeding 1.20x for three consecutive months, tested quarterly, provided such date is not within 12 months of the maturity date of the Commerce Office Park Mortgage Loan and the expiring lease is not the lease encumbering building 5500,

(b)
the earlier of (x) County of Los Angeles, Department of Child Support Services extending or renewing its lease or having its space leased to a replacement tenant and (y) the DSCR equaling or exceeding 1.20x for three consecutive months, tested quarterly, provided such date is not within 12 months of the maturity date of the Commerce Office Park Mortgage Loan and the expiring lease is not the lease encumbering building 5500,

(c)
the earlier of (x) the DSCR equaling or exceeding 1.20x for three consecutive months, tested quarterly provided County of Los Angeles, Department of Child Support Services is not in default in payment relating to 30% or more of its space, (y) the DSCR equaling or exceeding 1.20x for three consecutive months, tested quarterly and at least 70% of County of Los Angeles, Department of Child Support Services’ space is subject to County of Los Angeles, Department of Child Support Services leases and (z) none of the tenants under such leases being in default in payment of any amounts due,

(d)
(A) with respect to any bankruptcy case involving County of Los Angeles, Department of Child Support Services or its assets, the earliest to occur of (x) at least 70% of the space leased by County of Los Angeles, Department of Child Support Services being assumed without alteration and (y) the DSCR equaling or exceeding 1.20x for three consecutive months, tested quarterly, and 70% of the County of Los Angeles, Department of Child Support Services space being subject to County of Los Angeles, Department of Child Support Services leases that have been assumed or leased by a replacement tenant or (B) with respect to any bankruptcy case involving County of Los Angeles, Department of Child Support Services or its lease guarantor, at such time as their assets being no longer subject to bankruptcy and its lease remains unaltered, or

(e)
the earlier of (x) such credit rating being not less than “BBB” by S&P or the equivalent ratings organization and (y) the DSCR equaling or exceeding 1.20x for three consecutive months, tested quarterly.

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Commerce Office Park Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism. provided that the Commerce Office Park Mortgage Loan documents provide for an annual terrorism premium cap of two times of the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Commerce Office Park Property on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Asian Garden Mall

Mortgage Loan No. 8 – Asian Garden Mall

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Asian Garden Mall

Mortgage Loan No. 8 – Asian Garden Mall

LEVEL 1
LEVEL 2
UP ESCALATOR
ELEVATOR
NGOC BOCH JEWELRY
VAU KHO BO
PHUOC LOC THO HERBS
BORA KOREAN FASHION
KERLAN COLLECTION
VINATRAN
JEAN'S JEWELRY
DAIWA
KIM VAN SKINCARE & MAKEUP
CHAMPAGNE BAKERY
THUONG Q &
JENNY T DUONG
ITV HOME SHOPPING
EYE SMART OPTOMETRY
VACANT
VACANT
UP ESCALATOR
RESTROOMS
VACANT
VACANT
VACANT
MGMT
OFFICE
RESTROOMS
JEWELRY BOOTHS
JEWELRY BOOTHS
JEWELRY BOOTHS
JEWELRY BOOTHS
JEWELRY BOOTHS
JEWELRY BOOTHS
MUSEUM
Apparel
Home Decor
Jewelry
Food
Health & Beauty
Optical & Eyewear
Specialty Shops
Music & Video
Vacant

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Asian Garden Mall

Mortgage Loan No. 8 – Asian Garden Mall

ANAHEIM
Downtown Los Angeles 25 miles
Ball Rd.
METROLINK OC LINE
Orange Fwy
57
Santa Ana Fwy
DISNEYLAND
Anaheim Gardenwalk
Katella Ave.
5
Honda Center
Anaheim Angel Stadium
Anaheim Convention Center
Orangewood Ave.
Orange
Garden Grove Promenade
Brookhurst St.
Euclid St.
West St.
Chapman Ave.
UC Irvine Medical Center
The Outlets at Orange
Garden Grove
Harbor Blvd.
Hasler St.
22
Garden Grove Blvd.
Garden Grove Fwy
River View Golf Course
Chica St.
Bolsa
San Diego Fwy
Westminster Center
Westminster Blvd.
Westminster Ave.
Santa Ana College
Santa Ana River
Westminster
405
Asian Garden Mall
9200 Bolsa Avenue
Westminster, CA 92683
Willowick Golf Course
Civic Center Dr.
Santa Ana Civic Center
Westminster Mall
Bolsa Ave.
1st St.
Ronald Reagan Federal Bldg.
LITTLE SAIGON
SANTA ANA
Seal Beach Naval Weapons Station
39
Newland St.
Magnolia St.
Euclid St.
Harbor Blvd.
Fairview St.
Bristol St.
Golden West College
Bella Terra Mall
Edinger Ave.
ORANGE COUNTY
Mile Square Regional Park
Mile Square Golf Course
Centennial Regional Park
Meadowlark Golf Course
Warner Ave.
HUNTINGTON BEACH
Fountain Valley
Fountain Valley Regional Hospital
Coastal Communities Hospital
Segerstrom Ave.
Huntington Beach Hospital
Huntington Central Park
Orange Coast Memorial Medical Ctr.
Talbert Ave.
MacArthur Blvd.
Goldenwest St.
Five Points Plaza Shopping Center
Beach Blvd.
Ellis Ave.
Fountain Valley Promenade Shopping Center
Sunflower Ave.
South Coast Plaza
Segerstrom Ctr. for the Arts
Metro Pointe at South Coast
Bolsa Chica Ecological Reserve
Harriett Wieder Reg. Park
Garfield Ave.
1
Sunset Beach
Seacliff Village Shopping Center
Huntington Beach Civic Center
Yorktown Ave.
Ward St.
Mesa Verde Country Club
Baker St.
55
John Wayne Orange County Airport
Seacliff Country Club
Newland House Museum
Adams Ave.
Orange Coast College
Fairview Rd.
Orange County Fairgrounds
Pacific Coast Hwy.
Orange Ave.
Fairview Park
Costa Mesa Golf and Country Club
Costa Mesa Fwy
Santa Ana Country Club
73
International Surfing Museum
Newland St.
Magnolia St.
Atlanta Ave.
Brookhurst St.
Santa Ana Ave.
Costa Mesa
Victoria St.
Pacific Ocean
Huntington Beach Pier
Santiago Dr.
Upper Newport Bay
Placentia Ave.
19th St.
Irvine Ave.
Huntington State Beach
Talbert Regional Park
Newport Beach
SAN GABRIEL MTS.
LOS ANGELES
Santa Monica
Burbank
Glendale
Pasadena
Rancho Cucamonga
Pomona
Ontario
Fullerton
Corona
Torrance
ANAHEIM
LONG BEACH
Orange
SANTA ANA
Huntington Beach
Irvine
Pacific Ocean

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Asian Garden Mall

Mortgage Loan No. 8 – Asian Garden Mall

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$42,000,000			Location:	Westminster, CA 92683
Cut-off Date Balance:	$41,896,211			General Property Type:	Retail
% of Initial Pool Balance:	3.6%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Frank Jao			Year Built/Renovated:	1986/N/A
Mortgage Rate:	4.5835%			Size:	99,140 SF
Note Date:	7/21/2015			Cut-off Date Balance per Unit:	$423
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$344
Maturity Date:	8/1/2025			Property Manager:	Bridgecreek Realty Investment Corp.
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$4,476,839
Seasoning:	2 months			UW NOI Debt Yield:	10.7%
Prepayment Provisions:	LO (26); DEF (89); O (5)			UW NOI Debt Yield at Maturity:	13.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	1.62x
Additional Debt Type:	N/A			Most Recent NOI:	$5,206,088 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$4,635,713 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$4,606,514 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	98.5% (6/23/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	94.0% (12/31/2014)
RE Tax:	$161,337	$26,889	N/A	3rd Most Recent Occupancy:	92.7% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$71,550,000 (6/10/2015)
Recurring Replacements:	$0	$1,652	N/A	Cut-off Date LTV Ratio:	58.6%
TI/LC:	$50,000	Springing	N/A	Maturity Date LTV Ratio:	47.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$42,000,000	97.9%	Loan Payoff:	$41,945,763	97.8%
Borrower Equity:	$898,184	2.1%	Reserves:	$211,337	0.5%
			Closing Costs:	$741,084	1.7%
Total Sources:	$42,898,184	100.0%	Total Uses:	$42,898,184	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Asian Garden Mall Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $42,000,000, secured by a first priority fee mortgage encumbering a specialty shopping center known as Asian Garden Mall, in Westminster, CA (the “Asian Garden Mall Property”). Proceeds from the Asian Garden Mall Mortgage Loan along with $898,184 of fresh equity were used to pay off the previous loan which was securitized in the BACM 2005-2 securitization and fund reserves and closing costs.

The Borrower and the Sponsor. The borrower is Asian Garden LLC (the “Asian Garden Mall Borrower”), a single-purpose Delaware limited liability company with at least one independent director. Equity ownership in the Asian Garden Mall Borrower is held indirectly by The Jao Trust (50%) and Ho Yan (Roger) Chen (49%), founder and current CEO of 99 Ranch Market, the largest Asian supermarket chain in the United States.

The Asian Garden Mall Mortgage Loan sponsor and non-recourse guarantor is Frank Jao. Frank Jao is the principal developer of Westminster, California’s Little Saigon community, comprising over 5,000 Asian businesses. Mr. Jao has been involved in the real estate industry since 1975 and is the current CEO and owner of Bridgecreek Group, Inc., a full service real estate firm founded in 1978 and specializing in domestic and international development and property management and leasing. Bridgecreek Group, Inc. has developed over $400 million (2 million SF) of retail, condo and apartment space in Orange County, California, and owns and manages more than 1.5 million SF in Little Saigon, including the Asian Garden Mall, Liberty Square, Asian Village, Huntington Plaza and Dover II Center.

The Property.  The Asian Garden Mall Property was built in 1986 by the Asian Garden Mall Mortgage Loan sponsor. It is the largest majority Vietnamese-owned and operated shopping center in the United States. Being at the geographic center of Little Saigon, Westminster, CA, the Asian Garden Mall Property is a gathering place for the Vietnamese community. The Asian Garden Mall Property hosts the Cho Hoa Flower Festival, an annual Lunar New Year’s exhibition, the Little Saigon Night Market on weekend evenings from June to September, and a variety of other cultural events and exhibitions throughout the year.

The Asian Garden Mall Property consists of 99,140 SF of specialty retail space in a two-story building, which as of June 23, 2015 was 98.5% occupied by a mix of 213 various retailer, wholesaler and restaurant spaces. The Asian Garden Mall Property offers several different types of space including suite (in-line) spaces on the first and second levels, jewelry booths on the second level, a food court, cart and kiosk space, and ATMs. The jewelry booths are small spaces varying in size from 190 to 300 SF, but in aggregate comprise the largest jewelry market in Southern California. The food court is located on the lower level at the main entrance and food court spaces range in size from 665 to 1,330 SF. The Asian Garden Mall Property also includes 500 surface parking spaces.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Asian Garden Mall

The largest tenant at the Asian Garden Mall Property is the Vietnamese Traditional Music Museum, representing 3.6% of total SF and 0.4% of base rent. No other tenant occupies more than 2.8% of total SF or represents more than 2.4% of base rent. Historical occupancy at the Asian Garden Mall Property was 94.0% as of December 2014, 92.7% as of December 2013, 94.4% as of December 2012 and 94.3% as of December 2011.

The following table presents certain information relating to the leases at the Asian Garden Mall Property:

Tenant Summary(1)
Tenant Space Type	Number of Tenants	Tenant Space Type SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)
Suite	69	55,391	56%	$3,010,749	48%	$54.35
Booth	121	29,081	29%	$2,312,259	37%	$79.51
Food Court	7	5,320	5%	$606,641	10%	$114.03
Museum	1	3,600	4%	$24,000	0%	$6.67
ATM	2	0	0%	$44,400	1%	N/A
Cart	8	0	0%	$150,000	2%	N/A
Display	1	0	0%	$3,000	0%	N/A
Kiosk	4	0	0%	$114,000	2%	N/A
Vacant	0	5,344	5%	$0	0%	$0.00
Total/Wtd. Avg.(3)	213	98,736	100%	$6,265,049	100%	$67.08

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(3)	Total Number of Tenants and Tenant Space Type SF exclude a 100 SF Management Office and 304 SF of storage space.

The following table presents certain information relating to the lease rollover schedule at the Asian Garden Mall Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling(3)	UW Rent PSF Rolling(4)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	22	5,301	$112.33	5%	5%	$595,446	10%	10%
2015	38	10,692	$77.53	11%	16%	$828,987	13%	23%
2016	54	19,092	$56.76	19%	36%	$1,083,588	17%	40%
2017	35	13,464	$78.00	14%	49%	$1,050,129	17%	57%
2018	30	21,942	$55.23	22%	71%	$1,211,936	19%	76%
2019	21	10,816	$68.67	11%	82%	$742,776	12%	88%
2020	7	7,029	$52.12	7%	89%	$366,351	6%	94%
2021	1	2,100	$72.00	2%	92%	$151,200	2%	96%
2022	0	0	$0.00	0%	92%	$0	0%	96%
2023	0	0	$0.00	0%	92%	$0	0%	96%
2024	0	0	$0.00	0%	92%	$0	0%	96%
2025	0	0	$0.00	0%	92%	$0	0%	96%
2026 & Beyond	5	2,956	$79.38	3%	95%	$234,636	4%	100%
Vacant	0	5,344	$0.00	5%	100%	$0	0%
Total/Wtd. Avg.	213	98,736	$67.08	100%		$6,265,049	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total SF Rolling excludes a 100 SF Management Office and 304 SF of storage space.

(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.  The Asian Garden Mall Property is located along Bolsa Avenue in the City of Westminster, approximately 28 miles southeast of downtown Los Angeles. The (405) San Diego Freeway and the (22) Garden Grove Freeway provide regional access to the Asian Garden Mall Property, and the main traffic arteries such as Beach Boulevard and Westminster Boulevard provide local access, all within approximately two miles of the Asian Garden Mall Property. Bolsa Avenue is a major east/west corridor for the area and is the designated Little Saigon section of Westminster. The Little Saigon area is a well-known shopping destination, dense with local retailers specializing in Chinese and Vietnamese goods and having the largest concentration of Vietnamese shopping in the world outside of Vietnam. The Asian Garden Mall Property is generally regarded as the anchor for Bolsa Avenue retail. Surrounding uses are commercial service and retail with supporting residential. The area is nearly 100% built with very limited land available for new construction.

The Asian Garden Mall Property is within the West retail submarket of Orange County which as of the first quarter 2015 contained 10,167,000 SF of inventory, had a vacancy rate of 3.9%, and asking rents of $25.93 PSF. As of the first quarter 2015, the broader Orange County retail market contained 40,422,000 SF of inventory and had a vacancy rate of 4.9%. In 2014, retail sales in the Southern California core-based statistical area reached $1.53 billion with average retail sales per household of $56,226.

Estimated 2014 population within a one-, three- and five-mile radius was 36,888, 278,247 and 704,604, respectively. Estimated 2014 average household income within a one-, three- and five-mile radius was $79,472; $77,459 and $85,044, respectively.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Asian Garden Mall

The following table presents competitive shopping centers to the Asian Garden Mall Property:

Competitive Property Summary
Property Name/Location	Type	Year Built	Occ.	Total GLA (SF)	Rent PSF	Distance to Subject
Asian Village(1) 9191 Bolsa Avenue, Westminster	Convenience/Strip	1991	100%	44,064	$20.40-$45.00	Across Street
Liberty Square(1) 9928 Bolsa Avenue, Westminster	Convenience/Strip	1989	92%	48,801	$30.00-$48.00	0.2 miles
Dover II(1) 9211 Bolsa Ave, Westminster	Convenience/Strip	1994	94%	58,988	$12.00-$48.00	0.3 miles
Little Saigon Plaza 9812 Bolsa Avenue, Westminster	Convenience/Strip	2002	NAV	36,057	$18.00-$52.00	0.3 miles
Bolsa West Center 10451 Bolsa Avenue, Westminster	Convenience/Strip	2004	NAV	42,418	$24.00-$55.00	0.2 miles

Source: Appraisal

(1)	Asian Village, Liberty Square and Dover II are owned by the Asian Garden Mall Mortgage Loan sponsor.

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Asian Garden Mall Property:

Cash Flow Analysis
	2011	2012	2013	2014	4/30/2015 Ann.	UW	UW PSF
Base Rent	$6,184,733	$6,147,590	$6,132,545	$6,268,429	$6,516,996	$6,649,300	$67.07
Total Recoveries	$874,220	$911,182	$891,054	$939,316	$867,594	$902,129	$9.10
Other Income	$330,647	$343,226	$445,876	$393,041	$713,358	$393,041	$3.96
Less Vacancy & Credit Loss	$0	$0	$0	$0	$0	($463,090)	(7.0%)
Effective Gross Income	$7,389,600	$7,401,998	$7,469,475	$7,600,786	$8,097,948	$7,481,380	$75.46
Total Operating Expenses	$2,827,375	$2,861,299	$2,862,961	$2,965,073	$2,891,860	$3,004,541	30.31
Net Operating Income	$4,562,225	$4,540,699	$4,606,514	$4,635,713	$5,206,088	$4,476,839	$45.16
Capital Expenditures	$0	$0	$0	$0	$0	$19,828	$0.20
TI/LC	$129,352	$128,879	$139,087	$133,879	$131,628	$288,200	$2.91
Net Cash Flow	$4,432,873	$4,411,820	$4,467,427	$4,501,834	$5,074,460	$4,168,811	$42.05

Occupancy %	94.3%	94.4%	92.7%	94.0%	98.5%(1)	93.9%
NOI DSCR	1.77x	1.76x	1.79x	1.80x	2.02x	1.74x
NCF DSCR	1.72x	1.71x	1.73x	1.75x	1.97x	1.62x
NOI Debt Yield	10.9%	10.8%	11.0%	11.1%	12.4%	10.7%
NCF Debt Yield	10.6%	10.5%	10.7%	10.7%	12.1%	10.0%

(1)	Occupancy as of June 23, 2015.

Escrows and Reserves.  The Asian Garden Mall Borrower deposited $161,337 in escrow for annual real estate taxes and is required to escrow monthly 1/12 of the annual estimated tax payments. The Asian Garden Mall Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Asian Garden Mall Borrower maintains insurance under an acceptable blanket insurance policy) and to escrow monthly $1,652 for replacement reserves. The Asian Garden Mall Borrower deposited in escrow $50,000 for TI/LC reserves and is required to deposit monthly $10,000 when such reserve balance is below $50,000. Additionally, the Asian Garden Mall Borrower is required to deposit $28,500 monthly for leasing reserves when the DSCR is 1.40x or lower for the trailing six months until the DSCR is 1.45x for the trailing six months.

Lockbox and Cash Management. A soft lockbox is in place with respect to the Asian Garden Mall Mortgage Loan. During the continuance of an event of default, all rents are required to be deposited directly into the lockbox. The Asian Garden Mall Mortgage Loan has springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during the continuance of a Cash Sweep Period, the Asian Garden Mall Borrower will be required to deposit all excess cash with respect to the Asian Garden Mall Mortgage Loan to an account to be held by the lender as additional security for the Asian Garden Mall Mortgage Loan.

A “Cash Sweep Period” will commence upon the DSCR being less than 1.20x for two consecutive calendar quarters and will end upon the DSCR being equal to or greater than 1.20x for two consecutive quarters.

Additional Secured Indebtedness (not including trade debts). Not Permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property.  The Asian Garden Mall Borrower is permitted to release a portion of the parking lot in order to develop a parking structure provided that no event of default has occurred and is continuing, such release must not result in a loss of required parking available for the remaining property, such release must not materially adversely affect the remaining property or give rise to any tenant right to terminate its lease or abate rent, and such release must not affect the REMIC eligibility of the Asian Garden Mall Mortgage Loan.

Terrorism Insurance. The Asian Garden Mall Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

Mortgage Loan No. 9 – Bucks County Technology Park

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

Mortgage Loan No. 9 – Bucks County Technology Park

Bucks County Technology Park
4800 East Street Road
Trevose, PA 19053
Newtown
Tyler State Park
Middle Holland Rd.
Holland Rd.
Buck Rd.
Bridgetown Pike
Saint Mary Medical Center
Lake Luxembourg
Core Creek County Park
Woodbourne
WOODBOURNE
Woodbourne Rd.
Langhorne-Yardley Rd.
Swamp Rd.
Middletown Country Club
Langhorne
Oxford Valley Mall
W. Maple Ave.
Lincoln Hwy.
Cairn University
Langhorne Shopping Center
Trenton Rd.
LANGHORNE
Levittown
Bellevue Ave.
BUCKS COUNTY
Old Lincoln Hwy.
WEST TRENTON LINE
SEPTA
NESHAMINY FALLS
Gravel Hill Rd.
Bustleton Pike
Bristol Rd.
E. Street Rd.
Feasterville
Brownsville Rd.
Pennsylvania Tpke.
County Line Rd.
Huntingdon Valley
Byberry Rd.
Trevose
TREVOSE
Neshaminy Mall
Hulmeville
Bensalem Blvd.
Bristol Rd.
MONTGOMERY COUNTY
Bryn Athyn
Philmont Country Club
SOMERTON
FOREST HILLS
PHILMONT
Somerton
Southampton Rd.
Richlieu Rd.
Pennsylvania Turnpike
Gibson Rd.
Parx Casino and Racing
Galloway Rd.
Ford Rd.
Benjamin Rush Park
Bensalem
Byberry Rd.
Street Rd.
Hulmeville Rd.
Bensalem Blvd.
Welsh Rd.
Verree Rd.
PHILADELPHIA
Woodhaven Rd.
Bensalem Country Club
Franklin Mills
Eddington
EDDINGTON
SEPTA
CROYDON
TRENTON LINE
State Rd.
Croydon
Bustleton
Roosevelt Blvd.
Northeast Philadelphia Airport
Academy Rd.
Pennypack Park
Bustleton Ave.
Northeast Shopping Ctr.
PHILADELPHIA COUNTY
Grant Ave.
Ashton Rd.
Knights Rd.
Woodhaven Shopping Center
Neshaminy State Park
Delaware River
Burlington
CORNWELLS HEIGHTS
Rhawn St.
Nazareth Hospital
Academy Rd.
John F. Byrne Golf Course
Frankford Ave.
State Rd.
Holme Ave.
Linden Ave.
TORRESDALE
PENNSYLVANIA
NEW JERSEY
Beverly
RIVER LINE LIGHT RAIL
Beverly/Edgewater Park
NJ TRANSIT
Burlington Ave.
Burlington Pike
Edgewater Park Township
Delanco
Delanco
Coopertown Rd.
BURLINGTON COUNTY
Roosevelt Mall
Philadelphia Intl. Airport 21 miles
Torresdale
Flemington
Quakertown
Perkasie
Lambertville
Hopewell
Franklin Township
Princeton
PENNSYLVANIA
Harleysville
Doylestown
Pottstown
Montgomeryville
Lansdale
North Wales
Horsham
Newtown
Ewing Twp.
Hamilton
TRENTON
Phoenixville
Norristown
King of Prussia
Trevose
Levittown
Abington
Bensalem
Conshohocken
Burlington
Malvern
Wayne
Radnor
Ardmore
PHILADELPHIA
Willingboro
Mount Holly
Fort Dix
Broomall
Media
Pennsauken
Moorestown
NEW JERSEY
Springfield
CAMDEN
Mount Laurel
Chester Heights
Chester
Cherry Hill
Medford Township
Bellmawr
Woodbury
Lindenwold
Claymont
DE
Gloucester Township
WILMINGTON
Swedesboro
WHARTON STATE FOREST

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

Mortgage Loan No. 9 – Bucks County Technology Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$30,250,000			Location:	Trevose, PA 19053
Cut-off Date Balance:	$30,250,000			General Property Type:	Office
% of Initial Pool Balance:	2.6%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Matthew N. Cohn; Debra L.W. Cohn; Kimberli C. Bailey			Year Built/Renovated:	1960-1965, 1975, 1979/2014
Mortgage Rate:	4.960%			Size:	364,000 SF
Note Date:	8/26/2015			Cut-off Date Balance per Unit:	$83
First Payment Date:	10/1/2015			Maturity Date Balance per Unit:	$70
Maturity Date:	9/1/2025			Property Manager:	Self-Managed
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	12 months			UW NOI:	$3,094,445
Seasoning:	1 month			UW NOI Debt Yield:	10.2%
Prepayment Provisions:	LO (25); DEF (92); O (3)			UW NOI Debt Yield at Maturity:	12.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.47x (P&I)
Additional Debt Type:	No			Most Recent NOI:	$4,149,080 (6/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$3,999,440 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$3,902,356 (12/31/2013)
Reserves(1)				Most Recent Occupancy:	91.1% (6/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.1% (12/31/2014)
RE Tax:	$118,090	$56,295	N/A	3rd Most Recent Occupancy:	87.8% (12/31/2013)
Insurance:	$149,302	$13,573	N/A	Appraised Value (as of):	$40,900,000 (4/7/2015)
Recurring Replacements:	$845,000	$6,067	N/A	Cut-off Date LTV Ratio:	74.0%
TI/LC:	$500,000	$14,583	$750,000	Maturity Date LTV Ratio:	62.5%
Other:	$250,000	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$30,250,000	100.0%	Loan Payoff(2):	$26,642,334	88.1%
			Reserves:	$1,862,392	6.2%
			Closing Costs:	$1,035,424	3.4%
			Return of Equity:	$709,850	2.3%
Total Sources:	$30,250,000	100.0%	Total Uses:	$30,250,000	100.0%

(1)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Loan Payoff includes the repayment of loans made by members and affiliates of the Bucks County Technology Park Borrower totaling approximately $4,734,962.

The Mortgage Loan.  The ninth largest mortgage loan (the “Bucks County Technology Park Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $30,250,000 secured by a first priority fee mortgage encumbering a 364,000 SF, Class “B”, suburban office property in Trevose, Bucks County, Pennsylvania (the “Bucks County Technology Park Property”). The proceeds of the Bucks County Technology Park Mortgage Loan were used to refinance prior mortgage loans totaling approximately $21,907,373, repay loans made by members and affiliates of the Bucks County Technology Park Borrower (defined below) totaling approximately $4,734,962, fund upfront reserves, pay closing costs and return equity to the Bucks County Technology Park Borrower.

The Borrower and the Sponsor. The borrower is 4800 Street Road LLC (the “Bucks County Technology Park Borrower”), a single-purpose Pennsylvania limited liability company. Matthew N. Cohn, Debra L.W. Cohn and Kimberli C. Bailey, the sponsors and nonrecourse carve-out guarantors, each own 25% of the Bucks County Technology Park Borrower. Each sponsor is also a board member of Advertising Specialty Institute, Inc. (“ASI”), which specializes in providing marketing solutions to the advertising specialty (promotional products) industry. In addition, Matthew Cohn is the vice chairman of ASI and also serves as a board member and chair of the audit committee of The Bancorp Bank.

The Property. The Bucks County Technology Park Property is a 364,000 SF suburban office property on an approximately 32.1 acre site in Trevose, Pennsylvania, situated just off of the intersection of Pennsylvania Turnpike and US Route 1. The Bucks County Technology Park Property is located approximately 16-miles southwest of Trenton, New Jersey, and approximately 21-miles northeast of Philadelphia, Pennsylvania, two major population and employment centers within the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area. The Bucks County Technology Park Property consists of two office buildings (the “Main” and “Tower” buildings) connected by enclosed corridors, plus a storage warehouse that is attached to the Main building. The Main building is a 190,626 SF, single-story plus basement building which was originally built in 1960 and expanded upon in 1965. The 37,965 SF, single-story storage warehouse was constructed in 1975. The 135,409 SF, three-story plus basement Tower building was constructed in 1979. There are approximately 1,228 surface parking spaces at the Bucks County Technology Park Property. Facilities and tenant amenities at the Bucks County Technology Park Property include backup generators, redundant electrical systems, dedicated server space, 24 hour security, cafeteria, fitness center, on-site dry-cleaning pickup and daycare.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

The Bucks County Technology Park Property was 91.1% occupied as of June 1, 2015. The largest tenant, ASI, occupying a total of 52.8% of NRA, is an affiliate of the Bucks County Technology Park Borrower. Express Mail Pharmacy Service Inc. (“Express Scripts”), occupying 53,500 SF (14.7% of NRA), and The CEI Group, Inc. (“CEI Group”), occupying 35,700 SF (9.8% of NRA), have expanded their respective spaces during their tenancies. Express Scripts expanded by 15,000 SF in 2012, and CEI Group expanded by 8,700 SF in 2007. Four tenants (ASI, CEI Group, AllianceOne and LoanLogics, comprising 71.5% of NRA) use the Bucks County Technology Park Property as their corporate headquarters. The weighted average occupancy period of all tenants at the Bucks County Technology Park Property is 12.7 years. Since 2006, year end occupancy at the Bucks County Technology Park has remained above 87.4%.

The sponsors acquired the Bucks County Technology Park Property as vacant in 2000 for a total cost of approximately $18.5 million. Since acquisition, the sponsors have invested a total of approximately $8.6 million on capital items and $4.3 million on tenant improvements. Most recently, the sponsors spent approximately $2.6 million from 2010-2014 to upgrade electrical, power, HVAC and security features at the Bucks County Technology Park Property.

Major Tenants.

ASI (192,212 SF, 53% of NRA, 57% of underwritten base rent). ASI leases a total of 192,212 SF at the Bucks County Technology Park Property. ASI is an affiliate of the Bucks County Technology Park Borrower. ASI is a nationwide marketing, media and education organization serving the advertising specialty industry and utilizes the Bucks County Technology Park Property as its national headquarters. ASI reported revenue and net income of $93.1 million and $12.4 million respectively in 2014 compared to revenue and net income of $90.6 million and $11.8 million respectively in 2013. According to a valuation report commissioned by ASI, ASI was valued at approximately $153 million as of December, 31, 2013. ASI has been a tenant at the Bucks County Technology Property since it was acquired by the sponsors in 2000. ASI’s leases expire in 2030 (188,394 SF on September 28, 2030 and 3,818 SF on May 31, 2030). ASI invested approximately $1 million into their space from 2010-2014. At loan origination, ASI provided a letter of credit to the Bucks County Technology Park Borrower in the amount of $3,500,000 (the “ASI Letter of Credit”) which was pledged and delivered to the lender to cover certain re-tenanting costs. See “—Escrows and Reserves” below for further discussion of the ASI Letter of Credit.

Express Scripts (53,500 SF, 15% of NRA, 17% of underwritten base rent). Express Scripts leases a total of 53,500 SF at the Bucks County Technology Park Property and has been a tenant (originally leasing 38,500 SF) since 2006. Express Scripts has the right to terminate its lease on 38,500 SF by providing 270 days’ notice and paying unamortized TI/LC’s and one month of rent for each year of the remainder of the lease term. Express Scripts has the right to terminate its lease on 15,000 SF by providing 180 days’ notice. The stated lease expiration date for both of Express Scripts’ spaces is June 30, 2017 and there are two 5-year extension options remaining on each Express Scripts lease. Express Scripts’ parent company is a publicly traded, full service pharmacy benefit management company (NASDAQ: ESRX) headquartered in St. Louis, Missouri with a market capitalization of approximately $57 billion. Express Scripts uses its space at the Bucks County Technology Park Property as its primary processing, fulfillment and customer service center.

CEI Group (35,700 SF, 10% of NRA, 11% of underwritten base rent). CEI Group leases 35,700 SF of space at the Bucks County Technology Park Property. CEI Group originally leased 27,000 SF in 2001 before expanding by an additional 8,700 SF in 2007. The lease for both spaces expires on September 30, 2017 and there are two 2-year extension options remaining. CEI Group provides automotive accident management, driver safety and risk management services for self-insured sales, service, truck and government fleets. CEI Group was founded in 1983 and uses its space at the Bucks County Technology Park Property as its corporate headquarters.

AllianceOne (21,000 SF, 6% of NRA, 7% of underwritten base rent). AllianceOne leases 21,000 SF of space at the Bucks County Technology Park Property. AllianceOne has been a tenant at the Bucks County Technology Park Property since 2003 and recently signed a lease extension on August 21, 2015 to extend its lease term through August 31, 2018 at an initial renewal rate of $14.25 PSF on a triple net basis. There is one 3-year extension option remaining. AllianceOne provides collection services and contact center solutions. AllianceOne was formed in 1999 and uses its space at the Bucks County Technology Park Property as its corporate headquarters.

The following table presents a summary regarding major tenants at the Bucks County Technology Park Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
ASI	NR/NR/NR	192,212	53%	$2,244,593	57%	$11.68	9/28/2030; 5/31/2030(4)
Express Scripts	BBB/Baa3/BBB+	53,500	15%	$689,000	17%	$12.88	6/27/2016; 3/29/2016(5)
CEI Group	NR/NR/NR	35,700	10%	$449,775	11%	$12.60	9/30/2017
AllianceOne	NR/NR/NR	21,000	6%	$294,000	7%	$14.00	8/31/2018
Subtotal/Wtd. Avg.		302,412	83%	$3,677,368	93%	$12.16

Other Tenants		28,758	8%	$282,461	7%	$9.82
Vacant Space		32,830	9%	$0	0%	$0.00
Total/Wtd. Avg.		364,000	100%	$3,959,829	100%	$11.96

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	188,394 SF expires September 28, 2030; 3,818 SF expires May 31, 2030.

(5)	Express Scripts has the right to terminate its lease on 38,500 SF by providing 270 days’ notice and paying unamortized TI/LC’s and one month of rent for each year of the remainder of the lease term. Express Scripts has the right to terminate its lease on 15,000 SF by providing 180 days’ notice. The stated lease expiration date for both of Express Scripts’ spaces is June 30, 2017.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

The following table presents certain information relating to the lease rollover schedule at the Bucks County Technology Park Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	2	14,680	$9.92	4%	4%	$145,581	4%	4%
2017	3	91,800	$12.65	25%	29%	$1,160,875	29%	33%
2018	1	21,000	$14.00	6%	35%	$294,000	7%	40%
2019	0	0	$0.00	0%	35%	$0	0%	40%
2020	1	11,478	$10.00	3%	38%	$114,780	3%	43%
2021	0	0	$0.00	0%	38%	$0	0%	43%
2022	0	0	$0.00	0%	38%	$0	0%	43%
2023	0	0	$0.00	0%	38%	$0	0%	43%
2024	0	0	$0.00	0%	38%	$0	0%	43%
2025	0	0	$0.00	0%	38%	$0	0%	43%
2026 & Beyond	1	192,212	$11.68	53%	91%	$2,244,593	57%	100%
Vacant	0	32,830	$0.00	9%	100%	$0	0%	100%
Total/Wtd. Avg.	8	364,000	$11.96	100%		$3,959,829	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.  The Bucks County Technology Park Property is located in Trevose, Bucks County, Pennsylvania within the Lower Bucks submarket. According the Bureau of Labor Statistics, as of June 2015, Bucks County had an unemployment rate of 4.7% compared to 5.6% for the Philadelphia-Camden-Wilmington, PA-NJ-DE-MD metropolitan statistical area. Primary access to the Bucks County Technology Park Property is provided by the Pennsylvania Turnpike (I-276), US Route 1 and Street Road (PA Route 132). The Pennsylvania Turnpike and US Route 1 intersect approximately ½ mile southeast of the Bucks County Technology Park Property, and such interchange is the only one serving the area of Bucks County where the Bucks County Technology Park Property is located. US Route 1 is a regional highway which extends from Trenton, New Jersey to the north, down through northeast Philadelphia to I-76, which ultimately provides access to Center City Philadelphia.

Within the neighborhood and immediate area of the Bucks County Technology Park Property are several moderate income residential neighborhoods as well as commercial outlets, office parks and corporate centers and other support services and businesses. The Neshaminy Mall, a 1,062,847 SF, super-regional mall anchored by Sears, Boscov’s and Macy’s, is located two miles to the east of the Bucks County Technology Park Property. Other major retail outlets in the immediate market area include the 350,000 SF Marketplace at Neshaminy anchored by Home Depot and Target and the Bensalem Shopping Center anchored by Kohl’s.

According to the appraisal, the 2015 estimated population within a 1-, 3- and 5-mile radius is 7,441, 92,057 and 256,869, respectively. The median household income within a 1-, 3- and 5-mile radius is $64,999, $63,050 and $64,281, respectively.

According to an industry report, as of the first quarter of 2015, (i) the Lower Bucks office submarket consisted of approximately 13.7 million SF with a vacancy rate of 16.9% and an average asking rental rate of $21.87 PSF on a full-service basis, (ii) the Lower Bucks Class “B/C” office submarket consisted of approximately 10.1 million SF with a vacancy rate of 14.2% and an average asking rental rate of $19.17 PSF on a full-service basis, and (iii) the Lower Bucks flex/industrial submarket consisted of approximately 55.3 million SF with a vacancy rate of 7.2% and an average asking rental rate of $4.72 PSF on a full-service basis.

The appraiser identified three office buildings planned in the Lower Bucks submarket totaling approximately 1 million SF, all of which are 0% pre-leased and unlikely to proceed without substantial pre-leasing. Furthermore, the appraiser noted the planned office buildings are expected to be Class “A” facilities that will not compete directly with the Bucks County Technology Park Property.

The appraiser reviewed comparable office leases in Bucks County and nearby Montgomery County, Pennsylvania and comparable warehouse leases in Bucks County and concluded to annual market rents of $14 PSF on a triple net basis for office space and $7 PSF on a triple net basis for warehouse space. The appraiser reviewed recent leases for basement level office space at the Bucks County Technology Park Property and concluded to annual market rents of $10 PSF on a triple net basis for lower office space.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

The following table presents recent leasing data at eleven competitive centers to the Bucks County Technology Park Property. Six of the properties represent office comparables and five represent warehouse comparables.

Comparable Leases Summary
Property Name/Location	Comp Type	Year Built	Expense Basis	Tenant Name	Lease Start Date	Lease Size (SF)	Lease Term (Mos.)	Base Rent (PSF Ann.)	NNN Base Rent (PSF Ann.)
105 Terry Drive 105 Terry Drive, Newtown, Bucks County, PA	Office	1987	Mod. Gross	Magellan Behavioral	Feb-14	15,290	38	$21.50	$15.50
2010 Cabot Boulevard West 2010 Cabot Blvd W. Langhorne, Bucks County, PA	Office	1984	NNN	Pet Partners of Langhorne	Jul-14	17,300	84	$12.75	$12.75
900 & 1210 Northbrook Drive 900 & 1210 Northbrook Drive Bensalem, Bucks County, PA	Office	2001	Mod. Gross	Airclick	Sep-13	13,119	60	$20.00	$13.00
1150 Northbrook Drive 1150 Northbrook Drive Feasterville Trevose, Bucks County, PA	Office	2007	Gross + TE	Gamesa	Dec-12	67,117	81	$23.00	$16.00
Valley Forge Corp Center 2500-2600 Monroe Blvd Norristown, Montgomery County, PA	Office	1988	NNN	PJM Interconnection, LLC	Jul-13	45,500	166	$17.33	$17.33
2200 Byberry Road 2200 Byberry Road Upper Moreland Township Montgomery County, PA	Office	1954	NNN	Conair Corporation	Mar-14	39,807	24	$13.25	$13.25
Bonair Industrial Center 5-17, 51-57, 66-72, 67-73 Warminster, Bucks County, PA	Warehouse	1987	NNN	Rosewood Furniture Pierce Phelps	Jan-15 Nov-14	10,300 15,000	45 84	$4.95 $5.50	$4.95 $5.50
37 Bonair Drive 37 Bonair Drive Warminster, Bucks County, PA	Warehouse	1988	NNN	Rosewood Furniture	Oct-14	18,000	48	$5.15	$5.15
701 Veterans Circle 701 Veterans Circle Warminster, Bucks County, PA	Warehouse	N/A	NNN	EIC Solutions, Inc.	Apr-12	10,925	66	$7.28	$7.28
Hilltown Industrial Park 4200 Bethlehem Pike Telford, Bucks County, PA	Warehouse	1969	NNN	Admiral Metals	Oct-13	10,500	60	$6.20	$6.20
65 Steamboat Drive 65 Steamboat Drive Warminster, Bucks County, PA	Warehouse	1967	NNN	Instant Web, Inc.	Oct-12	57,544	60	$6.29	$6.29

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Bucks County Technology Park Property:

Cash Flow Analysis
	2011	2012	2013	2014	6/30/2015 TTM	UW	UW PSF
Rents in Place(1)	$4,188,678	$3,960,891	$4,491,257	$4,533,691	$4,595,443	$3,959,829	$10.88
Vacant Rent(2)	$0	$0	$0	$0	$0	$431,900	$1.19
In Place Recoveries	$3,128,320	$2,967,017	$3,116,600	$3,235,253	$3,309,686	$2,840,863	$7.80
Vacant Recoveries	$0	$0	$0	$0	$0	$255,678	$0.70
Other Income(3)	$182,959	$325,383	$167,779	$185,794	$188,732	$185,000	$0.51
Less Vacancy & Credit Loss(4)	$0	$0	$0	$0	$0	($748,827)	($2.06)
Effective Gross Income	$7,499,957	$7,253,291	$7,775,636	$7,954,738	$8,093,861	$6,924,442	$19.02
Total Operating Expenses	$3,871,194	$3,924,027	$3,873,280	$3,955,298	$3,944,781	$3,829,997	$10.52
Net Operating Income	$3,628,763	$3,329,264	$3,902,356	$3,999,440	$4,149,080	$3,094,446	$8.50
Capital Expenditures	$0	$0	$0	$0	$0	$72,800	$0.20
TI/LC	$0	$0	$0	$0	$0	$175,011	$0.48
Net Cash Flow	$3,628,763	$3,329,264	$3,902,356	$3,999,440	$4,149,080	$2,846,635	$7.82

Occupancy %	88.5%	87.4%	87.8%	91.1%	91.1%	91.0%
NOI DSCR	1.87x	1.72x	2.01x	2.06x	2.14x	1.60x
NCF DSCR	1.87x	1.72x	2.01x	2.06x	2.14x	1.47x
NOI Debt Yield	12.0%	11.0%	12.9%	13.2%	13.7%	10.2%
NCF Debt Yield	12.0%	11.0%	12.9%	13.2%	13.7%	9.4%

(1)	Underwritten Rents in Place based on the lower of in-place rents and the appraiser’s concluded market rents.

(2)	Vacant Rent is based on vacant office and storage spaces at the appraiser’s concluded market rents.

(3)	Other Income includes cafeteria subsidies paid by ASI, AllianceOne and CEI Group of $0.50 per SF to receive discount for employees, benefit for dropping off electric grid and using generators, weekend sales in parking lots, marketplace outside of cafeteria and ATM fees.

(4)	Underwritten Vacancy and Credit Loss is based on the appraiser’s conclusion of 10% versus 9% actual vacancy at the Bucks County Technology Park Property.

Escrows and Reserves.  The Bucks County Technology Park Borrower deposited $118,090 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Bucks County Technology Park Borrower deposited $149,302 in escrow for annual insurance premiums at loan origination and is required to escrow monthly 1/12 of the annual estimated insurance. The Bucks County Technology Park Borrower deposited $845,000 into a reserve for replacement costs at loan origination and is required to make monthly deposits of $6,067 into such reserve. The Bucks County Technology Park Borrower deposited $500,000 into a reserve for TI/LC costs at loan origination and is required to make monthly deposits of $14,583 into such reserve, subject to a cap of $750,000.

The Bucks County Technology Park Borrower also deposited $250,000 into a reserve (the “Debt Service Reserve”) at loan origination. So long as no default exists, if, on any payment date, there is insufficient revenue for the prior calendar month to pay the monthly debt service payment amount, the lender is required to apply funds then on deposit in the Debt Service Reserve to the payment of the monthly debt service payment amount. On the payment date following any disbursement of the Debt Service Reserve, the Bucks County Technology Park Borrower is required to replenish the amount in the Debt Service Reserve with excess cash flow until the amount in the Debt Service Reserve equals $250,000. If, after six months following any disbursement from the Debt Service Reserve, the amount in the Debt Service Reserve is not equal to $250,000, a “Debt Service Reserve Cash Management Period” (defined below) is triggered.

Upon the commencement of an “ASI Lease Sweep Period” (defined below), all excess cash will be deposited into a reserve (the “ASI Lease Sweep Reserve”). In addition, at loan origination, ASI delivered the ASI Letter of Credit to the Bucks County Technology Park Borrower which was pledged and delivered to the lender to cover certain re-tenanting costs. In the event that ASI fails to pay the required monthly rent within ten days of the due date, files for bankruptcy or surrenders, cancels or terminates its lease, the lender has the right to draw on the ASI Letter of Credit and deposit the proceeds into the ASI Lease Sweep Reserve. So long as no event of default exists, funds held in the ASI Lease Sweep Reserve are required to be used to re-tenant the ASI space.

Lockbox and Cash Management.  A hard lockbox is in place with respect to the Bucks County Technology Park Mortgage Loan. The Bucks County Technology Park Mortgage Loan has springing cash management. Provided a Cash Management Period has not commenced, funds in the lockbox account are swept daily to an account designated by the Bucks County Technology Park Borrower. During the continuance of a Cash Management Period (defined below), provided no event of default exists, funds in the lockbox account are applied on each monthly payment date to pay debt service on the Bucks County Technology Park Mortgage Loan, to fund the required reserves deposits as described above under “—Escrows and Reserves,” to disburse to the Bucks County Technology Park Borrower the amount of monthly operating expenses (not otherwise paid or reserved for in the required reserves) referenced in an annual budget approved by lender together with other amounts incurred by the Bucks County Technology Park Borrower in connection with the operation and maintenance of the Bucks County Technology Park Property approved by lender, and to remit the remainder to an account to be held by the lender as additional security for the Bucks County Technology Park Mortgage Loan.

A “Cash Management Period” will commence:

(i)	upon the occurrence of an event of default and continue until lender’s acceptance of the cure of such event of default;

(ii)	upon the debt service coverage ratio being less than 1.15x and continue until the debt service coverage ratio has been 1.15x or greater for two consecutive calendar quarters;

(iii)	upon the debt yield being less than 8.25% and continue until the debt yield has been 8.25% or greater for two consecutive calendar quarters;

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Bucks County Technology Park

(iv)	upon the commencement of an ASI Lease Sweep Period and continue until the ASI Lease Sweep Period has ended; or

(v)	upon commencement of a Debt Service Reserve Cash Management Period and continue until the Debt Service Reserve Cash Management Period has ended.

An “ASI Lease Sweep Period” will commence:

(i)	upon ASI filing for bankruptcy and continue until the bankruptcy proceeding has ended and the ASI lease has been affirmed, assumed or assigned in a manner reasonably acceptable to the lender; or

(ii)
upon ASI either failing to pay any required rental payments within 10 days of the date required under its lease, going dark or surrendering, canceling or terminating its lease or the lender’s receipt of notice of ASI’s intent to do so and continue until at least 90% of the ASI space is leased pursuant to one or more ASI Qualified Replacement Leases (defined below), and, in the lender’s judgment, sufficient funds have been accumulated in the ASI Lease Sweep Reserve (during the continuance of the subject ASI Lease Sweep Period) to cover all anticipated leasing costs, free rent periods and/or rent abatement periods set forth in all such ASI Qualified Replacement Leases.

An “ASI Qualified Replacement Lease” means a lease (x) with a term that extends at least three years beyond the maturity of the Bucks County Technology Park Mortgage Loan, and (y) on economic terms (e.g., base rent, additional rent and recoveries, tenant improvement allowances, etc.) at least as favorable to the landlord as those contained in the ASI lease being replaced.

A “Debt Service Reserve Cash Management Period” will commence on the date which is six months following any disbursement from the Debt Service Reserve and continue until the date on which the amount of funds in the Debt Service Reserve is equal to $250,000.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loans and Preferred Equity.  Not permitted.

Release of Property. Not permitted.

Terrorism Insurance.  The Bucks County Technology Park Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, both foreign and domestic.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Citrus & City Place Apartments

Mortgage Loan No. 10 – Citrus & City Place Apartments

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Citrus & City Place Apartments

Mortgage Loan No. 10 – Citrus & City Place Apartments

NORTH LAS VEGAS
North Las Vegas Airport
LAS VEGAS
DOWNTOWN
Sunrise Manor
Winchester
Spring Valley
CLARK COUNTY
Paradise
Enterprise
Jones Blvd
Carey Ave
Simmons St
Clayton St
Losee Rd
Civic Ctr. Dr
Lake Mead Blvd
Decatur Blvd
Rancho Dr
Martin Luther King Blvd
Commerce St
Owens Ave
Revere St
N. Las Vegas Blvd
North Vista Hospital
Bruce St
Eastern Ave
Mojave Rd
Pecos Rd
Lamb Blvd
Las Vegas Golf Club
Washington Ave
Las Vegas City Hall
Cashman Field Center Stadium
Bonanza Rd
Meadows Mall
Golden Nugget
Fremont St. Experience
Desert Pines Golf Club
Alta Dr
Valley Medical Center Hospital
Clark County Govt. Center
Stewart Ave
University Medical Ctr.
Las Vegas Premium Outlets
Fremont St
Charleston Blvd
College of Southern Nevada
Westland Fair
Oakey Blvd
Sahara Pavilion
Stratosphere Tower
Maryland Pkwy
St. Louis Ave
Boulder Hwy
Sahara Ave
Sahara
Karen Ave
McLeod Dr
Circus Circus
Industrial Rd
Las Vegas Blvd
Las Vegas Country Club
Arville St
Valley View Blvd
Riviera
Sunrise Medical Ctr.
Las Vegas Conv. Ctr.
Desert Inn Rd
Fashion Show Mall
Wynn Las Vegas
Wynn Golf Course
Spring Mtn. Rd
Las Vegas Natl. Country Club
Twain Ave
The Forum Shops at Caesars
Sands Ave
Sands Expo Center
The Venetian
Boulevard Mall
Rio
Flamingo Rd
Desert Springs Hospital
Sandhill Rd
Bellagio
LAS VEGAS STRIP
LAS VEGAS MONORAIL
University of Nevada - Las Vegas
Harmon Ave
City Center
Hard Rock Hotel & Casino
Thomas & Mack Center
MGM Grand
New York New York
Tropicana Ave
Excalibur
Paradise Rd
Luxor
Hacienda Ave
Mandalay Bay
McCarran International Airport
Russell Rd
Airport Connector
Sunset Rd
Bruce Woodbury Beltway
Town Square Las Vegas
Warm Springs Rd
Las Vegas Premium Outlets - South
Citrus & City Place Apartments
1 Citrus Apartments Las Vegas, NV
2 City Place Apartments Las Vegas, NV
Summerlin
HENDERSON

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Citrus & City Place Apartments

Mortgage Loan No. 10 – Citrus & City Place Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance:	$27,875,000			Location:	Las Vegas, NV
Cut-off Date Balance:	$27,875,000			General Property Type:	Multifamily
% of Initial Pool Balance:	2.4%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Omninet Capital, LLC			Year Built/Renovated(1):	Various/N/A
Mortgage Rate:	4.292%			Size(1):	568 Units
Note Date:	8/3/2015			Cut-off Date Balance per Unit:	$49,076
First Payment Date:	10/1/2015			Maturity Date Balance per Unit:	$44,832
Maturity Date:	9/1/2025			Property Manager:	Rooster Philben, Inc. (d/b/a Stout Management Company)
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$2,500,261
IO Period:	60 months			UW NOI Debt Yield:	9.0%
Seasoning:	1 month			UW NOI Debt Yield at Maturity:	9.8%
Prepayment Provisions:	LO (25); DEF (88); O (7)			UW NCF DSCR:	1.90x (IO) 1.40x (P&I)
Lockbox/Cash Mgmt Status:	Soft/Springing			Most Recent NOI:	$2,472,398 (6/30/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$2,177,902 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	$1,344,717 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy(1):	95.4% (7/3/2015)
Reserves(2)				2nd Most Recent Occupancy(1):	89.3% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(1)(3):	87.0% (12/31/2013)
RE Tax:	$48,880	$16,293	N/A	Appraised Value (as of)(1):	$38,440,000 (6/16/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	72.5%
Immediate Repairs:	$80,219	$0	N/A	Maturity Date LTV Ratio(1):	66.2%
Recurring Replacements:	$0	$13,253	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,875,000	100.0%	Loan Payoff:	$24,200,212	86.8%
			Reserves :	$129,099	0.5%
			Closing Costs:	$284,986	1.0%
			Return of Equity:	$3,260,703	11.7%
Total Sources:	$27,875,000	100.0%	Total Uses:	$27,875,000	100.0%

(1)
The Citrus & City Place Apartments Property consists of two properties known as Citrus Apartments and City Place Apartments. Citrus Apartments was built in 1991, contains 348 units, was 96.0% leased as of 7/3/2015 and had an appraised value as of 6/16/2015 of $23,000,000. City Place Apartments was built in 1975, contains 220 units, was 94.5% leased as of 7/3/2015 and had an appraised value as of 6/16/2015 of $15,440,000. Combined, the Citrus & City Place Apartments Property contains a total of 568 Units and has a combined appraised value of $38,440,000. The Occupancy figures reflect a weighted average.

(2)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(3)	Weighted average Occupancy for the first 11 months of 2013.

The Mortgage Loan.  The tenth largest mortgage loan (the “Citrus & City Place Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,875,000 secured by first priority fee mortgages encumbering a 348-unit garden-style apartment community in Las Vegas, Nevada known as Citrus Apartments (“Citrus Apartments”) and a 220-unit garden-style apartment community in Las Vegas, Nevada known as City Place Apartments (“City Place Apartments”) (together, the “Citrus & City Place Apartments Property”).

The Borrower and Sponsor.  The borrower is Omninet Southwest, LLC, a single purpose Delaware limited liability company (the “Citrus & City Place Apartments Borrower”), with at least one independent director.

The sponsor is Omninet Capital, LLC (“Omninet”), a private investment firm actively acquiring commercial real estate across the United States. Omninet’s team has years of hands-on experience across all property types, including entitlement, design, construction and management. The nonrecourse carve-out guarantors are Neil Kadisha and Benjamin Nazarian, CEO and Managing Partner, respectively of Omninet.

The Property.  The Citrus & City Place Apartments Property is comprised of Citrus Apartments and City Place Apartments, which both serve as collateral for the Citrus & City Place Apartments Mortgage Loan.

Citrus Apartments. Citrus Apartments, located at 60 North Pecos Road, Las Vegas, Nevada, is a 348-unit Class “B” garden-style apartment community built in 1991 that as of July 3, 2015 was 96.0% occupied. The units are allocated across 22 two-story buildings. Each unit contains a washer/dryer, a master bedroom walk in closet and a private patio or balcony with an exterior storage room. Common amenities include two pools, one heated spa, BBQ and picnic areas, a playground, tennis and basketball courts, separate storage for rent, and a clubhouse with a full size kitchen, fitness room and tenant lounge. Citrus Apartments includes 654 covered and open parking spaces (1.88 spaces/unit). Safety amenities include a gated entrance and ground patrol.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Citrus & City Place Apartments

Citrus Apartments is located approximately one and a half miles southeast of the Las Vegas CBD, approximately two miles east of the Las Vegas “Downtown” and approximately five miles south of Nellis Air Force Base. Citrus Apartments is proximate to Interstate Highway 515 (US Highway 93/95) which intersects with Interstate Highway 15 (Las Vegas Freeway), providing access to all portions of Las Vegas.

The 2015 estimated population within a one-, three- and file mile radius was 23,488, 233,305 and 512,058, respectively. The 2015 estimated average household income within a one-, three- and file mile radius was $35,361; $41,393 and $45,598, respectively.

The chart below shows the apartment mix at Citrus Apartments:

Citrus Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent	Total SF
1 Bedroom/1 Bath	176	50.6%	550-740	$593	114,460
2 Bedroom/2 Bath	140	40.2%	845-945	$720	124,600
3 Bedroom/2 Bath	32	9.2%	1,120	$790	35,840
Total/Avg.	348	100.0%	790	$719	274,900

Source: Appraisal

Comparable rental properties to Citrus Apartments are shown in the chart below:

Citrus Apartments Competitive Rental Property Summary
Property	Location	Distance	Total Units	Property Occupancy	Year Built	Average Unit Size SF	Average Rental Rate/Unit
Villas East	5055 E Charleston Blvd, Las Vegas	2.0 miles	160	86%	1984	908	$597
Oasis Meadows	3150 S Nellis Blvd, Las Vegas	2.8 miles	383	93%	1996	1,031	$809
Oasis Springs	451 N Nellis Blvd, Las Vegas	2.0 miles	304	92%	1988	838	$638
Corona del Sol (fka Calico Creek)	4700 E Charleston Blvd, Las Vegas	400 yards	200	88%	1980	923	$567
Stonegate	5075 Spyglass Hill Dr, Las Vegas	2.5 miles	440	92%	1990	885	$668
Sahara Gardens	4801 E Sahara Ave, Las Vegas	2.0 miles	312	85%	1983	878	$600
Ridge Falls (fka Sedona Hills)	2895 E Charleston Blvd, Las Vegas	0.5 mile	256	90%	1997	801	$648
Total/Avg.				89%		895	$647
Citrus Apartments (Subject)	60 N Pecos Rd, Las Vegas		348	96%	1991	790	$661

Source: Appraisal

City Place Apartments. City Place Apartments, located at 3150 South Decatur Boulevard, Las Vegas, Nevada, is a 220-unit Class “B-” garden-style apartment community built in 1975 that as of July 3, 2015 was 94.5% occupied. The units are allocated across 18 two-story buildings. Each unit offers a private patio or balcony. Common amenities include a pool and children’s wading pool, BBQ and picnic areas, a playground, bicycles, a clubhouse with a kitchen, fitness room and tenant lounge, and late/early-hour courtesy safety patrol. City Place Apartments includes 331 covered and open parking spaces (1.50 spaces/unit).

City Place Apartments is located in Winchester, a suburb of Las Vegas, approximately four miles southwest of the Las Vegas CBD and approximately two miles west of the Las Vegas “strip”. City Place Apartments is approximately 1.5 miles west of Interstate Highway 15 (Las Vegas Freeway) which intersects with Interstate Highway 515 (US Highway 93/95), providing access to all portions of Las Vegas.

The 2015 estimated population within a one-, three- and file mile radius was 30,590, 146,938 and 422,173, respectively. The 2015 estimated average household income within a one-, three- and file mile radius was $43,337; $51,277 and $51,549, respectively.

The chart below shows the apartment mix at City Place Apartments:

City Place Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total Units	Unit SF	Average Asking Rent	Total SF
1 Bedroom/1 Bath	56	25.5%	702	$580	39,312
2 Bedroom/1 Bath	56	25.5%	1,008	$680	56,448
2 Bedroom/1.5 Bath (Townhome)	76	34.5%	1,039	$745	78,964
3 Bedroom/2 Bath	32	14.5%	1,168	$828	37,376
Total/Avg.	220	100.0%	964	$723	212,100

Source: Appraisal

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Citrus & City Place Apartments

Comparable rental properties to City Place Apartments are shown in the chart below:

City Place Apartments Competitive Rental Property Summary
Property	Location	Distance	Total Units	Property Occupancy	Year Built	Average Unit Size SF	Average Rental Rate/Unit
Regency Place Apartments	2820 S Decatur Blvd, Las Vegas	0.5 mile	136	95%	1977	951	$731
Sandpebble Village	4480 Sirius, Las Vegas	0.3 mile	280	98%	1979	737	$600
Arbors At Decatur	2666 S Decatur Blvd, Las Vegas	0.7 mile	216	94%	1988	966	$790
Villas at Painted Desert	2851 S Decatur Blvd, Las Vegas	0.4 mile	240	95%	1980	800	$739
Emerald Park	4545 Pennwood Ave, Las Vegas	0.4 mile	300	97%	1978	650	$600
Evergreen Apartments	2950-3060 S Decatur Blvd, Las Vegas	0.3 mile	312	98%	1979	675	$576
Total/Avg.				96%		797	$673
City Place Apartments (Subject)	3150 S Decatur Blvd, Las Vegas		220	95%	1975	964	$698

Source: Appraisal

The Market.  The Citrus & City Place Apartments Property is located within the greater Las Vegas multifamily market. Citrus Apartments is located within the Northeast submarket and City Place Apartments is located within the Spring Valley submarket. Demand for all housing types in the Las Vegas market is fueled by population growth, currently in the range of approximately 2,780 net new residents per month. Unemployment in the Las Vegas MSA has continued to decrease since 2011 to an estimated 7.9% in 2014. In 2014, there were an estimated 144,366 households in the Las Vegas Market, with approximately 35% being renter-occupied. The Northeast submarket has not added any new supply since 2000 and no new projects are projected until 2016 (for which 96 units are currently scheduled). The Spring Valley submarket has not added any new supply since 2004 and no new projects are projected until 2016 (for which 102 units are currently scheduled).

The chart below shows the 2015 first quarter market and submarket statistics:

Las Vegas Market and Submarket Summary
Market or Submarket	Inventory (Buildings)	Inventory (Units)	% of Total	Asking Rent	Class B/C Vacancy%	Free Rent (months)
Spring Valley Submarket	51	12,531	9.0%	$832	1.7%	0.32
Northeast Submarket	40	8,815	6.4%	$728	10.4%	0.32
Las Vegas Market Total/Wtd Avg.	634	138,641		$856	5.2%	0.37

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Citrus & City Place Apartments Property:

Cash Flow Analysis
	2011	2012	2013	2014	6/30/2015 TTM	UW	UW per Unit
Base Rent	N/A	$4,181,379	$4,026,452	$4,333,309	$4,351,267	$4,393,811	$7,736
Other Income(1)	N/A	$94,758	$107,094	$257,347	$308,392	$275,844	$486
Utility Reimbursements	N/A	$0	$0	$84,898	$155,022	$171,862	$303
Discounts Concessions	N/A	($82,968)	($41,518)	($127,798)	($147,855)	($125,028)	($220)
Less Vacancy & Credit Loss	N/A	($1,017,479)	($509,795)	($454,389)	($359,209)	($266,408)	(6.1%)
Effective Gross Income	N/A	$3,175,690	$3,582,233	$4,093,367	$4,307,617	$4,450,081	$7,835
Total Operating Expenses	N/A	$2,216,114	$2,237,516	$1,915,465	$1,835,219	$1,949,820	$3,433
Net Operating Income	N/A	$959,576	$1,344,717	$2,177,902	$2,472,398	$2,500,261	$4,402
Capital Expenditures	N/A	$0	$0	$0	$0	$190,280	$335
Net Cash Flow	N/A	$959,576	$1,344,717	$2,177,902	$2,472,398	$2,309,981	$4,067

Occupancy %	N/A	69.6%	87.0%(2)	89.3%	95.4%(3)	94.0%
NOI DSCR	N/A	0.58x	0.81x	1.32x	1.50x	1.51x
NCF DSCR	N/A	0.58x	0.81x	1.32x	1.50x	1.40x
NOI Debt Yield	N/A	3.4%	4.8%	7.8%	8.9%	9.0%
NCF Debt Yield	N/A	3.4%	4.8%	7.8%	8.9%	8.3%

(1)	Other Income includes income from application fees, late fees, pet rent, MTM fees, non-sufficient funds fees, credit card fees, storage income, lease termination fees, cleaning fees and damage fees.

(2)	Occupancy for the first 11 months of 2013.

(3)	Occupancy as of July 3, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Citrus & City Place Apartments

Escrows and Reserves.  The Citrus & City Place Apartments Borrower deposited $48,880 in escrow for annual real estate taxes at loan origination and is required to escrow monthly 1/12 of the annual estimated tax payments. The Citrus & City Place Apartments Borrower is required to escrow monthly 1/12 of the annual estimated insurance premiums (unless the Citrus & City Place Apartments Borrower maintains an acceptable blanket insurance policy). The Citrus & City Place Apartments Borrower deposited $80,219 for immediate repairs and is required to make monthly deposits of $13,253 through September 1, 2022 and monthly deposits of $20,117 thereafter for replacement reserves.

Lockbox and Cash Management.  The Citrus & City Place Apartments Mortgage Loan has a soft lockbox with springing cash management upon the commencement of a Cash Sweep Period (as defined below). Also during a Cash Sweep Period, the Citrus & City Place Apartments Borrower will be required to deposit all excess cash with respect to the Citrus & City Place Apartments Mortgage Loan to an account to be held by the lender as additional security for the Citrus & City Place Apartments Mortgage Loan.

A “Cash Sweep Period” will commence upon the earliest of (i) an event of default and (ii) the date upon which the DSCR is less than 1.15x on a trailing 3-month basis, tested quarterly. A Cash Sweep Period will end upon, as applicable, (i) the cure or lender waiver of the event of default and (ii) the date upon which the DSCR equals or exceeds 1.15x on a trailing 3-month basis, tested quarterly.

Property Management.  The City Place Apartments Property and Citrus Apartments Property are each subject to a management agreement with Rooster Philben, Inc. d/b/a Stout Management Company (“Stout”). Stout manages 60 multifamily apartment complexes with a total of nearly 12,000 units throughout the Las Vegas Valley.

Additional Secured Indebtedness (not including trade debts).  Not permitted.

Mezzanine Loan and Preferred Equity.  Not permitted.

Release of Property.  Not permitted.

Terrorism Insurance.  The Citrus & City Place Apartments Borrower is required to obtain and maintain property insurance, public liability insurance and rental loss and/or business interruption insurance that covers perils of terrorism and acts of terrorism, provided that the Citrus & City Place Mortgage Loan documents provide for an annual terrorism premium cap of two times of the cost of the premium for a separate “Special Form” or “All Risks” policy or equivalent policy insuring only the Citrus & City Place Property on a stand-alone basis.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	644 West Putnam Avenue

Mortgage Loan No. 11 – 644 West Putnam Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$26,625,000			Location:	Greenwich, CT 06830
Cut-off Date Balance:	$26,625,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	2.3%			Detailed Property Type:	Retail/Office
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Joseph Simone; John Fareri			Year Built/Renovated:	2012/N/A
Mortgage Rate:	4.292%			Size:	36,535 SF
Note Date:	8/12/2015			Cut-off Date Balance per Unit:	$729
First Payment Date:	10/1/2015			Maturity Date Balance per Unit:	$651
Maturity Date:	9/1/2025			Property Manager:	Premier Management Services LLC
Original Term to Maturity:	120 months				(borrower related)
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	48 months			UW NOI:	$2,135,966
Seasoning:	1 months			UW NOI Debt Yield:	8.0%
Prepayment Provisions:	LO (25); DEF/YM1 (91); O (4)			UW NOI Debt Yield at Maturity:	9.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.80x (IO) 1.32x (P&I)
Additional Debt Type:	N/A			Most Recent NOI(2):	NAV
Additional Debt Balance:	N/A			2nd Most Recent NOI(2):	NAV
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(2):	NAV
Reserves				Most Recent Occupancy(2):	100.0% (8/1/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(2):	49.8% (12/31/2014)
RE Tax:	$56,493	$18,831	N/A	3rd Most Recent Occupancy(2):	45.6% (12/31/2013)
Insurance:	$0	Springing	N/A	Appraised Value (as of)(3):	$35,500,000 (11/1/2015)
Recurring Replacements:	$0	$761	N/A	Cut-off Date LTV Ratio(3):	75.0%
TI/LC:	$0	$3,045	$150,000	Maturity Date LTV Ratio(3):	67.0%
Other(1):	$3,085,460	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$26,625,000	100.0%	Loan Payoff:	$16,273,241	61.1%
			Reserves:	$3,141,953	11.8%
			Closing Costs:	$168,728	0.6%
			Return of Equity:	$7,041,079	26.4%
Total Sources:	$26,625,000	100.0%	Total Uses:	$26,625,000	100.0%

(1)	Other Reserves represent an upfront deposit of $2,577,768 into a Landlord Obligation Reserve to cover outstanding tenant improvement obligations for WestMed and Mo Co Ho Co, an upfront deposit of $267,692 into a Free Rent Reserve to cover four full months of rent for WestMed and an upfront deposit of $240,000 into a Garage Repair Reserve to cover the cost of repairing water infiltration in the underground parking garage.

(2)	Historical NOI is not available as the 644 West Putnam Avenue Property was in lease-up until 2015. Most Recent Occupancy as of August 1, 2015 includes tenants WestMed (34.8% NRA, 27.7% UW Rent) and Mo Co Ho Co (15.4% NRA, 10.9% UW Rent) which had lease start dates of May 1, 2015 and June 1, 2015, respectively. WestMed is expected to take occupancy in October 2015.

(3)	The appraised value represents the “Prospective Market Value upon Stabilization” value, which assumes the recently signed tenants WestMed and Mo Co Ho Co are in occupancy, have commenced rent payments and are not due any tenant improvement or leasing commissions. The “as is” appraised value as of June 22, 2015 is $33,700,000, which would result in a Cut-off Date LTV Ratio of 79.0%.
The Mortgage Loan.  The eleventh largest mortgage loan (the “644 West Putnam Avenue Mortgage Loan”) is evidenced by a promissory note in the original principal balance of $26,625,000 and is secured by a first priority fee mortgage encumbering a 36,535 SF mixed use, retail and office building located in Greenwich, CT (the “644 West Putnam Avenue Property”). The proceeds of the 644 West Putnam Avenue Mortgage Loan were primarily used to refinance a loan of approximately $16,273,241 secured by the 644 West Putnam Avenue Property and to return equity to the related borrower.
The Borrower and the Sponsor.  The borrower is 644 West Putnam Owner LLC (the “644 West Putnam Avenue Borrower”), a single-purpose Delaware limited liability company.  The sponsors and nonrecourse carve-out guarantors of the 644 West Putnam Avenue Property are Joseph Simone and John Fareri.  Joseph Simone is the president of Simone Development, which owns more than 100 commercial properties with more than five million square feet in the New York-New Jersey-Connecticut tri-state area.  Simone Development’s commercial properties include stand-alone Class “A” office and medical buildings, office parks, retail centers and industrial/flex buildings.  John Fareri is the CEO of Fareri Associates, LP and is also a Director of The First Bank of Greenwich.  John Fareri and his affiliated companies have developed, repositioned and/or currently own over $600 million in real estate.
The Property.  The 644 West Putnam Avenue Property consists of a two-story, Class “A” mixed use, retail and office building located in Greenwich, CT.  The 644 West Putnam Avenue Property was formerly developed as commercial property used mainly for parking and was developed by the sponsor with the current structure completed in 2012.  As of August 1, 2015, the 644 West Putnam Avenue Property was 100% leased by five tenants.  The largest tenant at the 644 West Putnam Avenue Property is CVS Pharmacy LLC (“CVS”) (14,169 SF, 38.8% of NRA, 51.9% of underwritten base rent), under a 25 year lease expiring November 2036 with six, five-year extension options.  CVS Health (NYSE: CVS) is the largest pharmacy health care provider in the Unites States and employs approximately 200,000 people in 46 states, the District of Columbia and Puerto Rico.  The lease is guaranteed
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	644 West Putnam Avenue
by CVS Health which is rated “Baa1” by Moody’s and “BBB+” by S&P.  The second and third largest tenants are WestMed (12,703 SF, 34.8% of NRA, 27.7% of underwritten base rent) under a ten year lease expiring December 2025 with two, five-year extension options and Mo Co Ho Co (5,623 SF, 15.4% of NRA, 10.9% of underwritten base rent) under a ten year lease expiring July 2025 with two, five-year extension options.  In addition, the 644 West Putnam Avenue Property has two leases for garage parking spaces.  New County Porsche of Greenwich leases 18 undesignated parking spaces on a month to month basis and PAG Greenwich M1 LLC leases 63 non-ADA parking spaces at the 644 West Putnam Avenue Property under a lease that expires in May 2016.  The 644 West Putnam Avenue Property is managed by Premier Management Services LLC, an affiliate of the 644 West Putnam Avenue borrower.
The following table presents a summary of the tenants at the 644 West Putnam Avenue Property:
Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
CVS	NR/Baa1/BBB+	14,169	39%	$1,168,952	52%	$82.50	11/30/2036
WestMed(3)	NR/NR/NR	12,703	35%	$625,369	28%	$49.23	12/15/2025
Mo Co Ho Co	NR/NR/NR	5,623	15%	$245,444	11%	$43.65	7/31/2025
Zanaic Greenwich	NR/NR/NR	2,500	7%	$132,625	6%	$53.05	2/28/2019
The Perryridge Corporation	NR/NR/NR	1,540	4%	$81,697	4%	$53.05	8/31/2017
Subtotal/Wtd. Avg.		36,535	100%	$2,254,087	100%	$61.70

Vacant Space		0	0%	$0	0%	$0.00
Total/Wtd. Avg.		36,535	100%	$2,254,087	100%	$61.70

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	WestMed has an executed lease and is expected to take occupancy in October 2015.

The following table presents certain information relating to the lease rollover schedule at the 644 West Putnam Avenue Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	1	1,540	$53.05	4%	4%	$81,697	4%	4%
2018	0	0	$0.00	0%	4%	$0	0%	4%
2019	1	2,500	$53.05	7%	11%	$132,625	6%	10%
2020	0	0	$0.00	0%	11%	$0	0%	10%
2021	0	0	$0.00	0%	11%	$0	0%	10%
2022	0	0	$0.00	0%	11%	$0	0%	10%
2023	0	0	$0.00	0%	11%	$0	0%	10%
2024	0	0	$0.00	0%	11%	$0	0%	10%
2025	2	18,326	$47.52	50%	61%	$870,813	39%	48%
2026 & Beyond	1	14,169	$82.50	39%	100%	$1,168,952	52%	100%
Vacant	0	0	$0.00	0%	100%	$0	0%	100%
Total/Wtd. Avg.	5	36,535	$61.70	100%		$2,254,087	100%

(1)	Information is based on the underwritten rent roll.
The Market.  The 644 West Putnam Avenue Property is located in Greenwich, Fairfield County, Connecticut, about 45 minutes north of New York City. The town of Greenwich has an estimated population of about 60,000 people.  According to the appraisal, the unemployment rate is 4.0% compared to 5.6% for the state of Connecticut.  The 2014 estimated population within a one-, three- and five-mile radius, was 16,258, 72,424 and 131,378, respectively.  The 2014 estimated average household income within a one-, three- and five-mile radius, was $124,096; $141,527 and $179,386, respectively.  According to the appraiser, there is no new construction in Greenwich of any material size that would compete with the 644 West Putnam Avenue Property in the near future.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	644 West Putnam Avenue
The following table presents a summary regarding comparable office rentals to the 644 West Putnam Avenue Property:

Directly Competitive Office Rental Summary
Address	Tenant Name	Lease Start Date	SF	Term (yrs)	Initial Rent PSF	Rent Steps	Lease Type
100 West Putnam Avenue Greenwich, CT	AXA	3/1/2015	15,860	NAV	$90.00	$1 annually	Modified
Greenwich Office Park 51 Weaver Street Greenwich, CT	DW Investment Mgmt.	6/1/2014	5,646	3.3	$49.00	$0.75 annually	Modified
2 Pickwick Plaza Greenwich, CT	Performance Equity	11/1/2014	9,751	1.0	$75.00	Flat	Modified
80 Field Point Road Greenwich, CT	Gillespie, Robinson & Grimm, Inc.	12/1/2013	3,852	5.0	$61.92	2% annually	Modified
33 Benedict Place Greenwich, CT	NAV	10/1/2013	35,023	10.9	$65.00	Average over the term	Modified

Source: Appraisal
The following table presents a summary regarding comparable pharmacy rentals to the 644 West Putnam Avenue Property:
Directly Competitive Pharmacy Rental Summary
Address	Tenant Name	Lease Start Date	SF	Term (yrs)	Initial Rent PSF	Rent Steps	Lease Type
Kings Crossing 330 Grasmere Avenue Fairfield, CT	CVS	7/1/2011	12,960	25.0	$60.25	5% each 5th year	Net
1201 Main Street Peekskill, NY	Walgreens	1/1/2011	11,062	25.0	$66.26	Flat	Net
Shopping Center Westchester, NY	National Pharmacy	NAV	10,171	25.0	$56.00	10% each 5th year	Net

Source: Appraisal
Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the 644 West Putnam Avenue Property:
Cash Flow Analysis(1)
	2011	2012	2013	2014	UW	UW PSF
Base Rent	N/A	N/A	N/A	N/A	$2,254,087	$61.70
Expense Reimbursements	N/A	N/A	N/A	N/A	$536,892	$14.70
Other Income	N/A	N/A	N/A	N/A	$0	$0.00
Less Vacancy & Credit Loss	N/A	N/A	N/A	N/A	($106,631)	(3.8%)
Effective Gross Income	N/A	N/A	N/A	N/A	$2,684,348	$73.47
Total Operating Expenses	N/A	N/A	N/A	N/A	$548,382	$15.01
Net Operating Income	N/A	N/A	N/A	N/A	$2,135,966	$58.46
Capital Expenditures	N/A	N/A	N/A	N/A	$9,134	$0.25
TI/LC	N/A	N/A	N/A	N/A	$39,758	$1.09
Net Cash Flow	N/A	N/A	N/A	N/A	$2,087,074	$57.13

Occupancy	N/A	N/A	N/A	N/A	96.2%
NOI DSCR	N/A	N/A	N/A	N/A	1.35x
NCF DSCR	N/A	N/A	N/A	N/A	1.32x
NOI Debt Yield	N/A	N/A	N/A	N/A	8.0%
NCF Debt Yield	N/A	N/A	N/A	N/A	7.8%

(1)	Historical NOI is not available as the 644 West Putnam Avenue Property was in lease-up until 2015.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	1800 Route 34

Mortgage Loan No. 12 – 1800 Route 34

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$23,700,000			Location:	Wall Township, NJ 07719
Cut-off Date Balance:	$23,700,000			General Property Type:	Office
% of Initial Pool Balance:	2.0%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Corbett Donato			Year Built/Renovated:	2004-2007/N/A
Mortgage Rate:	4.770%			Size:	189,836 SF
Note Date:	7/22/2015			Cut-off Date Balance per Unit:	$125
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$110
Maturity Date:	8/1/2025			Property Manager:	Donato Realty Management, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$2,377,835
Seasoning:	2 months			UW NOI Debt Yield:	10.0%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.90x (IO) 1.46x( (P&I)
Additional Debt Type:	No			Most Recent NOI:	$2,226,423 (5/31/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,366,045 (12/31/2014)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,196,367 (12/31/2013)
Reserves				Most Recent Occupancy(2):	93.3% (7/16/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	91.6% (12/31/2014)
RE Tax:	$34,795	$34,795	N/A	3rd Most Recent Occupancy:	96.2% (12/31/2013)
Insurance:	$32,679	$2,971	N/A	Appraised Value (as of):	$35,500,000 (6/5/2015)
Deferred Maintenance:	$9,375	$0	N/A	Cut-off Date LTV Ratio:	66.8%
Recurring Replacements:	$0	$2,373	N/A	Maturity Date LTV Ratio:	58.9%
TI/LC:	$145,000	$14,583	$350,000
Other(1):	$222,480	Springing	Various

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,700,000	100.0%	Loan Payoff(3):	$22,567,031	95.2%
			Reserves:	$444,329	1.9%
			Closing Costs:	$459,673	1.9%
			Return of Equity:	$228,967	1.0%
Total Sources:	$23,700,000	100.0%	Total Uses:	$23,700,000	100.0%

(1)	Commencing (i) 12 months prior to the lease expiration of French & Parrello, (ii) if French & Parrello (or 50% or more of the replacement tenants for the French & Parrello space) files bankruptcy, surrenders, cancels or terminates its lease or gives notice that it will not be exercising its renewal option or (iii) if French & Parrello goes dark or vacates, excess cash will be swept into a reserve for re-tenanting the French & Parrello space, subject to a cap of $503,385.

At loan origination, the 1800 Route 34 Borrower deposited $144,375 into a reserve for tenant improvements owed to the tenant Single Throw, Inc. and $69,605 into a reserve for the difference between full unabated rent due on Single Throw, Inc.’s entire space (including expansion space which it is not yet occupying) and the rent currently due on its original space until full unabated rent for the entire space commences. Single Throw, Inc. is expected to take occupancy of its expansion space in October 2015, and is expected to pay full unabated rent in January 2016.

At loan origination, the 1800 Route 34 Borrower deposited $5,000 into a reserve for tenant improvements owed to the tenant ANMAC Wall Lease, LLC and $3,500 into a reserve for tenant improvements owed to the tenant Roof Diagnostics Solar and Electric, LLC.

(2)	Excludes the management office (0.6% of NRA) and building café (1.8% of NRA) which were underwritten as vacant.

(3)	Loan Payoff includes defeasance costs of approximately $664,637.

The Mortgage Loan. The twelfth largest mortgage loan (the “1800 Route 34 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,700,000 secured by a first priority fee mortgage encumbering a 189,836 SF suburban office property in Wall Township, Monmouth County, New Jersey (the “1800 Route 34 Property”). The proceeds of the 1800 Route 34 Mortgage Loan were used to refinance prior mortgage loans (some of which were included in the JPMCC 2006-CB14, JPMCC 2006-LDP8, MEZZ 2006-C4 and CD 2005-CD1 transactions), fund upfront reserves, pay closing costs and return equity to the 1800 Route 34 Borrower.

The Borrower and the Sponsor. The borrowers are Donato At Wall 1, LLC, Donato Hi-Tech At Wall, L.L.C., Donato At Wall 3, LLC, and Donato At Wall 4, LLC (collectively, the “1800 Route 34 Borrower”), each a single-purpose New Jersey limited liability company. Corbett Donato, the sponsor and nonrecourse carve-out guarantor, controls and partially owns the 1800 Route 34 Borrower. Mr. Donato is the managing partner at Donato Contracting LLC, where he is responsible for property and asset management of approximately 1 million SF of office and industrial space in New Jersey. Mr. Donato has 17 years of experience in real estate.

The Property. The 1800 Route 34 Property is a 189,836 SF, Class “B” suburban office property consisting of four one-story buildings situated on an approximately 21.1 acre site in Wall Township, New Jersey, situated less than 1 mile from the intersection of Interstate 195 and the Garden State Parkway. Interstate 195 is an east-west highway which provides access to Trenton, New Jersey, approximately 39 miles away from the 1800 Route 34 Property. The Garden State Parkway is the primary north-south transportation corridor in eastern Monmouth County stretching the length of New Jersey

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	1800 Route 34

from the New York-New Jersey border to Cape May, New Jersey. The site area is a consolidation of four condominium units, of which the 1800 Route 34 Borrower has full control. There are approximately 909 surface parking spaces at the 1800 Route 34 Property. The sponsor developed the 1800 Route 34 Property in phases between 2004 and 2007 for a total cost of approximately $34 million.

The 1800 Route 34 Property was 93.3% occupied as of July 16, 2015 (excluding the management office and building café). The largest tenant, French & Parrello Assoc., P.A. (“French & Parrello”), occupying 33,559 SF (17.7% of NRA), is an engineering and environmental consulting company founded in the 1970’s, offering civil, mechanical/electrical, structural and transportation engineering, environmental and telecommunications services. French & Parrello has been headquartered at the 1800 Route 34 Property since 2005. The second largest tenant, First Financial FCU (“First Financial Credit Union”), occupying 18,596 SF (9.8% of NRA), is a member owned credit union originally founded in 1936 to serve Monmouth and Ocean Counties. First Financial Credit Union has been headquartered at the 1800 Route 34 Property since 2006. The third largest tenant, The Earle Companies, LLC (“The Earle Companies”), occupying 12,067 SF (6.4% of NRA), is a road construction company specializing in municipal road construction, highway construction and heavy construction. The Earle Companies has been headquartered at the 1800 Route 34 Property since 2010.

The following table presents a summary regarding major tenants at the 1800 Route 34 Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Rent PSF(3)(4)		Lease Expiration
Major Tenants
French & Parrello	NR/NR/NR	33,559	18%	$704,739	25%	$21.00	(5)	4/30/2021
First Financial Credit Union	NR/NR/NR	18,596	10%	$306,834	11%	$16.50		5/31/2016
The Earle Companies	NR/NR/NR	12,067	6%	$174,655	6%	$14.47		3/31/2016
KMB Design Group	NR/NR/NR	11,300	6%	$194,925	7%	$17.25		12/31/2016
Secova Securities	NR/NR/NR	10,650	6%	$183,500	7%	$17.23		8/31/2020
Subtotal/Wtd. Avg.		86,172	45%	$1,564,653	56%	$18.16

Other Tenants		90,908	48%	$1,212,150	44%	$13.33	(5)
Vacant Space(6)		12,756	7%	$0	0%	$0.00
Total/Wtd. Avg.		189,836	100%	$2,776,803	100%	$15.68

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Triple net basis.

(4)	Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

(5)	French & Parrello (18% of NRA), EPS Corporation (2% of NRA) and Tuxedo King (1% of NRA) pay rent on a modified gross basis. All other tenants pay rent on a triple net basis.

(6)	Includes the management office (0.6% of NRA) and café (1.8% of NRA) which were underwritten as vacant.

The following table presents certain information relating to the lease rollover schedule at the 1800 Route 34 Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015(4)	3	7,700	$12.71	4%	4%	$97,880	4%	4%
2016	3	41,963	$16.12	22%	26%	$676,414	24%	28%
2017	4	14,923	$12.58	8%	34%	$187,665	7%	35%
2018	2	15,899	$14.96	8%	42%	$237,840	9%	43%
2019	2	19,200	$14.79	10%	53%	$283,968	10%	53%
2020	4	33,336	$13.24	18%	70%	$441,297	16%	69%
2021	1	33,559	$21.00	18%	88%	$704,739	25%	95%
2022	0	0	$0.00	0%	88%	$0	0%	95%
2023	1	10,500	$14.00	6%	93%	$147,000	5%	100%
2024	0	0	$0.00	0%	93%	$0	0%	100%
2025	0	0	$0.00	0%	93%	$0	0%	100%
2026 & Beyond	0	0	$0.00	0%	93%	$0	0%	100%
Vacant(5)	0	12,756	$0.00	7%	100%	$0	0%	100%
Total/Wtd. Avg.	20	189,836	$15.68	100%		$2,776,803	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	The tenants rolling in 2015 were included in underwritten vacancy and credit loss.

(5)	Includes the management office (0.6% of NRA) and café (1.8% of NRA) which were underwritten as vacant.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	1800 Route 34

The Market. The 1800 Route 34 Property is located in Wall Township, Monmouth County, New Jersey within the North Garden State Parkway office submarket. According to the US Bureau of Labor Statistics, as of July 2015, Monmouth County had an unemployment rate of 5.6% compared to the state of New Jersey overall which had an unemployment of 6.3%. The largest employment sectors in Monmouth County include trade, transportation and utilities, education and health services, leisure and hospitality, government and professional and business services.

The neighborhood and immediate area of the 1800 Route 34 Property along the Route 34 corridor has been a developing office and industrial area. Industrial uses in the area are generally light in nature. There are several office parks in the area due to the convenient access to Interstate 195 and the Garden State Parkway. Area amenities include shopping facilities and restaurants located along Route 34 and Route 35 and lodging facilities in the area.

According to the appraisal, the 2015 estimated population within a 3-, 5- and 10-mile radius of the 1800 Route 34 Property is 13,807, 101,177 and 456,061, respectively. The median household income within a 3-, 5- and 10-mile radius of the 1800 Route 34 Property is $85,994, $76,022 and $69,530, respectively.

According to an industry report, as of the first quarter of 2015, the North Garden State Parkway Class “B”/”C” office submarket consisted of approximately 3.5 million SF with a vacancy rate of 15.8% and an average asking rental rate of $19.77 PSF on a full-service basis. In addition, the appraiser reviewed an additional industry report on central New Jersey which reported that as of the fourth quarter of 2014, the Monmouth County office market exhibited an overall vacancy rate of 13.3% and overall gross asking rental rate of $22.12 PSF. The appraiser reviewed comparable office leases in Monmouth County and concluded to annual market rents of $15.00 PSF on a triple net basis for space smaller than 6,000 SF and $14.50 PSF for space larger than 6,000 SF.

The following table presents recent leasing data at nine competitive properties to the 1800 Route 34 Property:

Comparable Leases Summary
Property Name/Location	Year Built	Overall Occ.	Lease Size Category	Expense Basis	Tenant Name	Lease Start Date	Lease Size (SF)	Lease Term (Mos.)	Base Rent (PSF Ann.)	NNN Base Rent (PSF Ann.)
Donato Contracting 2-12 Corbett Way Eatontown, NJ	2005	100%	< 6,000 SF > 6,000 SF	Gross + TE Gross + TE	Lotus 823 LLC Meridian Health Realty	Feb-14 Oct-12	2,986 7,615	63 60	$21.56 $24.90	$15.06 $18.40
2 Story Office 2310 Route 34 Wall Township, NJ	2001	100%	< 6,000 SF	Gross + TE	N/A	Aug-12	3,143	60	$23.50	$17.00
Shrewsbury Executive Campus 1030-1040 Broad Street Shrewsbury Borough, NJ	1984	N/A	< 6,000 SF > 6,000 SF	Gross + TE Gross + TE	Stifel Nicholas Morgan Stanley	Apr-12 Oct-12	4,976 29,987	84 108	$25.13 $23.00	$17.63 $16.50
Route 34 Office 1971 Route 34 Wall Township, NJ	2008	N/A	< 6,000 SF	Mod. Gross	1969 Route 34 LLC	Nov-13	5,410	36	$26.01	$21.01
Office/Warehouse/Industrial 151 Industrial Way E. Eatontown, NJ	1989	100%	< 6,000 SF > 6,000 SF	NNN NNN	RSI Simcom Blackhawk Management	Apr-11 Jan-13	5,656 19,716	60 85	$13.10 $11.15	$13.10 $11.15
30-40 Corbett Way 30-40 Corbett Way Eatontown, NJ	2004	93%	< 6,000 SF	Mod. Gross	Monmouth Pulmonary	Sep-14	5,766	120	$24.00	$17.50
Donato Hi-Tech Center III 1-13 Christopher Way Eatontown, NJ	2001	100%	> 6,000 SF	Gross + TE	Metro Federal - Eatontown	Apr-15	24,233	12	$24.75	$18.25
Building C Allenwood Corporate Park 1967 Route 34 Wall, NJ	2008	N/A	> 6,000 SF	Mod. Gross	AXA Equitable	Dec-11	11,994	60	$23.00	$16.50
Clayton Property 1355 Campus Pkwy. Wall Township, NJ	2002	100%	> 6,000 SF	Full Service	Meridian Health Realty	Mar-12	6,445	60	$20.00	$13.50

Source: Appraisal, Industry Report

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	1800 Route 34

Operating History and Underwritten Cash Flow. The following table presents certain information relating to the underwritten cash flow at the 1800 Route 34 Property:

Cash Flow Analysis
	2011	2012	2013	2014	5/31/2015 TTM	UW	UW PSF
Rents in Place(1)	N/A	$2,659,292	$2,640,110	$2,590,331	$2,361,097	$2,776,803	$14.63
Vacant Rent(2)	N/A	$0	$0	$0	$0	$158,326	$0.83
In Place Recoveries	N/A	$780,544	$763,602	$935,212	$908,307	$930,684	$4.90
Vacant Recoveries	N/A	$0	$0	$0	$0	$90,000	$0.47
Other Income(3)	N/A	$13,854	$78,777	$46,593	$70,379	$46,408	$0.24
Less Vacancy & Credit Loss(4)	N/A	$0	$0	$0	$0	($427,228)	($2.25)
Effective Gross Income	N/A	$3,453,690	$3,482,489	$3,572,136	$3,339,783	$3,574,993	$18.83
Total Operating Expenses	N/A	$1,025,884	$1,286,122	$1,206,091	$1,113,360	$1,197,158	$6.31
Net Operating Income	N/A	$2,427,806	$2,196,367	$2,366,045	$2,226,423	$2,377,835	$12.53
Capital Expenditures	N/A	$0	$0	$0	$0	$28,475	$0.15
TI/LC	N/A	$0	$0	$0	$0	$174,991	$0.92
Net Cash Flow	N/A	$2,427,806	$2,196,367	$2,366,045	$2,226,423	$2,174,369	$11.45

Occupancy %	N/A	96.2%	96.2%	91.6%	91.4%	93.3%
NOI DSCR	N/A	1.63x	1.48x	1.59x	1.50x	1.60x
NCF DSCR	N/A	1.63x	1.48x	1.59x	1.50x	1.46x
NOI Debt Yield	N/A	10.2%	9.3%	10.0%	9.4%	10.0%
NCF Debt Yield	N/A	10.2%	9.3%	10.0%	9.4%	9.2%

(1)	Underwritten Rents in Place based on leases in place with rent steps underwritten through January 2016.

(2)	Vacant Rent is based on vacant space and management office at the appraiser’s concluded market rent of $15 PSF and the building café space at the contract rent.

(3)	Other Income based on 2014 and consists primarily of roof rent from the solar panel operator.

(4)	Underwritten Vacancy and Credit Loss is based on an economic vacancy rate of 10.8% which includes vacant space, the management office and building café, and the three tenants rolling in 2015. Actual physical occupancy at the 1800 Route 34 Property was 93.3% as of 7/16/2015 (excluding the management office and building café).

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Lycoming Crossing Shopping Center

Mortgage Loan No. 13 – Lycoming Crossing Shopping Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	CIBC			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,600,000			Location:	Muncy Township, PA 17756
Cut-off Date Balance:	$21,600,000			General Property Type:	Retail
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Shadow Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Steven D. Brand; Jeffery C. Camp; Richard S. Powell; Patrick R. Walburn			Year Built/Renovated:	2008; 2009; 2011/N/A
Mortgage Rate:	4.750%			Size:	135,999 SF
Note Date:	7/16/2015			Cut-off Date Balance per Unit:	$159
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$146
Maturity Date:	8/1/2025			Property Manager:	Vision Properties, LLC (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,834,755
Seasoning:	2 months			UW NOI Debt Yield:	8.5%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity:	9.2%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR:	1.67x (IO) 1.28x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,510,352 (12/31/2014)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,391,300 (12/31/2013)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$1,361,154 (12/31/2012)
Reserves				Most Recent Occupancy:	97.3% (6/30/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.3% (12/31/2014)
RE Tax:	$138,942	$8,710	N/A	3rd Most Recent Occupancy:	84.4% (12/31/2013)
Insurance:	$8,978	$2,993	N/A	Appraised Value (as of):	$28,800,000 (4/10/2015)
Recurring Replacements:	$0	$1,700	N/A	Cut-off Date LTV Ratio:	75.0%
TI/LC:	$0	$6,250	$450,000	Maturity Date LTV Ratio:	69.0%
Other(1):	$0	Springing	$427,360

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,600,000	81.7%	Loan Payoff:	$26,150,634	98.9%
Equity:	$4,841,275	18.3%	Reserves:	$147,920	0.6%
			Closing Costs:	$142,722	0.5%
Total Sources:	$26,441,275	100.0%	Total Uses:	$26,441,275	100.0%

(1)	Commencing six months prior to Michael’s lease expiration date, excess cash flow is required to be swept into a reserve, subject to a cap of $427,360, for re-tenanting the Michael’s space.

The Mortgage Loan.  The thirteenth largest mortgage loan (the “Lycoming Crossing Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,600,000 secured by a first priority fee mortgage encumbering a 135,999 SF shadow anchored retail center in Muncy Township, Lycoming County, Pennsylvania (the “Lycoming Crossing Shopping Center Property”). The proceeds of the Lycoming Crossing Shopping Center Mortgage Loan were used along with equity from the Lycoming Crossing Shopping Center Borrower (defined below) to pay off existing debt, fund upfront reserves and pay closing costs.

The Borrower and the Sponsor.  The borrower is VIWY, L.P. (the “Lycoming Crossing Shopping Center Borrower”), a single-purpose Pennsylvania limited partnership. Steven D. Brand, Jeffery C. Camp, Richard S. Powell and Patrick R. Walburn, collectively, the Lycoming Crossing Shopping Center Mortgage Loan sponsors and nonrecourse carve-out guarantors, indirectly control and own the majority of the Lycoming Crossing Shopping Center Borrower. Mr. Brand, Mr. Camp, Mr. Powell and Mr. Walburn each have over 28 years of real estate experience.

The Property.  The Lycoming Crossing Shopping Center Property is a 135,999 SF retail center situated on a 36.6-acre site in Muncy Township, Lycoming County, Pennsylvania. The Lycoming Crossing Shopping Center Property consists of two main buildings which were built in 2008, a pad site occupied by Burger King which was built in 2009 and a pad site occupied by Cracker Barrel Old Country Store which was built in 2011. The Lycoming Crossing Shopping Center is shadow anchored by a 126,842 SF Target, which is not part of the collateral, but pays common area maintenance charges. Target purchased its land from an affiliate of the sponsors and developed the building it occupies. According to a third party report, sales at the Target shadow anchor were estimated to be approximately $295 PSF. According to a separate third party report, Target’s national average sales PSF for fiscal year ending January 31, 2015 were $295 PSF. As of the June 30, 2015 rent roll, the Lycoming Crossing Shopping Center Property was 97.3% occupied by 17 tenants, including national tenants such as Michael’s, Bed Bath & Beyond, Petco, Ulta Salon and Cracker Barrel Old Country Store, among others. The Gap signed a lease in April 2015 for 7,700 SF at the Lycoming Crossing Shopping Center Property for a term of 10 years at an initial annual rental rate of $18.50 PSF on a triple net basis. An additional lease was signed in June 2015 with Mariner Finance for 2,000 SF for a term of 7 years at an initial annual rental rate of $22.00 PSF on a triple net basis, which will bring occupancy to 98.7%. The Mariner Finance lease was not included in the underwritten figures as they have not taken occupancy yet.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Lycoming Crossing Shopping Center

The following table presents a summary regarding major tenants at the Lycoming Crossing Shopping Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenants
Michael’s	NR/NR/B+	21,368	16%	$283,126	14%	$13.25	2/28/2018
Bed Bath & Beyond	NR/Baa1/A-	20,402	15%	$220,546	11%	$10.81	1/31/2019
Petco	NR/B3/B	15,264	11%	$285,437	14%	$18.70	1/31/2019
Ulta Salon	NR/NR/NR	10,233	8%	$204,660	10%	$20.00	2/28/2022
Cracker Barrel Old Country Store	NR/NR/NR	8,000	6%	$112,480	6%	$14.06	10/31/2021
Subtotal/Wtd. Avg.		75,267	55%	$1,106,248	54%	$14.70
Other Tenants		56,998	42%	$929,429	46%	$16.31
Vacant Space(4)		3,734	3%	$0	0%	$0.00
Total/Wtd. Avg.		135,999	100%	$2,035,678	100%	$15.39

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Includes the 2,000 SF recently leased to Mariner Finance who has not taken occupancy yet.

The following table presents certain information relating to the lease rollover schedule at the Lycoming Crossing Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling
2015	0	0	$0.00	0%	0%	$0	0%	0%
2016	0	0	$0.00	0%	0%	$0	0%	0%
2017	0	0	$0.00	0%	0%	$0	0%	0%
2018	4	27,690	$16.27	20%	20%	$450,436	22%	22%
2019	6	54,781	$14.20	40%	61%	$777,882	38%	60%
2020	1	6,000	$7.00	4%	65%	$42,000	2%	62%
2021	2	15,537	$14.03	11%	76%	$217,998	11%	73%
2022	1	10,233	$20.00	8%	84%	$204,660	10%	83%
2023	0	0	$0.00	0%	84%	$0	0%	83%
2024	1	7,425	$13.00	5%	89%	$96,525	5%	88%
2025	1	7,700	$18.50	6%	95%	$142,450	7%	95%
2026 & Beyond	1	2,899	$35.78	2%	97%	$103,726	5%	100%
Vacant(4)	0	3,734	$0.00	3%	100%	$0	0%	100%
Total/Wtd. Avg.	17	135,999	$15.39	100%		$2,035,678	100%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease that are not considered in the lease rollover schedule.

(3)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

(4)	Includes the 2,000 SF recently leased to Mariner Finance who has not taken occupancy yet.

The Market.  The Lycoming Crossing Shopping Center Property is located in the Muncy Township, Lycoming County, Pennsylvania. The Lycoming Crossing Shopping Center Property is located just off the Lycoming Mall Road exit off of Interstate 180, the major east-west highway traveling through the market area. The retail demand in the subject neighborhood is primarily influenced by the proximity and access to well established residential communities and linkage to the local highway network which serves the immediate trade area and allows access to and from external market areas in nearby communities. In addition to the Target shadow anchor, the other draw to the Lycoming Crossing Shopping Center Property’s immediate area is Lycoming Mall, which is located directly across the street from the Lycoming Crossing Shopping Center. The subject trade area for the Lycoming Crossing Shopping Center Property, which is based on a 20-minute driving distance, includes Williamsport, Pennsylvania, which is the county seat of Lycoming County.  Outside of the Target which is shadow anchoring the Lycoming Crossing Shopping Center Property, the next closest Target location is approximately 35 miles away.

According to the appraisal, the estimated 2015 population within a three- and five-mile radius and Lycoming County was approximately 3,695, 17,324 and 116,566, respectively. The estimated 2015 estimated median household income within a three- and five-mile radius and Lycoming County was approximately $63,032, $52,182 and $48,560, respectively.

The appraiser conducted a survey of recent comparable leases within Pennsylvania and found that annual in-place rents for comparable small in-line space ranged from $15.00 PSF to $22.00 PSF, and the appraiser concluded to a market rent of $23.00. Annual in-place rents for comparable big box space ranged from $9.00 PSF to $18.00 PSF, and the appraiser concluded to a market rent of $13.50 PSF. Annual in-place rents for comparable medium in-line space ranged from $13.18 PSF to $20.00 PSF, and the appraiser concluded to a market rent of $17.00 PSF. Annual in-place rents for comparable ground leased space ranged from $9.60 PSF to $26.78 PSF, and the appraiser concluded to a market rent of $20.00 PSF. The appraiser concluded to a vacancy and collection loss factor of 5.5%. The Lycoming Crossing Shopping Center Property is not located in a retail  as typically used by an appraisal for the purpose of determining overall market and submarket rents and vacancy rates.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Lycoming Crossing Shopping Center

The following table presents a summary of six primary competitive centers to the Lycoming Crossing Shopping Center Property within Lycoming County:

Competitive Property Summary
Property Name	Address	Distance from Subject	Year Built/ Renovated	Overall Occ	Size (SF)	Major Tenants
Lycoming Mall	300 Lycoming Mall Circle Muncy, PA	1 mile	1978/1990	94%	835,000	Bon Ton, Macy’s, Sears, Burlington Coat Factory
Loyal Plaza	1875-1969 E. Third Street Williamsport, PA	8 miles	2009	96%	288,975	Giant, Kmart
Parkview Center	801 Loyalsock Avenue Montoursville, PA	6 miles	N/A	98%	345,619	Walmart, Weis Markets, Lowe’s
Wegman’s	201 William Street Williamsport, PA	11 miles	~1980	100%	200,000	Wegman’s
Sam’s Club	611 Lycoming Mall Circle Muncy, PA	1 mile	N/A	100%	100,000	Sam’s Club
Weis Markets	305 River Avenue Williamsport, PA	10 miles	N/A	100%	50,000	Weis Markets

Source: Appraisal

Operating History and Underwritten Cash Flow.  The following table presents certain information relating to the underwritten cash flow at the Lycoming Crossing Shopping Center Property:

Cash Flow Analysis
	2010	2011	2012	2013	2014	UW	UW PSF
Base Rent(1)	$1,641,770	$1,557,059	$1,641,163	$1,700,911	$1,843,168	$2,035,678	$14.97
Vacant Rent	$0	$0	$0	$0	$0	$96,020	$0.71
Total Recoveries	$325,472	$315,060	$376,692	$395,947	$447,790	$530,341	$3.90
Other Income	$83	$137,992	$0	$1,389	($1)	$0	$0.00
Vacancy & Credit Loss(2)	$0	$0	$0	$0	$0	($146,412)	($1.08)
Effective Gross Income	$1,967,325	$2,010,111	$2,017,855	$2,098,247	$2,290,957	$2,515,626	$18.50
Total Operating Expenses	$548,478	$668,449	$656,701	$706,947	$780,605	$680,871	$5.01
Net Operating Income	$1,418,847	$1,341,661	$1,361,154	$1,391,300	$1,510,352	$1,834,756	$13.49
Capital Expenditures	$0	$0	$0	$0	$0	$20,400	$0.15
TI/LC	$0	$0	$0	$0	$0	$77,519	$0.57
Net Cash Flow	$1,418,847	$1,341,661	$1,361,154	$1,391,300	$1,510,352	$1,736,836	$12.77

Occupancy %(3)	84.4%	75.8%	75.8%	84.4%	97.3%	97.3%
NOI DSCR	1.05x	0.99x	1.01x	1.03x	1.12x	1.36x
NCF DSCR	1.05x	0.99x	1.01x	1.03x	1.12x	1.28x
NOI Debt Yield	6.6%	6.2%	6.3%	6.4%	7.0%	8.5%
NCF Debt Yield	6.6%	6.2%	6.3%	6.4%	7.0%	8.0%

(1)	Underwritten Base Rent is based on leases in place, with scheduled rent increases for Aspen Dental Management, Inc. which occurs October 2015 and Five Below, Inc. which occurs August 2016.

(2)	Vacancy & Credit Loss based on an economic vacancy factor of 5.5%, which is greater than the actual physical vacancy of 2.7%, which includes 2,000 SF leased to but not yet occupied by Mariner Finance.

(3)	In 2009, a former tenant, Circuit City (20, 176 SF), vacated after filing bankruptcy. The sponsors were able to fill the majority of the space vacated by Circuit City with Ulta Salon and Five Below in 2011. In addition, when Circuit City vacated, a former tenant, Ross Dress For Less (“Ross”) (28,000 SF), claimed a co-tenancy clause was triggered that allowed it to pay percentage rent in lieu of base rent. In November 2011, Ross vacated its space after the sponsors terminated its lease when attempts to negotiate a revised base rent with Ross did not come to fruition. The majority of the space that Ross vacated was later backfilled by Lumber Liquidators and Cato Fashions in 2013, Dress Barn, Misses & Woman in 2014 and The Gap in 2015.
This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	The Gateway at Summerset Apartments

Mortgage Loan No. 14 – The Gateway at Summerset Apartments

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,500,000			Location:	Pittsburgh, PA 15217
Cut-off Date Balance:	$21,500,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Garden
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Richard K. Barnhardt; Mark H. Dambly			Year Built/Renovated:	2013/N/A
Mortgage Rate:	4.372%			Size:	131 Units
Note Date:	7/29/2015			Cut-off Date Balance per Unit:	$164,122
First Payment Date:	9/1/2015			Maturity Date Balance per Unit:	$143,523
Maturity Date:	8/1/2025			Property Manager:	Pennrose Management Company
Original Term to Maturity:	120 months			Underwriting and Financial Information
Original Amortization Term:	360 months			UW NOI:	$1,678,652
IO Period:	36 months			UW NOI Debt Yield:	7.8%
Seasoning:	2 months			UW NOI Debt Yield at Maturity:	8.9%
Prepayment Provisions:	LO (26); DEF (90); O (4)			UW NCF DSCR:	1.73x (IO) 1.28x (P&I)
Lockbox/Cash Mgmt Status:	Springing/Springing			Most Recent NOI:	$1,414,746 (6/30/2015 TTM)
Additional Debt Type:	N/A			2nd Most Recent NOI:	$1,370,595 (12/31/2014)
Additional Debt Balance:	N/A			3rd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			Most Recent Occupancy:	96.2% (7/15/2015)
Reserves				2nd Most Recent Occupancy:	88.6% (12/31/2014)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	N/A
RE Tax:	$163,130	$24,013	N/A	Appraised Value (as of):	$28,600,000 (6/11/2015)
Insurance:	$0	Springing	N/A	Cut-off Date LTV Ratio:	75.2%
Recurring Replacements:	$0	$2,729	N/A	Maturity Date LTV Ratio:	65.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,500,000	100.0%	Loan Payoff:	$16,924,910	78.7%
			Reserves:	$163,130	0.8%
			Closing Costs:	$330,152	1.5%
			Return of Equity:	$4,081,808	19.0%
Total Sources:	$21,500,000	100.0%	Total Uses:	$21,500,000	100.0%

The Mortgage Loan.  The fourteenth largest mortgage loan (“The Gateway at Summerset Apartments Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,500,000 secured by a first priority fee mortgage encumbering a Class “A”, 131-unit garden-style apartment community in Pittsburgh, Pennsylvania (“The Gateway at Summerset Apartments Property”).

The Borrower and Sponsor.  The borrower is Summerset II Associates, L.P., a single purpose Pennsylvania limited partnership (the “Gateway at Summerset Apartments Borrower”). The Gateway at Summerset Apartments Mortgage Loan sponsors and nonrecourse carve-out guarantors are Richard K. Barnhardt and Mark H. Dambly. Richard K. Barnhardt is the chairman and CEO of Pennrose Properties, one of the nation’s largest producers of affordable housing for families and seniors. Pennrose Properties has developed and continues to own and manage over 11,000 rental apartment units.

The Property.  The Gateway at Summerset Apartments Property is a Class “A”, 131-unit garden-style apartment community consisting of five, three-story buildings located in Pittsburgh, Pennsylvania. The Gateway at Summerset Apartments Property was recently developed in 2013 by the sponsor for a total acquisition and construction cost of $20.4 million.

The Gateway at Summerset Apartments Property is located at the west entrance of a larger master planned community known as Summerset at Frick Park, which was created through the efforts of the Urban Redevelopment Authority of Pittsburgh (URA) to convert a former industrial steel site into a residential development. Summerset at Frick Park began development in 2001 and features a central community center, fitness center, pool, playground and basketball courts as well as small parks and walking trails.

The unit mix at The Gateway at Summerset Apartments Property consists of 52 one-bedroom/one-bathroom units containing 768 SF, 20 two-bedroom/two-bathroom units containing 1,051 SF and 59 two-bedroom/two-bathroom units containing 1,258 SF. The units at The Gateway at Summerset Apartments Property include patios/balconies, dishwashers, in-unit washer/dryers, central air conditioning and walk-in closets. As of July 15, 2015, The Gateway at Summerset Apartments Property was 96.2% occupied.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	The Gateway at Summerset Apartments

The chart below shows the apartment mix at The Gateway at Summerset Apartments:

The Gateway at Summerset Apartments Unit Mix Summary
Floor Plan	No. of Units	% of Total	SF	Total SF
1 Bedroom	52	39.7%	768	39,936
2 Bedroom A	20	15.3%	1,051	21,020
2 Bedroom B	59	45.0%	1,258	74,222
Total/Avg.	131	100.0%	1,032	135,178

Source: Appraisal

The Market.  The Gateway at Summerset Apartments Property is located in the Pittsburgh market and the Bellefield/Shadyside submarket and is approximately four and a half miles east of Downtown Pittsburgh in Allegheny County. The population within a one-, three-, and five-mile radius of The Gateway at Summerset Apartments Property is 14,560, 153,149, and 353,068, respectively. The average household income within a one-, three-, and five-mile radius of The Gateway at Summerset Apartments Property is $50,421, $42,413, and $40,758, respectively. The largest private employers in Alleghany County include UPMC Health System (42,900), University of Pittsburgh (12,450) and Giant Eagle (12,000).  As of May 2015, the Bellefield/Shadyside submarket had a total inventory of 19,846 units, average vacancy of 3.4% and an average asking rate of $1,052.

Comparable rental properties to The Gateway at Summerset Apartments are shown in the chart below:

Competitive Property Summary
Property	Location	Total Units	Property Occupancy	Year Built	Average Unit Size SF	Average Rental Rate/Unit
Reserve at Summerset	1123 Frick Lane, Pittsburgh	40	92%	2003	1,098	$1,726
The Waterfront	611 E. Waterfront Dr., Munhall Borough	235	NAV	2001	1,049	NAV
Walnut on Highland	121‐125 S. Highland, Pittsburgh	117	100%	2013	1,181	$1,372
Shadyside Commons	401 Amberson Ave., Pittsburgh	148	99%	1903	799	$1,540
Bakery Living	6480 Living Place, Pittsburgh	171	99%	2014	NAV	NAV
Lot 24 Apartments	2404 Railroad Street, Pittsburgh	96	99%	2012	NAV	$1,497
Total/Avg.			99%		1,013	$1,499
The Gateway at Summerset Apartments (Subject)	1876 Parkview Boulevard, Pittsburgh	131	96%	2013	1,032	$1,721

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at The Gateway at Summerset Apartments Property:

Cash Flow Analysis(1)
	2011	2012	2013	2014	6/30/2015 TTM	UW	UW per Unit
Base Rent	N/A	N/A	N/A	$2,670,954	$2,672,403	$2,731,152	$20,848
Other Income(2)	N/A	N/A	N/A	$65,222	$69,714	$69,714	$532
Discounts or Concessions	N/A	N/A	N/A	($54,611)	($16,398)	($0)	($0)
Less Vacancy & Credit Loss	N/A	N/A	N/A	($299,899)	($107,524)	($182,671)	(6.7%)
Effective Gross Income	N/A	N/A	N/A	$2,381,666	$2,618,195	$2,618,195	$19,986
Total Operating Expenses	N/A	N/A	N/A	$1,011,071	$1,203,449	$939,543	$7,172
Net Operating Income	N/A	N/A	N/A	$1,370,595	$1,414,746	$1,678,652	$12,814
Capital Expenditures	N/A	N/A	N/A	$0	$35,474	$32,750	$250
Net Cash Flow	N/A	N/A	N/A	$1,370,595	$1,379,272	$1,645,902	$12,564

Occupancy %	N/A	N/A	N/A	88.6%	96.2%(3)	93.3%
NOI DSCR	N/A	N/A	N/A	1.06x	1.10x	1.30x
NCF DSCR	N/A	N/A	N/A	1.06x	1.07x	1.28x
NOI Debt Yield	N/A	N/A	N/A	6.4%	6.6%	7.8%
NCF Debt Yield	N/A	N/A	N/A	6.4%	6.4%	7.7%

(1)	Historical financials are not available as The Gateway at Summerset Apartments Property was constructed in 2013.

(2)	Other Income includes income from Utility Reimbursements, Parking Income, Repairs & Services Income, Damage Collections, Pet Fees, and Application Fees.

(3)	Based on rent rolls dated July 15, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Uptown Crossing

Mortgage Loan No. 15 – Uptown Crossing

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	SMF III			Single Asset/Portfolio:	Single Asset
Original Balance:	$21,000,000			Location:	Normal, IL 61761
Cut-off Date Balance:	$21,000,000			General Property Type:	Mixed Use
% of Initial Pool Balance:	1.8%			Detailed Property Type:	Student/Retail/Office
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Chad M. Packard; Beau H. Jaussi; Robert			Year Built/Renovated:	2010/N/A
	Carter Packard			Size(1):	126,155 SF
Mortgage Rate:	4.286%			Cut-off Date Balance per Unit:	$166
Note Date:	6/17/2015			Maturity Date Balance per Unit:	$152
First Payment Date:	8/6/2015			Property Manager:	Cardinal Group Management Midwest
Maturity Date:	7/6/2025				LLC
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI:	$1,804,902
Seasoning:	3 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions:	LO (27); DEF (89); O (4)			UW NOI Debt Yield at Maturity:	9.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.86x (IO) 1.36x (P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$1,863,091 (4/30/2015 TTM)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$1,869,859 (12/31/2014)
Future Debt Permitted (Type):	Yes (Mezzanine)			3rd Most Recent NOI:	$1,950,730 (12/31/2013)
Reserves				Most Recent Occupancy(1):	97.8% (6/15/2015)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(1):	100.0% (12/31/2014)
RE Tax:	$152,639	$25,440	N/A	3rd Most Recent Occupancy(1):	100.0% (12/31/2013)
Insurance:	$9,770	$2,443	N/A	Appraised Value (as of):	$28,000,000 (4/27/2015)
Recurring Replacements(2):	$0	$4,638	$141,750	Cut-off Date LTV Ratio:	75.0%
TI/LC:	$0	$4,668	N/A	Maturity Date LTV Ratio:	68.5%
Other:	$0	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$21,000,000	73.7%	Purchase Price:	$27,600,000	96.9%
Borrower Equity:	$7,497,241	26.3%	Reserves:	$162,409	0.6%
			Closing Costs:	$734,832	2.6%
Total Sources:	$28,497,241	100.0%	Total Uses:	$28,497,241	100.0%

(1)	The Uptown Crossing Property is comprised of 135 student housing units totaling 70,134 SF and 56,021 SF of first and second floor retail and office space. Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy reflect occupancy for the student housing space. The commercial space was 100.0% occupied in 2013 and 2014, and was 96.5% occupied as of June 16, 2015 as provided by the Uptown Crossing Borrower. The Uptown Crossing Borrower is permitted to make alterations and additions to the Uptown Crossing Property in connection with the conversion of space currently leased by Illinois State University, representing approximately 63% of the commercial space, into residential space used for student rental housing, subject to the satisfaction of certain conditions, including but not limited to the Uptown Crossing Borrower’s prompt payment of all costs associated with such conversion and the Uptown Crossing Property’s compliance with applicable zoning laws.

(2)	The Uptown Crossing Borrower is required to escrow $3,937.50 monthly for recurring replacements related to the student housing space up to a cap of $141,750. The Uptown Crossing Borrower is also required to escrow $700.26 monthly for recurring replacements related to the commercial and office space throughout the term of the Uptown Crossing Mortgage Loan.

The Mortgage Loan.  The fifteenth largest mortgage loan (the “Uptown Crossing Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,000,000 and is secured by a first priority fee mortgage encumbering a mixed use property located in Normal, Illinois (the “Uptown Crossing Property”). The proceeds of the Uptown Crossing Mortgage Loan were primarily used to acquire the Uptown Crossing Property, fund reserves and pay closing costs.

The Borrower and Sponsors.  The borrower is MCP Uptown Owner, LLC (the “Uptown Crossing Borrower”), a single-purpose Delaware limited liability company. The sponsors and non-recourse carve-out guarantors are Chad M. Packard, Beau H. Jaussi and Robert Carter Packard. Mr. Jaussi is the founder and principal of The Mareau Group. The Mareau Group is an investment firm focused on buying student housing properties. The Uptown Crossing Property is managed by Cardinal Group Management Midwest LLC, a fully integrated real estate investment, construction, development and management firm with investments throughout the United States.

The Property.  The Uptown Crossing Property, located at 100 South Fell Avenue, Normal, Illinois, consists of 135 student housing units and 56,021 SF of retail and office space. The student housing space at the Uptown Crossing Property was 97.8% leased as of June 15, 2015, while the retail and office space was 96.5% leased as of June 16, 2015. The Uptown Crossing Property was originally constructed in 2010. Student housing units, located on the third, fourth and fifth floors of the Uptown Crossing Property, feature washers and dryers, GE Profile appliances, wall mounted LCD HDTVs, granite counter tops and private balconies. The Uptown Crossing Property’s amenities include a fitness center, a study lounge and underground heated garage with 120 parking spaces. The average unit size at the Uptown Crossing Property is 520 SF. The Uptown Crossing Property is located along South Fell Avenue, a primary, two-way street. South Fell Avenue runs along the eastern boundary of the Illinois State University (“ISU”) campus and connects to the Bloomington, Illinois central business district approximately three miles south of the Uptown Crossing Property. The Uptown Crossing Property is

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Uptown Crossing

located approximately two blocks west of the Bloomington-Normal Amtrak station, and 2.5 miles south of I-55, which provides access to St. Louis, Missouri to the south, and Chicago, Illinois to the north. In addition, the Uptown Crossing Property is located along the ISU bus line with three stops located within one-block of the Uptown Crossing Property. The retail and office portion of the space is leased to a mix of credit and regional tenants including CVS/Caremark and ISU.

The chart below shows the apartment mix at the Uptown Crossing Property:

Unit Mix Summary
Floor Plan	No. of Units	% of Total	SF	Total SF
1 Bedroom/1 Bath	42	31%	394	16,548
1 Bedroom/1 Bath (Luxury)	18	13%	477	8,586
2 Bedroom/1 Bath	75	56%	600	45,000
Total/Average	135	100%	520	70,134

The following table presents a summary regarding the tenants at the Uptown Crossing Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	2014 Sales PSF
Anchor/Major Tenants
Illinois State University(3)	NR/NR/NR	35,499	63%	$570,590	59%	$16.07	(4)	N/A
CVS/Caremark	NR/Baa1/BBB+	13,109	23%	$281,844	29%	$21.50	7/31/2020	N/A
Merry Ann’s Diner	NR/NR/NR	2,361	4%	$69,678	7%	$29.51	2/28/2021	N/A
Apricot Lane	NR/NR/NR	2,000	4%	$42,000	4%	$21.00	9/30/2020	N/A
Leasing Office	NR/NR/NR	1,102	2%	N/A	N/A	N/A	N/A	N/A
Subtotal/Wtd. Avg.		54,071	97%	$964,112	100%	$17.83

Vacant Space		1,950	3%	$0	0%	$0.00
Total/Wtd. Avg.		56,021	100%	$964,112	100%	$17.83

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Illinois State University has the right to terminate its lease in any fiscal year the Illinois General Assembly fails to appropriate the necessary funds.

(4)	Illinois State University has a lease for 4,172 SF of space with an expiration date of October 31, 2017. The remaining 31,327 SF of space has an expiration date of May 31, 2020.

The Market.  The Uptown Crossing Property is located in Normal, McLean County, Illinois, within the Bloomington - Normal, Illinois metropolitan statistical area. The main demand driver in the Uptown Crossing Property’s market is Illinois State University. Founded in 1857, ISU is the oldest public university in Illinois. The ISU main campus, which is adjacent to the Uptown Crossing Property, occupying 1,000 acres, consists of more than 140 buildings. As of September 2015, the school’s enrollment was 20,788, with 18,423 undergraduate students. The 2014 population and average household income within a three-mile radius of the Uptown Crossing Property were 88,607 people and $67,244, respectively. The appraisal noted that there was no incoming supply of competitive properties planned. The appraiser identified five student housing properties that compete directly with the Uptown Crossing Property. Inclusive of the Uptown Crossing Property, the competitive set includes 536 units with 1,454 beds and an average occupancy of 95.8%. The five properties range in size from 27 to 481 beds and occupancy levels range from 82.0% to 100.0%. Rental rates range from $995 per unit for studio apartments to $3,000 per unit for 4BR/4BA units. The appraiser identified six comparable CVS-tenanted properties in Illinois and Indiana. All six were located in typical built-to-suit free standing CVS buildings and rents PSF ranged from $18.85 to $24.56, with an average rent of $22.81. The appraiser concluded a market rent for CVS space of $22.00 PSF, which is approximately 2.3% higher than CVS/Caremark is paying at the Uptown Crossing Property. The appraiser identified five comparable in-line retail rentals in the immediate Normal area. All five were located in buildings similar to the Uptown Crossing Property and rents PSF ranged from $16.00 to $39.60, with an average rent of $28.28. The appraiser concluded a market rent for in-line space of $24.00 PSF, which is approximately 3.3% lower than what in-line tenants are paying at the Uptown Crossing Property. The appraiser also identified five comparable office rentals in campus oriented cities in Illinois and Indiana. All five were located in Class “A” buildings and were smaller than the Uptown Crossing Property spaces. Rents PSF ranged from $12.00 to $19.50, with an average rent of $15.40. The appraiser concluded a market rent for in-line space of $13.00 PSF based on ISU’s lease having larger than average space which is well suited for the current use.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25	Uptown Crossing

Comparable student housing rental properties to the Uptown Crossing Property are presented in the table below.

Competitive Property Summary
Property Name/Address	Year Built	Units	Occupancy	Unit Type	Unit Size (SF)	Quoted Rent per Month	Concessions
Uptown North 102 West College Avenue Normal, IL	2013	39	99%	Studio 2 BR/2 BA 2 BR/2.5 BA 3 BR/3.5 BA	614 1,010 1,046 1,318	$995 $1,158 $1,478 $2,097	None
1010 Lofts on Main 1010 Main Street Normal, Illinois	2011	65	100%	2 BR/2 BA 3 BR/3 BA 4 BR/4 BA 4 BR/4.5 BA	904 1,235 1,495 1,700	$1,378 $1,947 $2,392 $2,540	None
The Edge on Hovey 800 West Hovey Avenue Normal, Illinois	2005	125	82%	2 BR/2 BA 3 BR/3 BA 4 BR/4 BA	909 1,114 1,520	$1,592 $2,058 $2,596	None
The Flats on Main 701 South Main Normal, Illinois	2011	154	98%	1 BR/1 BA 2 BR/2 BA 3 BR/3 BA 4 BR/4 BA	600 798 1,300 1,400	$1,300 $1,600 $2,250 $3,000	None
The Colburn 602 Kingsley Street Normal, Illinois	2011	18	96%	1 BR/1 BA 2 BR/2 BA	620 800	$1,045 $1,350	None

Source: Appraisal

Operating History and Underwritten Net Cash Flow.  The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Uptown Crossing Property:

Cash Flow Analysis
	2011	2012	2013	2014	4/30/2015 TTM	UW	UW PSF
Residential Base Rent	N/A	$1,558,744	$1,590,358	$1,623,057	$1,613,655	$1,639,860	$13.00
Commercial Base Rent	N/A	$856,121	$973,322	$947,039	$1,002,550	$1,007,012	$7.98
Total Recoveries	N/A	$166,845	$200,792	$197,410	$193,514	$217,275	$1.72
Other Income(1)	N/A	$95,677	$103,998	$93,180	$88,622	$87,355	$0.69
Discounts Concessions	N/A	$0	$0	$0	$0	$0	$0.00
Less Residential Vacancy & Credit Loss	N/A	($5,565)	($16,909)	($13,593)	($12,446)	($81,993)	($0.65)
Less Commercial Vacancy & Credit Loss	N/A	$0	$0	($1,241)	($1,241)	($50,351)	($0.40)
Effective Gross Income	N/A	$2,671,822	$2,851,561	$2,845,851	$2,884,654	$2,819,158	$22.35
Total Operating Expenses	N/A	$928,657	$900,831	$975,992	$1,021,563	$1,014,256	$8.04
Net Operating Income	N/A	$1,743,165	$1,950,730	$1,869,859	$1,863,091	$1,804,902	$14.31
Capital Expenditures	N/A	$0	$0	$0	$0	$55,653	$0.44
TI/LC	N/A	$0	$0	$0	$0	$56,021	$0.44
Net Cash Flow	N/A	$1,743,165	$1,950,730	$1,869,859	$1,863,091	$1,693,228	$13.42

Occupancy %(2)(3)	N/A	N/A	100.0%	100.0%	97.8%	95.4%
NOI DSCR	N/A	1.40x	1.57x	1.50x	1.50x	1.45x
NCF DSCR	N/A	1.40x	1.57x	1.50x	1.50x	1.36x
NOI Debt Yield	N/A	8.3%	9.3%	8.9%	8.9%	8.6%
NCF Debt Yield	N/A	8.3%	9.3%	8.9%	8.9%	8.1%
_____________________
(1)	Other Income includes income includes parking income and miscellaneous fees.

(2)	As provided by the Uptown Crossing Borrower.

(3)	Represents the student housing space. 4/30/2015 TTM occupancy is based on the student housing rent roll dated June 15, 2015. The commercial space was 100% occupied in 2012, 2013 and 2014. The commercial space was 96.5% leased as of June 16, 2015.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.

MSBAM 2015-C25

This Term Sheet was prepared by sales, trading, banking or other non-research personnel of one of the following (or an affiliate thereof):  Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), CIBC World Markets Corp. (together with its affiliates, “CIBCWM”) or Drexel Hamilton, LLC (together with its affiliates, “Drexel” and, collectively with BofA Merrill Lynch, Morgan Stanley and CIBCWM, the “Underwriters”). This Term Sheet was not produced by an Underwriter’s research analyst, although it may refer to and Underwriter’s research analyst or research report.  Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.
This Term Sheet may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein.  The trading desk of any Underwriter may have accumulated a position in the subject securities/instruments based on the information contained herein.  Trading desk Term Sheets are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.
The securities/instruments discussed in this Term Sheet may not be suitable for all investors. This Term Sheet has been prepared for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this Term Sheet. This Term Sheet does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this Term Sheet as only a single factor in making an investment decision.
The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by one or more Underwriters that has been compiled so as not to identify the underlying transactions of any particular customer.
Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, “tax structure” is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.
In the United Kingdom, this Term Sheet is only being distributed to, and is directed only at, persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals in accordance with Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)), or (ii) are high net worth companies, unincorporated associations, partnerships or trustees in accordance with Article 49(2) of the Order (all such persons together being referred to as “relevant persons”). This Term Sheet must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this Term Sheet relates is available only to relevant persons and will be engaged in only with relevant persons.
THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS EXCHANGE ACT OF JAPAN (LAW NO. 25 OF 1948, AS AMENDED (THE “FIEL”)), AND EACH OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MORGAN STANLEY & CO. LLC, CIBC WORLD MARKETS CORP. AND DREXEL HAMILTON, LLC HAS AGREED THAT IT WILL NOT OFFER OR SELL ANY OFFERED CERTIFICATES, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY JAPANESE PERSON, OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO ANY JAPANESE PERSON, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND ANY OTHER APPLICABLE LAWS AND REGULATIONS. FOR THE PURPOSES OF THIS PARAGRAPH, “JAPANESE PERSON” SHALL MEAN ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS AND REGULATIONS OF JAPAN.

This is not a research report and was not prepared by the Underwriters’ research departments. Please see additional important information and qualifications at the end of this Term Sheet.